Exhibit 10.9

Subscription Agreement

by and among

Finn Investment Pte Ltd,

Fortis Inc.,

FortisUS Inc.,

ITC Investment Holdings Inc.

and

Element Acquisition Sub Inc.

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ANNEXES

Annex A:	Form of Shareholders’ Agreement
Annex B:	Initial ITC Investments Bylaws
Annex C:	Initial ITC Bylaws
Annex D:	Form of Tax Sharing Agreement
Annex E:	Shareholder Note Document Term Sheet

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This SUBSCRIPTION AGREEMENT (this “Agreement”), by and among Finn Investment Pte Ltd, a Singapore private limited company (the “Investor”), Fortis Inc., a corporation organized under the laws of Newfoundland and Labrador (“Fortis”), FortisUS Inc., a Delaware corporation (“FortisUS”), ITC Investment Holdings Inc., a Michigan corporation ( “ITC Investments”), and Element Acquisition Inc., a Michigan corporation (“Merger Sub” and, together with Investor, Fortis, FortisUS and ITC Investments, the “Parties”), is dated as of April 20, 2016.

W I T N E S S E T H

WHEREAS, on February 9, 2016, Fortis, FortisUS, Merger Sub, and ITC Holdings Corp., a Michigan corporation (“ITC”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which Merger Sub will merge with and into ITC (the “Merger”);

WHEREAS, on the date hereof, FortisUS assigned to ITC Investments its rights and obligations under the Merger Agreement, subject to certain exceptions;

WHEREAS, on the date hereof, FortisUS directly owns 100% of ITC Investments Common Stock;

WHEREAS, on the date hereof, ITC Investments directly owns 100% of Merger Sub Common Stock;

WHEREAS, upon the effectiveness of the Merger, the separate corporate existence of Merger Sub will cease and the Surviving Corporation will be the surviving corporation in the Merger;

WHEREAS, immediately following the consummation of the Merger, ITC will issue Surviving Corporation Common Stock to ITC Investments in accordance with Section 2.1(c)(ii) of the Merger Agreement;

WHEREAS, immediately following the consummation of the Merger, the conversion of the Merger Sub Common Stock into Surviving Corporation Common Stock in connection therewith, and the issuance of Surviving Corporation Common Stock to ITC Investments as aforesaid, ITC Investments will own 100% of ITC; and

WHEREAS, subject to the terms and conditions of this Agreement, immediately prior to the occurrence of the Merger, Investor desires to subscribe for and purchase from ITC Investments shares of ITC Investments Common Stock.

NOW, THEREFORE, in consideration of the premises set forth above and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE I

CERTAIN DEFINITIONS

Section 1.1.                                 Definitions.  For purposes of this Agreement, the following terms shall have the following meanings:

“Affiliate” has the meaning set forth in the Merger Agreement; provided, however, that no entity other than GIC Pte Ltd (or any successor thereto or assignee of all or a substantial portion of the business or assets thereof) and its subsidiaries and entities managed or advised by GIC Pte Ltd (or any successor thereto or assignee of all or a substantial portion of the business or assets thereof) and its subsidiaries shall be deemed an Affiliate of the Investor hereunder.

“Agreement” has the meaning set forth in the Preamble.

“Bankruptcy and Equity Exception” has the meaning set forth in the Merger Agreement.

“Burdensome Requirement” has the meaning set forth in Section 6.3(d).

“Business Day” has the meaning set forth in the Merger Agreement.

“Cash Funding Amount” means $1,228,228,000.

“Cash Subscription Price” means $1,029,228,000.

“CFIUS” means the Committee on Foreign Investment in the United States.

“Closing” has the meaning set forth in Section 2.3(b).

“Closing Date” has the meaning set forth in the Merger Agreement.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Committed Financing” has the meaning set forth in the Merger Agreement.

“Commitment Letters” has the meaning set forth in the Merger Agreement.

“Company Shares” has the meaning set forth in the Merger Agreement.

“Consent” has the meaning set forth in the Merger Agreement.

“Contract” has the meaning set forth in the Merger Agreement.

“Eligible Holder” has the meaning set forth in the Shareholders’ Agreement.

“Eligible Transferee” has the meaning set forth in the Shareholders’ Agreement.

“Effective Time” has the meaning set forth in the Merger Agreement.

“End Date” has the meaning set forth in the Merger Agreement.

“Excepted Transaction” has the meaning set forth in the Shareholders’ Agreement.

“Exchange Act” means U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Agent” has the meaning set forth in the Merger Agreement.

“Exchange Agent Agreement” has the meaning set forth in Section 2.2(a).

“FERC” means the Federal Energy Regulatory Commission.

“Filing” has the meaning set forth in the Merger Agreement.

“Fortis” has the meaning set forth in the Preamble.

“Fortis Common Stock” means the common stock of Fortis.

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“Fortis Group” means Fortis or any of its Affiliates (other than ITC Investments, Merger Sub and ITC and its subsidiaries).

“Fortis Share” means each share of Fortis Common Stock.

“FortisUS” has the meaning set forth in the Preamble.

“FortisUS Disclosure Schedule” has the meaning set forth in ARTICLE IV.

“FortisUS Note Amount” means $801,000,000.

“FortisUS Shareholder Note” has the meaning set forth in Section 2.3(a).

“Governmental Entity” has the meaning set forth in the Merger Agreement, and shall also include, for the avoidance of doubt, the North American Electric Reliability Corporation, the Electric Reliability Organizations, and any entity that operates, controls or monitors an electricity transmission grid and is recognized by FERC (as defined in the Merger Agreement) as a system operator or regional transmission organization.

“Investor” has the meaning set forth in the Preamble.

“Investor Disclosure Schedule” has the meaning set forth in ARTICLE V.

“Investor Related Party” has the meaning set forth in Section 8.17(b).

“Investor Shareholder Note” has the meaning set forth in Section 2.3(a).

“Investor Note Amount” means $199,000,000.

“ITC” has the meaning set forth in the Recitals.

“ITC Common Stock” means the “Common Stock” as defined in the Merger Agreement.

“ITC Disclosure Schedule” means the “Company Disclosure Schedule” as defined in the Merger Agreement.

“ITC Investments” has the meaning set forth in the Preamble.

“ITC Investments Common Stock” means the common stock, no par value, of ITC Investments.

“ITC Group” means ITC Investments, Merger Sub, ITC or any of its subsidiaries.

“ITC Shares” means the “Company Shares” as defined in the Merger Agreement.

“ITC Termination Fee” means the “Company Termination Fee” as defined in the Merger Agreement.

“Law” has the meaning set forth in the Merger Agreement.

“Liens” has the meaning set forth in the Merger Agreement.

“Market Participant” has the meaning set forth in the Merger Agreement.

“Merger” has the meaning set forth in the Recitals.

“Merger Agreement” has the meaning set forth in the Recitals.

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“Merger Exchange Stock” means a number of shares of ITC Investment Common Stock equal to the number of shares of Fortis common stock constituting the Merger Stock Consideration.

“Merger Failure Liability” has the meaning set forth in Section 8.16(c).

“Merger Stock Consideration” means the aggregate Per Share Stock Consideration deliverable to the holders of Company Shares in accordance with the Merger Agreement.

“Merger Sub” has the meaning set forth in the Preamble.

“Merger Sub Common Stock” means the common stock of Merger Sub.

“Parties” has the meaning set forth in the Preamble.

“Percentage Interest” means, with respect to FortisUS or Investor, the percentage yielded by dividing (x) the number of shares of ITC Investments Common Stock held by such Person or its wholly-owned subsidiary by (y) the aggregate number shares of ITC Investments Common Stock.

“Permitted Liens” has the meaning set forth in the Merger Agreement.

“Per Share Cash Consideration” has the meaning set forth in the Merger Agreement.

“Per Share Stock Consideration” has the meaning set forth in the Merger Agreement.

“Person” has the meaning set forth in the Merger Agreement.

“Proposed Regulations” has the meaning set forth in Section 6.7(a).

“Related Party Transaction” has the meaning set forth in the Shareholders’ Agreement.

“Relevant Time” means (a) with respect to the deposit of the Cash Funding Amount and the Remaining Cash Consideration with the Exchange Agent, the time of such deposit and (b) with respect to the subscription of the Subscribed Common Stock, the Subscription Time.

“Remaining Cash Consideration” means (x) the aggregate of all amounts payable in cash to which the shareholders of ITC or holders of options or other incentive equity in ITC are entitled pursuant to Article II of the Merger Agreement minus (y) the Cash Funding Amount.

“Remaining Common Stock” has the meaning set forth in Section 2.1(b).

“Remaining Percentage” means 80.1%.

“Remaining Pre-Merger Stock” means a number of shares of ITC Investments Common Stock that, when added to the Merger Exchange Stock and any other ITC Investments Common Stock owned by FortisUS immediately prior to the Subscription Time and divided by all outstanding ITC Investments Common Stock, causes the Percentage Interest of FortisUS to equal the Remaining Percentage.

“Remaining Subscription Amount” means (x) the Remaining Cash Consideration minus (y) the FortisUS Note Amount.

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“Required Regulatory Approvals” has the meaning set forth in the Merger Agreement.

“RH Reserved Matter” has the meaning set forth in the Shareholders’ Agreement.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Shared Company Expenses” has the meaning set forth in Section 8.16(a).

“Shareholder” has the meaning set forth in the Shareholders’ Agreement.

“Shareholders’ Agreement” means the shareholders’ agreement to be entered into on the Closing Date by and among ITC Investments, ITC, FortisUS, and Investor, in substantively the form of Annex A.

“State PUC Adverse Determination” means an order, judgment, decree or determination of any state or local public utility commission that Investor or any of its Affiliates (x) is a public utility “holding company” and is subject to “holding company” requirements or regulation that Investor determines in its sole discretion are or would be unfavorable to Investor or any of its Affiliates or (y) has breached or otherwise violated any “asset cap” respecting nonutility assets.

“Supermajority Shareholder Matter” has the meaning set forth in the Shareholders’ Agreement.

“Subscribed Common Stock” has the meaning set forth in Section 2.1(a).

“Subscription” has the meaning set forth in Section 2.3.

“Subscription Percentage” means 19.9%.

“Subscription Time” has the meaning set forth in Section 2.3(a).

“Surviving Corporation” has the meaning set forth in the Merger Agreement.

“Surviving Corporation Common Stock” means the common stock, no par value, of the Surviving Corporation.

“Taxes” has the meaning set forth in the Merger Agreement.

“Ultimate Parent Requisite Vote” has the meaning set forth in the Merger Agreement.

“Wholly-Owned Affiliate” has the meaning set forth in the Shareholders’ Agreement.

Section 1.2.                                 Construction.  When reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated.  Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”  The words “hereof,” “herein,” “hereby” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  The word “or” shall not be exclusive.  References to “dollars” or “$” are to United States of America dollars.  This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the Party drafting or causing any instrument to be drafted.

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ARTICLE II

COMMITMENTS; EXCHANGE AGENT; SUBSCRIPTION

Section 2.1.                                 Commitments.

(a)                                 Investor hereby commits, subject only to the occurrence of the Subscription Time in accordance herewith and to the satisfaction or waiver by the Investor in writing of each of the conditions precedent set forth in ARTICLE III, to pay the Cash Funding Amount to ITC Investments (indirectly or directly, as applicable) in accordance with this Agreement.  Upon the paying of the Cash Subscription Price to ITC Investments in accordance herewith, and in consideration of such Cash Subscription Price, at the closing of the Subscription, ITC Investments shall issue to Investor (or its Wholly-Owned Affiliate) shares of ITC Investments Common Stock, in an amount that would cause (after giving pro forma effect to the Merger and the issuance of the Merger Exchange Stock) Investor’s (or its Wholly-Owned Affiliate’s) Percentage Interest to equal the Subscription Percentage (the “Subscribed Common Stock”).  Upon the funding of the Investor Note Amount in accordance herewith, and in consideration of such funds, at the Subscription Time, ITC Investments shall issue to Investor, or its wholly-owned subsidiary, the Investor Shareholder Note in accordance with Section 2.3(a)(ii).

(b)                                 FortisUS hereby commits, subject only to the occurrence of the Subscription Time and the Effective Time in accordance herewith, to pay the Remaining Cash Consideration and deliver the Merger Stock Consideration to ITC Investments (indirectly or directly, as applicable) in accordance with this Agreement.  Upon the paying of the Remaining Subscription Amount and the delivery of the Merger Stock Consideration to ITC Investments in accordance herewith, and in consideration of such Remaining Subscription Amount, the Merger Stock Consideration and all other consideration provided by FortisUS and its Affiliates in accordance with the Merger Agreement, at the closing, ITC Investments shall issue to FortisUS (or its wholly-owned subsidiary) shares of ITC Investments Common Stock in an aggregate amount that would cause (after giving pro forma effect to the Merger and the issuance of the Merger Exchange Stock) FortisUS’ (or its wholly-owned subsidiary’s) Percentage Interest to equal the Remaining Percentage (the “Remaining Common Stock”) in accordance with Section 2.3 and Section 2.4.  Upon the funding of the FortisUS Note Amount in accordance herewith, and in consideration of such funds, at the Subscription Time, ITC Investments shall issue to FortisUS, or its wholly-owned subsidiary, the FortisUS Shareholder Note in accordance with Section 2.3(a)(iv).

(c)                                  All sums payable by Investor or FortisUS hereunder shall be paid in United States dollars by wire transfer of immediately available funds, full, free and clear of any deductions or withholdings for any and all present and future Taxes.  If Investor or FortisUS shall be required by any Law to deduct any Taxes from, or in respect of, any sum payable pursuant hereto, (i) the sum payable shall be increased as may be necessary so that after making all required deductions ITC Investments receives an amount equal to the sum that would have been received had no such deductions been required, (ii) Investor or FortisUS (as applicable) shall make such deductions, and (iii) Investor or FortisUS (as applicable) shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with such Law.

Section 2.2.                                 Exchange Agent.

(a)                                 ITC Investments shall, in accordance with Section 2.3 of the Merger Agreement, appoint Computershare as the Exchange Agent or, if Computershare is not appointed Exchange Agent or refuses to accept such appointment, such other Exchange Agent as has been approved in writing by Investor, which approval shall not be unreasonably conditioned, withheld or delayed.  ITC Investments,

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FortisUS and the Investor shall enter into an agreement with such Exchange Agent in form and substance reasonably acceptable to FortisUS and Investor (the “Exchange Agent Agreement”).

(b)                                 FortisUS shall give Investor not less than five Business Days prior written notice of the date it expects the Merger will occur.

(c)                                  On the Business Day immediately preceding the Merger, and subject to the satisfaction or waiver by Investor in writing of the conditions precedent set forth in ARTICLE III, FortisUS shall deposit the Remaining Cash Consideration with the Exchange Agent and, after receiving confirmation that FortisUS has made such deposit, Investor shall deposit the Cash Funding Amount with the Exchange Agent.

(d)                                 ITC Investments shall cause the Exchange Agent Agreement to provide, inter alia, that (i) the Cash Subscription Price and the Investor Note Amount deposited by Investor with the Exchange Agent shall be held in trust for the benefit of Investor until the Subscription Time, (ii) if this Agreement is terminated in accordance with Section 7.1(a), then the Cash Subscription Price and the Investor Note Amount deposited by the Investor with the Exchange Agent shall be unconditionally and immediately returned or repaid to the Investor upon such termination, and (iii) if the closing does not occur within two Business Days of the deposit contemplated in Section 2.2(c), then the Cash Subscription Price and the Investor Note Amount deposited by the Investor with the Exchange Agent shall be unconditionally and immediately returned or repaid to the Investor upon written request therefor by the Investor.

Section 2.3.                                 Subscription.

(a)                                 Immediately prior and subject to the consummation of the Merger (the “Subscription Time”), and the deemed conversion of the Merger Sub Common Stock into Surviving Corporation Common Stock pursuant to the Merger Agreement, and subject to the satisfaction or waiver by the relevant Parties in writing of the conditions precedent set forth in ARTICLE III, the following shall occur (collectively, the “Subscription”):

(i)                                     the Cash Subscription Price shall be deemed to have been indefeasibly paid and the Investor Note Amount shall be deemed to have been funded by Investor to ITC Investments (with such amounts in this clause (i) being deemed to have been contributed by ITC Investments to Merger Sub);

(ii)                                  (A) ITC Investments shall issue to Investor, or its wholly-owned subsidiary, the Subscribed Common Stock and (B) ITC Investments shall issue to Investor a note in respect of the Investor Note Amount in the form contemplated by Section 6.8 (the “Investor Shareholder Note”);

(iii)                               the Remaining Subscription Amount shall be deemed to have been indefeasibly paid by FortisUS and the FortisUS Note Amount shall be deemed to have been funded by FortisUS to ITC Investments (with such amounts in this clause (iii) being deemed to have been contributed by ITC Investments to Merger Sub); and

(iv)                              (A) ITC Investments shall issue to FortisUS, or its wholly-owned subsidiary, the Remaining Pre-Merger Stock and (B) ITC Investments will issue to FortisUS a note in respect of the FortisUS Note Amount in the form contemplated by Section 6.8 (the “FortisUS Shareholder Note”).

(b)                                 The closing for the Subscription (the “Closing”) shall take place at the offices of White & Case LLP, 1155 Avenue of the Americas, New York, New York, at 9:00 a.m., New York City

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time, on the Closing Date, or at such other time and place as Investor and FortisUS shall determine (it being understood that it is the intent of the parties for the closing of the Subscription to be contemporaneous with the closing under the Merger Agreement).

Section 2.4.                                 Merger; Constituent Documents.

(a)                                 At or prior to the Effective Time, (i) FortisUS will deliver the Merger Stock Consideration to ITC Investments in consideration of the Merger Exchange Stock in an exchange governed by Section 351 of the Code, (ii) ITC Investments will deliver the Merger Stock Consideration to Merger Sub in consideration of Merger Sub Common Stock in an exchange governed by Section 351 of the Code, and (iii) Merger Sub shall deliver the Merger Stock Consideration to the Exchange Agent for further application in accordance with the Merger Agreement in an exchange governed by Section 351 of the Code.

(b)                                 Upon the effectiveness of the Merger:

(i)                                     in accordance with the terms of the Merger Agreement, each share of Merger Sub Common Stock, issued and outstanding immediately prior to the Effective Time, and after giving effect to the Subscription, shall be converted into one share of Surviving Corporation Common Stock;

(ii)                                  the Surviving Corporation shall issue Surviving Corporation Common Stock to ITC Investments in accordance with Section 2.1(c)(ii) of the Merger Agreement;

(iii)                               the articles of incorporation substantially in the form set forth on Exhibit A of the Merger Agreement shall be the articles of incorporation of the Surviving Corporation, in accordance with the Merger Agreement; and

(iv)                              the bylaws of Merger Sub shall be the bylaws of the Surviving Corporation, in accordance with the Merger Agreement.

Section 2.5.                                 Deliveries.

(a)                                 Prior to the time that the deposit of cash is made by Investor in accordance with Section 2.2(c), the Investor, FortisUS and ITC Investments shall duly execute and deliver to each other the Shareholders’ Agreement in the Form of Annex A.

(b)                                 Immediately after the Effective Time, (i) the following certificates representing ITC Investments Common Stock shall be delivered (which certificates shall, at the Closing, be executed and held in escrow by the Parties’ counsel subject only to the occurrence of the Effective Time):  (A) the Investor shall receive a certificate representing the Subscribed Common Stock and (B) FortisUS shall receive a certificate representing the Remaining Common Stock; and (ii) the FortisUS Shareholder Note shall be delivered to FortisUS and the Investor Shareholder Note shall be delivered to Investor.

ARTICLE III

CONDITIONS PRECEDENT

Section 3.1.                                 Conditions Precedent to Each Party’s Obligations.  The respective obligations of Investor and FortisUS to deposit the Cash Funding Amount or the Remaining Cash Consideration, respectively, with the Exchange Agent in accordance with Section 2.2 and the respective obligations of each Party to subscribe for or to issue the Subscribed Common Stock and/or the Remaining Common Stock and lend or borrow the Investor Note Amount and the FortisUS Note Amount in accordance with

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Section 2.3 or Section 2.4(a) (as applicable) shall be subject to the satisfaction at, or prior to, the Relevant Time of the following conditions precedent:

(a)                                 all conditions to the respective obligations of each Party (as defined in the Merger Agreement) to effect the Merger shall have been satisfied or waived in accordance therewith and in accordance with Section 6.1(a) (other than those conditions that by their nature are to be satisfied at the closing under the Merger Agreement, but subject to the fulfillment or, to the extent permitted by applicable Law and subject to Section 6.1(a), waiver of those conditions at such closing); and

(b)                                 no Law (whether temporary, preliminary or permanent) shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits, restrains or enjoins the consummation of the Subscription, and shall remain in effect.

Section 3.2.                                 Conditions Precedent to Investor’s Obligations.  In addition to the conditions precedent set forth in Section 3.1, the obligation of Investor to deposit the Cash Subscription Price and the Investor Note Amount with the Exchange Agent in accordance with Section 2.2 and subscribe for the Subscribed Common Stock in accordance with Section 2.3 shall be subject solely to the satisfaction (or waiver in writing by Investor) at or prior to the Relevant Time of the following conditions precedent:

(a)                                 (i) the representations and warranties of FortisUS, ITC Investments and Merger Sub (other than the representations and warranties of FortisUS, ITC Investments and Merger Sub set forth in Section 4.2, Section 4.3(a)(i),  Section 4.5 and Section 4.10), shall be true and correct in all respects (without giving effect to any “materiality,” “material adverse effect” or similar qualifiers contained in any such representations and warranties) as of the Relevant Time as though made on and as of such date (except to the extent that any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date), except where the failures of any such representations and warranties to be so true and correct, in the aggregate, do not have, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Surviving Corporation or its Shareholders (after giving effect to the Merger) and (ii) the representations and warranties of FortisUS, ITC Investments and Merger Sub set forth in Section 4.2 and Section 4.3(a)(i), Section 4.5, and Section 4.10 shall be true and correct in all material respects as of the Relevant Time as though made on and as of such date (except to the extent that any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date);

(b)                                 FortisUS, ITC Investments and Merger Sub shall have performed in all material respects the obligations, and complied in all material respects with the agreements and covenants, required to be performed, or complied with, by each such Party under this Agreement at or prior to the Relevant Time;

(c)                                  FortisUS, ITC Investments and Merger Sub shall have provided the Investor with the confirmation contemplated in Section 2.2(c) and shall have delivered all other documents required to be delivered to the Investor under this Agreement prior to the Relevant Time;

(d)                                 the Required Regulatory Approvals shall have been duly obtained, made or given, without any Burdensome Requirement; and

(e)                                  the credit facilities set forth on Section 7.15(b) of ITC Disclosure Schedule shall have been amended such that, after giving effect to the Merger, there exists no default or event of default with respect to such credit facilities.

Section 3.3.                                 Conditions Precedent to FortisUS, ITC Investments and Merger Sub’s Obligations.  In addition to the conditions precedent set forth in Section 3.1, the obligation of FortisUS to

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deposit the Remaining Cash Consideration and the FortisUS Note Amount with the Exchange Agent in accordance with Section 2.2 and subscribe for the Remaining Common Stock in accordance with Section 2.3 and the obligation of ITC Investments to issue the Subscribed Common Stock and the Remaining Common Stock and borrow the FortisUS Note Amount and the Investor Note Amount in accordance with Section 2.3 or Section 2.4(a) shall be subject solely to the satisfaction on the Subscription Time (or waiver in writing by each of FortisUS, ITC Investments and Merger Sub) of the following conditions precedent:

(a)                                 (i) the representations and warranties of Investor (other than the representations and warranties of Investor set forth in Section 5.2 and Section 5.3(a)(i)), shall be true and correct in all respects (without giving effect to any “materiality,” “material adverse effect” or similar qualifiers contained in any such representations and warranties) as of the Relevant Time as though made on and as of such date (except to the extent that any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date), except where the failures of any such representations and warranties to be so true and correct, in the aggregate, do not have, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Surviving Corporation or its Shareholders (after giving effect to the Merger) and (ii) the representations and warranties of Investor set forth in Section 5.2 and Section 5.3(a)(i) shall be true and correct in all material respects as of the Relevant Time as though made on and as of such date (except to the extent that any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date); and

(b)                                 Investor shall have performed in all material respects the obligations, and complied in all material respects with the agreements and covenants, required to be performed, or complied with, by it under this Agreement at or prior to the Relevant Time.

Section 3.4.                                 Frustration of Closing Conditions.  None of Investor, FortisUS, ITC Investments or Merger Sub may rely, either as a basis for not depositing the Cash Funding Amount, the Remaining Cash Consideration, or the Merger Stock Consideration with the Exchange Agent in accordance with Section 2.2 or subscribing for or issuing the Subscribed Common Stock and the Remaining Common Stock in accordance with Section 2.3 or Section 2.4(a) (as applicable) or lending or borrowing under the Investor Shareholder Note or the FortisUS Shareholder Note or terminating this Agreement and abandoning the Merger, on the failure of any condition set forth in Section 3.1, Section 3.2, or Section 3.3, as the case may be, to be satisfied if such failure was caused by such Party’s breach in any material respect of any provision of this Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF FORTIS, FORTISUS AND MERGER SUB

Fortis, FortisUS, and Merger Sub each hereby represent and warrant that, except as set forth on the corresponding sections or subsections of the disclosure schedules delivered to Investor by FortisUS concurrently with entering into this Agreement (the “FortisUS Disclosure Schedule”), it being agreed that disclosure of any item in any section or subsection of the FortisUS Disclosure Schedule shall also be deemed disclosure with respect to any other section or subsection of this Agreement to which the relevance of such item is reasonably apparent on the face of such disclosure:

Section 4.1.                                 Organization.  Each of Fortis, FortisUS, ITC Investments and Merger Sub is a legal entity duly organized, validly existing and, to the extent such concept is applicable, in good standing under the Laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as

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presently conducted and is qualified to do business and, to the extent such concept is applicable, is in good standing as a foreign corporation or other legal entity in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so qualified or, to the extent such concept is applicable, in such good standing, or to have such power or authority, would not, individually or in the aggregate, reasonably be expected to prevent, materially delay or materially impede the consummation by Fortis, FortisUS, ITC Investments or Merger Sub of the Subscription, the Merger, and the other transactions contemplated hereby.  FortisUS has made available to Investor prior to the date of this Agreement a complete and correct copy of the articles of incorporation and bylaws of each of ITC Investments and Merger Sub, each as amended to the date of this Agreement, and each as so delivered in full force and effect.

Section 4.2.                                 Authority.  Each of Fortis, FortisUS, ITC Investments and Merger Sub has all requisite corporate power and authority, and has taken all corporate action necessary, in order to execute, deliver and perform its obligations under, this Agreement, and to consummate the Subscription, the Merger and the other transactions contemplated hereby.  The execution, delivery and performance of this Agreement by each of Fortis, FortisUS, ITC Investments and Merger Sub and the consummation by each of Fortis, FortisUS, ITC Investments and Merger Sub of the transactions contemplated hereby, including the Subscription and the Merger, have been duly and validly authorized by all requisite corporate action of Fortis, FortisUS, ITC Investments and Merger Sub (except that the consummation of the Share Issuance (as defined in the Merger Agreement) by Fortis requires the receipt of the Ultimate Parent Requisite Vote).  This Agreement has been duly and validly executed and delivered by each of Fortis, FortisUS, ITC Investments and Merger Sub and, assuming the due authorization, execution and delivery hereof by Investor, constitutes a legal, valid and binding obligation of Fortis, FortisUS, ITC Investments and Merger Sub, enforceable against each of Fortis, FortisUS, ITC Investments and Merger Sub in accordance with its terms, subject to the Bankruptcy and Equity Exception.

Section 4.3.                                 No Conflict; Required Filings and Consents.

(a)                                 The execution, delivery and performance of this Agreement by Fortis, FortisUS, ITC Investments and Merger Sub do not, and the consummation of the Subscription and the Merger and the other transactions contemplated hereby, including the ownership and operation of the Surviving Corporation and its subsidiaries following the Effective Time, will not (i) breach or violate the certificate of incorporation or bylaws of Fortis or FortisUS, the articles of incorporation or bylaws of ITC Investments or Merger Sub or the comparable governing instruments of any of their respective subsidiaries, (ii) assuming that all consents, approvals and authorizations contemplated by subsection (b) below have been obtained, and all filings described in such clauses have been made, conflict with or violate any Law, rule, regulation, order, judgment or decree applicable to Fortis, FortisUS, ITC Investments or Merger Sub or by which either of them or any of their respective properties are bound or (iii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both would become a default) or result in the loss of a benefit under, or give rise to any right of termination, cancellation, amendment or acceleration of, or result in the creation of a Lien (except a Permitted Lien) on any of the material assets of Fortis, FortisUS, ITC Investments or Merger Sub pursuant to, any Contracts to which FortisUS, ITC Investments or Merger Sub, or any Affiliate thereof, is a party, except in the case of clauses (ii) and (iii), for any such conflict, violation, breach, default, loss, right or other occurrence which would not reasonably be expected to prevent, materially delay or materially impede the consummation by Fortis, FortisUS, ITC Investments or Merger Sub of the transactions contemplated hereby.

(b)                                 No Consent or Filing with, any Governmental Entity or third party is required for, or in connection with, the execution, delivery and performance of this Agreement by Fortis, FortisUS, ITC Investments or Merger Sub or the consummation by Fortis, FortisUS, ITC Investments or Merger

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Sub of the transactions contemplated hereby other than such Consents and Filings that arise from the consummation of the Merger and are set forth in the Merger Agreement.

Section 4.4.                                 Absence of Litigation.  There are no civil, criminal, administrative or other suits, claims, investigations, audits, actions, proceedings or arbitrations pending or, to the knowledge of Fortis, FortisUS, threatened against Fortis, FortisUS, ITC Investments or Merger Sub or any of their respective subsidiaries, other than any such suit, claim, investigation, audit, action, proceeding or arbitration that would not or would not reasonably be expected to, prevent, materially delay or materially impede the consummation by Fortis, FortisUS, ITC Investments or Merger Sub of the transactions contemplated hereby.  Neither Fortis, FortisUS nor any of its subsidiaries nor any of their respective material properties is or are subject to any order, writ, judgment, injunction, decree or award except for those that would not reasonably be expected to, prevent, materially delay or materially impede the consummation of the transactions contemplated by this Agreement by Fortis, FortisUS, ITC Investments or Merger Sub.

Section 4.5.                                 Operations and Ownership of ITC Investments and Merger Sub.

(a)                                 (i) The authorized capital stock of ITC Investments consists solely of 60,000 shares of common stock, no par value, 100 of which are validly issued and outstanding, (ii) FortisUS owns 100% of such capital stock, and (iii) there are no outstanding or authorized options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights), or agreements, orally or in writing, for the purchase or acquisition from ITC Investments of any equity or voting interests in ITC Investments, other than this Agreement.  ITC Investments has been formed solely for the purpose of engaging in the transactions contemplated hereby and by the Shareholders’ Agreement and prior to the Effective Time will have engaged in no other business activities and will have no assets, liabilities or obligations of any nature other than as expressly contemplated hereby and by the Merger Agreement or in furtherance of the transactions contemplated hereby and by the Shareholders’ Agreement.

(b)                                 (i) The authorized capital stock of Merger Sub consists solely of 60,000 shares of common stock, no par value, 10,000 of which are validly issued and outstanding, (ii) ITC Investments owns 100% of such capital stock, and (iii) there are no outstanding or authorized options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights), or agreements, orally or in writing, for the purchase or acquisition from Merger Sub of any equity or voting interests in Merger Sub, other than this Agreement.  Merger Sub has been formed solely for the purpose of engaging in the transactions contemplated hereby and by the Merger Agreement and prior to the Effective Time will have engaged in no other business activities and will have no assets, liabilities or obligations of any nature other than as expressly contemplated herein or in furtherance of the transactions contemplated hereby and by the Merger Agreement.

(c)                                  ITC Investments is a member of the “affiliated group” (as defined in Section 1504(a) of the Code) of which FortisUS is the common parent and which files U.S. federal income tax returns on a consolidated basis.

Section 4.6.                                 Brokers.  No broker, finder or investment banker (other than Goldman, Sachs & Co. and Scotia Capital Inc., whose fees shall be paid by FortisUS) is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Fortis, FortisUS, ITC Investments or Merger Sub or any of their respective Affiliates for which Investor could have liability in a circumstance where the Subscription or the Merger is not consummated.

Section 4.7.                                 Vote/Approval Required.  Other than the Ultimate Parent Requisite Vote, no vote or consent of the holders of any class or series of capital stock of FortisUS or any of its Affiliates is

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necessary to approve this Agreement or the transactions contemplated hereby, including the Subscription and the Merger.

Section 4.8.                                 Available Funds.  Assuming the Committed Financing is funded in accordance with the Commitment Letters and the Subscription is funded in accordance herewith, the aggregate net proceeds contemplated by the Commitment Letters and this Agreement, together with cash and cash equivalents on hand, will provide  FortisUS, ITC Investments and Merger Sub with cash proceeds on the Closing Date sufficient to fund the aggregate Per Share Cash Consideration and other cash payments to be made pursuant to Article II of the Merger Agreement and any other amounts payable by FortisUS, ITC Investments and Merger Sub in connection with this Agreement, the Merger Agreement, and the transactions contemplated hereby and thereby.  To the knowledge of Fortis, FortisUS, ITC Investments and Merger Sub, the Committed Financing is available in accordance with the terms and conditions of the Commitment Letters, and the Commitment Letters constitute a legal, valid, and binding obligation of the parties thereto, as applicable, to fund the Committed Financing.  FortisUS has not received any communication or notice, written or oral, from any Person indicating that the Committed Financing or funds distributable therefrom is, or may become, reduced or otherwise impaired in any way.

Section 4.9.                                 Market Participant; Eligible Transferee.  (i) As of the date of the Merger Agreement, none of FortisUS or any of its Affiliates was a Market Participant in the Midcontinent Independent System Operator, Inc. or the Southwest Power Pool, Inc. and (ii) FortisUS was otherwise an Eligible Transferee.

Section 4.10.                          Valid Issuance.  The Subscribed Common Stock when issued and delivered in accordance with this Agreement and the Shareholders’ Agreement, will be duly authorized, validly issued, and nonassessable, issued in compliance with Laws and will be free from any and all Liens.

Section 4.11.                          Exclusivity of Representations and Warranties; Non-Reliance.

(a)                                 The representations and warranties made in this ARTICLE IV are the exclusive representations and warranties made by Fortis, FortisUS, ITC Investments and Merger Sub to Investor in respect of the transactions contemplated hereby or by the Merger Agreement.  None of Fortis, FortisUS, ITC Investments or Merger Sub makes any representation or warranty in respect of ITC.  The Subscribed Common Stock are sold “AS IS, WHERE IS,” and Fortis, FortisUS, ITC Investments and Merger Sub expressly disclaim any other representations or warranties of any kind or nature, express or implied, as to liabilities, operations of the facilities, the title, condition, value, or quality of assets of ITC Investments (or Merger Sub or ITC) or the prospects (financial and otherwise), risks and other incidents of ITC Investments (or Merger Sub or ITC), and EXCEPT AS SPECIFICALLY SET FORTH HEREIN, FORTIS, FORTISUS, ITC INVESTMENTS AND MERGER SUB SPECIFICALLY DISCLAIM ANY REPRESENTATION OR WARRANTY WITH RESPECT TO (I) ANY FINANCIAL PROJECTION OR FORECAST RELATING TO ITC INVESTMENTS OR MERGER SUB (OR ITC), AND (II) QUALITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, CONFORMITY TO SAMPLES, OR CONDITION OF THE ASSETS OF ITC INVESTMENTS OR MERGER SUB (OR ITC), WHETHER LATENT OR PATENT.

(b)                                 No material or information provided by, or on behalf of, or communications made by, or on behalf of, Fortis, FortisUS, ITC Investments or Merger Sub or their Affiliates, or by any advisor thereof, whether by use of a “data room,” or in any information memorandum, due diligence or expert report or otherwise, or by any broker or investment banker, will cause or create any warranty, express or implied, as to or in respect of ITC Investments (or Merger Sub or ITC) or the title, condition, value, or quality of the assets or liabilities of ITC Investments (or Merger Sub or ITC), in each case, except as expressly set forth in this Agreement.  None of Fortis, FortisUS, ITC Investments, or Merger Sub makes any representation or warranty whatsoever with respect to any estimates, projections, and

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other forecasts and plans (including the reasonableness of the assumptions underlying such estimates, projections, and forecasts).  Investor agrees that none of Fortis, FortisUS, ITC Investments or Merger Sub or any other Person will have or be subject to any liability to Investor or any other Person resulting from the distribution to Investor, or Investor’s use of, any information regarding ITC Investments, Merger Sub’s or ITC’s respective assets and liabilities, including any offering memorandum or due diligence or expert report prepared, in each case as supplemented or amended, and any information, document, or material made available to Investor or its respective Affiliates in certain physical or on-line “data rooms,” management presentations, due diligence calls or any other form in expectation of the transactions contemplated by this Agreement.  Investor acknowledges that there are uncertainties inherent in attempting to make estimates, forecasts, plans, and financial projections, that Investor is familiar with such uncertainties, that Investor is taking full responsibility for making its own evaluation of the adequacy and accuracy of all estimates, forecasts, plans, and financial projections so furnished to it (including the reasonableness of the assumptions underlying such estimates, forecasts, plans, and financial projections), and that Investor shall have no claim against FortisUS, ITC Investments or Merger Sub or any of their representatives with respect thereto.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF INVESTOR

Investor represents and warrants that, except as set forth on the corresponding sections or subsections of the disclosure schedules delivered to Fortis, FortisUS, ITC Investments and Merger Sub by Investor concurrently with entering into this Agreement (the “Investor Disclosure Schedule”), it being agreed that disclosure of any item in any section or subsection of Investor Disclosure Schedule shall also be deemed disclosure with respect to any other section or subsection of this Agreement to which the relevance of such item is reasonably apparent on the face of such disclosure:

Section 5.1.                                 Organization.  Investor is a legal entity duly organized, validly existing and, to the extent such concept is applicable, in good standing under the Laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and, to the extent such concept is applicable, is in good standing as a foreign corporation or other legal entity in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so organized, qualified or, to the extent such concept is applicable, in such good standing, or to have such power or authority, would not, individually or in the aggregate, reasonably be expected to prevent, materially delay or materially impede (x) the consummation by Investor of the Subscription and the other transactions contemplated hereby or (y) the consummation by Merger Sub of the Merger and the other transactions contemplated by the Merger Agreement.

Section 5.2.                                 Authority.  Investor has all requisite corporate power and authority, and has taken all corporate action necessary, in order to execute, deliver and perform its obligations under, this Agreement, and to consummate the Subscription, the Merger and the other transactions contemplated hereby.  The execution, delivery and performance of this Agreement by Investor and the consummation by Investor of the transactions contemplated hereby, including the Subscription, have been duly and validly authorized by all requisite corporate action by Investor.  This Agreement has been duly and validly executed and delivered by Investor and, assuming the due authorization, execution and delivery hereof by Fortis, FortisUS, ITC Investments and Merger Sub, constitutes a legal, valid and binding obligation of Investor, enforceable against Investor in accordance with its terms, subject to the Bankruptcy and Equity Exception.

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Section 5.3.                                 No Conflict; Required Filings and Consents.

(a)                                 The execution, delivery and performance of this Agreement by Investor do not, and the consummation of the Subscription and the Merger and the other transactions contemplated hereby, including the ownership and operation of ITC and its subsidiaries following the Effective Time, will not (i) breach or violate the governing instruments of Investor, (ii) assuming that all consents, approvals and authorizations contemplated by subsection (b) below have been obtained, and all filings described in such clauses have been made, conflict with or violate any Law, rule, regulation, order, judgment or decree applicable to Investor or by which it or any of its properties are bound or (iii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both would become a default) or result in the loss of a benefit under, or give rise to any right of termination, cancellation, amendment or acceleration of, or result in the creation of a Lien (except a Permitted Lien) on any of the material assets of Investor pursuant to, any Contracts to which Investor or any controlled Affiliate thereof, is a party, except in the case of clauses (ii) and (iii), for any such conflict, violation, breach, default, loss, right or other occurrence which would not reasonably be expected to prevent, materially delay or materially impede the consummation by Investor of the transactions contemplated hereby.

(b)                                 No Consent or Filing with, any Governmental Entity or third party is required for or in connection with the execution, delivery and performance of this Agreement by Investor or the consummation by Investor of the transactions contemplated hereby (other than such Consents or Filings that arise from the consummation of the Merger (as opposed to the Subscription) as to which no representation or warranty is made in this Section 5.3(b)).

Section 5.4.                                 Absence of Litigation.  There are no civil, criminal, administrative or other suits, claims, actions, proceedings or arbitrations pending or, to the knowledge of Investor, threatened against Investor or any of its subsidiaries, other than any such suit, claim, action, proceeding or arbitration that would not or would not reasonably be expected to, prevent, materially delay or materially impede the consummation by Investor of the transactions contemplated hereby.  Neither Investor nor any of its subsidiaries nor any of their respective material properties is or are subject to any order, writ, judgment, injunction, decree or award except for those that would not reasonably be expected to, prevent, materially delay or materially impede the consummation of the transactions contemplated by this Agreement by Investor.

Section 5.5.                                 Brokers.  No broker, finder or investment banker (other than Citigroup Global Markets Inc., whose fees shall be paid by Investor) is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Investor or any of their respective Affiliates for which Fortis, FortisUS, ITC Investments or Merger Sub could have liability in a circumstance where the Subscription or the Merger is not consummated.

Section 5.6.                                 Ownership of Shares of ITC Common Stock or Fortis Common Stock.

(a)                                 Other than pursuant to this Agreement and the Merger Agreement, as of the date hereof, none of Investor or any of its subsidiaries beneficially owns (as defined in Rule 13d-3 under the Exchange Act) any shares of ITC Common Stock or any securities that are convertible into or exchangeable or exercisable for shares of ITC Common Stock, or holds any rights to acquire or vote any ITC Shares, or any option, warrant, convertible security, stock appreciation right, swap agreement or other security, contract right or derivative position, whether or not presently exercisable, that provides Investor or any of its subsidiaries with an exercise or conversion privilege or a settlement payment or mechanism at a price related to the value of the shares of ITC Common Stock or a value determined in whole or part with reference to, or derived in whole or part from, the value of the shares of ITC Common Stock, in any case without regard to whether (x) such derivative conveys any voting rights in such securities to such Person or such Person’s subsidiaries, (y) such derivative is required to be, or capable of

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being, settled through delivery of securities or (z) such Person or such Person’s subsidiaries may have entered into other transactions that hedge the economic effect of such derivative.

(b)                                 Other than as set forth on Investor Disclosure Schedule, as of the date hereof, none of Investor or any of its subsidiaries beneficially owns (as defined in Rule 13d-3 under the Exchange Act) any shares of Fortis Common Stock or any securities that are convertible into or exchangeable or exercisable for shares of Fortis Common Stock, or holds any rights to acquire or vote any Fortis Shares, or any option, warrant, convertible security, stock appreciation right, swap agreement or other security, contract right or derivative position, whether or not presently exercisable, that provides Investor or any of its subsidiaries with an exercise or conversion privilege or a settlement payment or mechanism at a price related to the value of the shares of Fortis Common Stock or a value determined in whole or part with reference to, or derived in whole or part from, the value of the shares of Fortis Common Stock, in any case without regard to whether (x) such derivative conveys any voting rights in such securities to such Person or such Person’s subsidiaries, (y) such derivative is required to be, or capable of being, settled through delivery of securities or (z) such Person or such Person’s subsidiaries may have entered into other transactions that hedge the economic effect of such derivative.

Section 5.7.                                 No Vote/Approval Required.  No vote or consent of the holders of equity interests in Investor or any of its Affiliates is necessary to approve this Agreement or the transactions contemplated hereby, including the Subscription and the Merger.

Section 5.8.                                 Available Funds.  Investor will have, when and as required by the terms of this Agreement, cash sufficient to permit Investor to fund the aggregate Cash Funding Amount and any other amounts payable by Investor or any of its subsidiaries in connection with this Agreement, the Merger Agreement, and the transactions contemplated hereby and thereby, and Investor’s obligations hereunder are not subject to any conditions regarding Investor’s or, except as provided in Section 3.3, any other Person’s ability to obtain financing for the transactions contemplated hereby.

Section 5.9.                                 Market Participant; Eligible Transferee.  (i) As of July 1, 2016, none of Investor or any of its Affiliates that is managed or controlled by GIC Special Investments Private Ltd is a Market Participant in the Midcontinent Independent System Operator, Inc. or the Southwest Power Pool, Inc. and (ii) Investor is otherwise an Eligible Transferee.

Section 5.10.                          Company Consents/Filings.  Investor represents and warrants, to the best of its knowledge, that no Consent or Filing is reasonably expected to be required to effect the Merger as a result of the Subscription by Investor immediately prior to the Merger, other than those set forth in the Merger Agreement.

Section 5.11.                          Access to Information; Disclaimer.  Investor acknowledges and agrees that it has conducted its own independent investigation and analysis of Merger Sub, ITC and its subsidiaries, their respective businesses and the transactions contemplated hereby, and has not relied on any representation, warranty or other statement by any Person on behalf of Fortis, FortisUS, Merger Sub, ITC or any of their respective Affiliates, other than the representations and warranties of FortisUS, ITC Investments and Merger Sub expressly contained in ARTICLE IV and, derivatively through its ownership of Merger Sub after the Subscription Time, the representations and warranties of ITC expressly contained in Article III of the Merger Agreement, and that all other representations and warranties are specifically disclaimed.  Without limiting the foregoing, Investor further acknowledges and agrees that none of Fortis, FortisUS, Merger Sub, ITC or any of their respective shareholders, directors, officers, employees, Affiliates, advisors, agents or other representatives has made any representation or warranty concerning any estimates, projections, forecasts, business plans or other forward-looking information regarding ITC, its subsidiaries or their respective businesses and operations.

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Section 5.12.                          Investment Intent.  Investor represents and warrants that it is acquiring the Subscribed Common Stock for its own account, for investment purposes only, and not with a current view toward, or for resale in connection with, any distribution thereof, nor with any present intention of distributing or selling the Subscribed Common Stock, in violation of any applicable securities laws.  Investor acknowledges and understands that the Subscribed Common Stock purchased pursuant to this Agreement has not been registered under the Securities Act or the securities laws of any state and are issued by reason of specific exemptions from registration under the provisions thereof which depend in part upon the investment intent of Investor and upon the other representations and warranties made by Investor in this Agreement.  Investor is an “accredited investor” as defined under Rule 501 promulgated under the Securities Act.  Investor acknowledges and understands that Merger Sub is relying upon the representations, warranties, and agreements made by Investor in this Agreement.

Section 5.13.                          Questionnaire.  The questionnaire delivered on behalf of an Affiliate of Investor to representatives of Fortis on April 19, 2016 was, to the knowledge of Investor, true, complete, and correct in all material respects when delivered with respect to any and all Persons in which Investor or any of its Affiliates owns 5% or more of the outstanding ownership interests.

Section 5.14.                          Exclusivity of the Representations and Warranties; Non-Reliance.  The representations and warranties made in this ARTICLE V are the exclusive representations and warranties made by the Investor or any of its Affiliates in respect of the transactions contemplated hereby or by the Merger Agreement.  The Investor specifically disclaims any and all other express or implied warranties.  Fortis, FortisUS, ITC Investments and Merger Sub acknowledge that none of them have relied on any statements, communications or other documentation (other than the representations and warranties made in this ARTICLE V) made by or on behalf of the Investor or any of its Affiliates, or by any advisor thereof, in connection with their entry into this Agreement.

ARTICLE VI

COVENANTS

Section 6.1.                                 Merger Agreement; Certain Actions.

(a)                                 Amendments, Etc.  Fortis, FortisUS, ITC Investments, and Merger Sub shall not agree to amend, modify or grant any waiver (including any waiver of any conditions) or consent or extension in respect of the Merger Agreement that would, in each case, be material and adverse to the interests of Investor, as a Shareholder or as a Party to this Agreement, unless such amendment, modification, waiver, consent, or extension is approved in advance in writing by Investor; it being understood that (i) increases to the consideration payable to the holders of ITC Common Stock in connection with the Merger or the transactions contemplated thereby shall not be deemed material and adverse, (ii) decreases to the consideration payable to the holders of ITC Common Stock in connection with the Merger or the transactions contemplated thereby shall be deemed material and adverse, (iii) changes to the type of consideration payable to the holders of ITC Common Stock in connection with the Merger or the transactions contemplated thereby shall be deemed material and adverse solely to the extent that the result thereof reduces the amount of consideration payable to the holders of ITC Common Stock in connection with the Merger or the transactions contemplated thereby or would be reasonably likely to result in an adverse effect on ITC, and (iv) extensions of the End Date (other than pursuant to the first proviso set forth in Section 9.1(c) of the Merger Agreement) shall be deemed material and adverse.

(b)                                 Notices.  Fortis, FortisUS, ITC Investments and Merger Sub, as applicable, shall give prompt notice to Investor of:

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(i)                                     any notice or other communication received by FortisUS, ITC Investments or Merger Sub from ITC or delivered to ITC from FortisUS, ITC Investments or Merger Sub, in each case pursuant to the Merger Agreement or in connection with the Merger, if the subject matter of such notice or other communication could reasonably be expected to be material to Investor, together with a copy of such notice or other communication;

(ii)                                  any amendment, modification, waiver or grant of consent or extension in respect of any term or condition of the Merger Agreement;

(iii)                               upon knowledge thereof, any material breach by any party to the Merger Agreement of its representations, warranties or covenants thereunder; and

(iv)                              any material notice or other material communication received by FortisUS, ITC Investments or Merger Sub from a Governmental Entity or delivered to a Governmental Entity from FortisUS, ITC Investments or Merger Sub which relate to the Merger Agreement or the Merger, together with a copy of such notice or other communication;

(v)                                 any communication or notice, written or oral, from any Person reasonably indicating that the Committed Financing or funds distributable therefrom is, or may become, reduced or otherwise impaired in any way; and

(vi)                              upon knowledge thereof, any action, suit, claim or proceeding commenced or threatened against, relating to or involving or otherwise affecting FortisUS, Merger Sub or any of their affiliates which relate to the Merger Agreement or the Merger.

(c)                                  Assignment.  Neither FortisUS nor Merger Sub shall assign the Merger Agreement unless the same is approved in writing by Investor.

(d)                                 Certain Actions.  Prior the time that the Shareholders’ Agreement becomes effective in accordance with its terms, Fortis shall not, and shall cause its Affiliates not to:

(i)                                     other than (A) an Excepted Transaction (B) as may be required by the express terms of this Agreement or of the Merger Agreement or (C) as will have no binding effect after the Effective Time, enter into or commit, resolve or agree to enter into (x) any Related Party Transaction unless such Related Party Transaction would be permitted by the Shareholders’ Agreement if entered into on or after the effectiveness thereof or (y) any agreement, transaction or arrangement by any member of the ITC Group that would result in a material benefit to any member of the Fortis Group (other than through such member’s direct or indirect shareholdings in ITC Investments) that is not shared generally and pro rata by all shareholders of ITC Investments, including any agreement, transaction or arrangement pursuant to which a member of the ITC Group agrees to be a borrower or guarantor in respect of any debt or other securities issued by any member of the Fortis Group or to provide any pledge, mortgage or other security interest in its assets to secure any obligations of any member of the Fortis Group;

(ii)                                  cause ITC Investments or Merger Sub to take any action or commit, resolve or agree to take any action or refrain from taking any action that if taken or not taken after the effectiveness of the Shareholders’ Agreement would constitute an RH Reserved Matter or a Supermajority Shareholder Matter;

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(iii)                               request, facilitate or encourage ITC or any of its subsidiaries to take any action or refrain from taking any action that if taken or not taken after the effectiveness of the Shareholders’ Agreement, constitutes an RH Reserved Matter or a Supermajority Shareholder Matter; or

(iv)                              cause ITC Investments or Merger Sub to, or request ITC or its subsidiaries to, take any action or refrain from taking any action that would ordinarily or customarily be discussed and/or subject to approval by the board of directors of the Surviving Corporation if taken or not taken after the Closing, without first reasonably consulting with Investor.

Section 6.2.                                 Bylaws.  At or prior to the Subscription Time, Merger Sub shall amend and restate its bylaws in the form of Annex C and ITC Investments shall amend and restate its bylaws in the form of Annex B, with only such modifications as (i) are required by applicable Law, if any, (ii) are not inconsistent with the requirements of the Shareholders’ Agreement, or (iii) are approved by Investor.

Section 6.3.                                 Regulatory Approvals.

(a)                                 Subject to the terms and conditions of this Agreement and applicable Law, Investor shall (i) proceed diligently and in good faith and use reasonable best efforts, as promptly as reasonably practicable to obtain all Consents and make all required Filings with, and to give all required notices to, the applicable Governmental Entities in connection with the Subscription and the Merger and the other transactions contemplated by this Agreement and the Merger Agreement, (ii) take, or cause to be taken, all appropriate action and do, or cause to be done, all things reasonably necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the Subscription and the Merger and the other transactions contemplated by this Agreement (including satisfying any of the conditions set forth in ARTICLE III as promptly as practicable) and the Merger Agreement, and (iii) cooperate in good faith with the applicable Governmental Entities or other Persons and use reasonable best efforts to provide promptly such other information and communications to such Governmental Entities or other Persons as such Governmental Entities or other Persons may reasonably request in connection with the Subscription, the Merger, or the other transactions contemplated by this Agreement or the Merger Agreement.  In furtherance of the foregoing, Investor agrees, at the request of FortisUS, ITC Investments or Merger Sub, to provide such cooperation, assistance, information, and documentation as is reasonably required for FortisUS, ITC Investments and Merger Sub to comply with their respective obligations in Section 7.4 of the Merger Agreement; provided, that to the extent necessary to address confidentiality concerns with respect to sensitive information, such information may, at the election of the Investor, be provided on an outside counsel only basis or directly to the relevant Governmental Entity.

(b)                                 If Fortis, FortisUS, Merger Sub, or ITC is required pursuant to this Section 6.3 to make a regulatory filing that identifies by name, or otherwise relates specifically to Investor or any of its Affiliates or related parties, then FortisUS shall, submit an advance draft of such regulatory filing to Investor.  Investor shall have the right, within five Business Days (or, if shorter, the period prescribed by Law or the relevant Governmental Entity minus one Business Day), to provide comments to such regulatory filing and FortisUS shall, prior to submitting or approving the submittal of such filing, incorporate Investor’s comments to the extent that (i) such comments are necessary to correct a misrepresentation of fact with respect to any Investor or any of its respective Affiliates or related parties or (ii) such comments relate solely to the description of the Investor and its Affiliates or their respective business activities and relationships and FortisUS does not determine (acting upon the advice of counsel) that such comments make such description misleading such that their inclusion would constitute a violation of applicable Law.  Without limiting the foregoing, Investor agrees that except as may be agreed in writing by FortisUS, ITC Investments and Merger Sub, Investor shall not, and shall not cause or permit

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its Affiliates to, take any action, which would reasonably be expected to materially delay, materially impede, or otherwise prevent the ability of FortisUS, Merger Sub or ITC to prepare all required Filings and seek Consents with or from any Governmental Entity in connection with the Subscription and the Merger and the other transactions contemplated by this Agreement and the Merger Agreement.

(c)                                  Fortis, FortisUS, ITC Investments and Merger Sub will provide Investor with prompt notification when any Consent or Filing required under the Merger Agreement is obtained, taken, made, given or denied, as applicable, and will advise Investor of any material communications with any Governmental Entity or other Person regarding any of the transactions contemplated by this Agreement or the Merger Agreement including (i) giving Investor prompt notice of the making or commencement of any written request, inquiry, investigation, action or legal proceeding by or before any Governmental Entity with respect to the Subscription, the Merger or any of the other transactions contemplated by this Agreement or the Merger Agreement and (ii) keeping Investor reasonably informed as to the status of any such request, inquiry, investigation, action or legal proceeding.  The obligations of Fortis, FortisUS, ITC Investments and Merger Sub under this Section 6.3(c) will be deemed fulfilled in respect of notices received by them from ITC if Fortis, FortisUS, ITC Investments and Merger Sub promptly forward such notices to Investor upon receipt.

(d)                                 Notwithstanding anything to the contrary in this Agreement:

(i)                                     the exercise of reasonable best efforts by Investor or its Affiliates and the provisions of this Section 6.3 and Section 6.4 shall not require Investor or any of its Affiliates to (1) enter into any agreement or undertaking that requires the holding of direct or indirect ownership interests in the Surviving Corporation through proxy holders or in a voting trust, (2) (x)  alter the governance arrangements with respect to the Surviving Corporation in a manner that materially and adversely limits the governance rights of the Investor, or (y) diminish in any material respect the scope of their information rights with respect to the Surviving Corporation (other than with respect to identified matters of national security), (3) provide any material non-public financial information with respect to itself or its Affiliates (other than of the type or to the extent previously provided to the Governmental Entities in previous applications under substantially similar standards of confidentiality), (4) undertake any sale, divestiture or disposition of its or any of its Affiliates’ businesses, product lines or assets or any interest therein, or (5) agree or consent to any State PUC Adverse Determination (each of the foregoing, together with any State PUC Adverse Determination, a “Burdensome Requirement”); and

(ii)                                  in connection with receiving the Required Regulatory Approvals, “reasonable best efforts” shall be interpreted in light of, and shall require Investor and its Affiliates to take any actions, or refrain from taking any actions, that have been taken (or refrained from being taken) by Investor and its Affiliates in connection with, prior FERC, CFIUS and state and local public utility commission (or equivalent) reviews and investigations related to the Investor or its Affiliates.

(e)                                  Investor shall give FortisUS prompt notice of any request or determination by any Governmental Entity that is or would be a Burdensome Requirement or which Investor determines to exceed its obligation hereunder to expend reasonable best efforts.

(f)                                   If (x) the expenditure of reasonable best efforts by Investor does not require the taking of an action or the delivery of information that is required by a Governmental Entity or by Law, Investor elects not to take such action or deliver such information, and the failure to expend such reasonable best efforts could reasonably be expected to result in the denial of a Required Regulatory

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Approval or (y) any Burdensome Requirement is imposed, Investor is unwilling to comply with such Burdensome Requirement, and the failure to comply with such Burdensome Requirement could reasonably be expected to result in the denial of a Required Regulatory Approval, then (A) if the fair market value of the aggregate assets in respect of the relevant Required Regulatory Approval are less than $100,000,000, then FortisUS may cause ITC to transfer the assets in respect of the relevant Required Regulatory Approval to FortisUS or its Affiliate at fair market value or (B) if subpart (A) does not apply, or if the actions described in subpart (A) cannot be accomplished, or any other applicable mitigation cannot be taken, by the time ITC Investments, Fortis and FortisUS are required to consummate the Merger, in each case, despite compliance with Section 6.3(g), then FortisUS may terminate this Agreement.

(g)                                  Prior to terminating this Agreement in accordance with Section 6.3(f) and Section 7.1(a)(vii), FortisUS will cooperate in good faith with Investor to mitigate, avoid, or have rescinded any requirement by any Governmental Entity that is or would be a Burdensome Requirement or which Investor determines to exceed its obligation hereunder to expend reasonable best efforts.

(h)                                 Fortis, FortisUS, ITC Investments and Merger Sub shall not agree to any voluntary settlement in any state regulatory approval proceeding if the effect thereof would reasonably be expected to (i) require ITC to make monetary payments or  change its capital structure, (ii) place limitations on the rates chargeable by, or the dividends payable by, ITC or (iii) reduce or restrict the rate base of ITC, in each case without the prior written consent of Investor (unless, in each case, such monetary payments are reimbursed by a Person other than Investor or its Affiliates, or a Person other than Investor or its Affiliates otherwise reimburses or compensates ITC or the Shareholders (other than Fortis and its Affiliates) therefore).

Section 6.4.                                 Further Action.  Subject to the terms and conditions of this Agreement, Investor shall use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary under Law to consummate and make effective the transactions contemplated by this Agreement.

Section 6.5.                                 Notice of Certain Events.  The Parties shall promptly notify the other Parties in writing of:  (a) any notice or other communication from any Governmental Entity in connection with the transactions contemplated by this Agreement; or (b) the occurrence, or failure to occur, of any event which occurrence or failure would cause or would reasonably be expected to cause any representation and warranty of a Party to be made on either Relevant Time to be untrue or inaccurate in any material respect on such Relevant Time or that will result in the failure to satisfy any of the conditions specified in ARTICLE III.

Section 6.6.                                 Publicity.  Investor on the one hand and Fortis, FortisUS, ITC Investments and Merger Sub on the other hand shall (i) consult with the other prior to issuing any press releases or otherwise making public announcements with respect to the Subscription, Merger and the other transactions contemplated by this Agreement, (ii) provide to the other for review a copy of any such press release or public statement, (iii) not issue any such press release or public statement prior to providing the other with a reasonable period of time to review and comment on such press release or public statement, and (iv) consult with the other prior to making any filings with any third party and/or any Governmental Entity (including any national securities exchange or interdealer quotation service) with respect thereto, except as may be required by Law or by obligations pursuant to any listing agreement with, or rule of, any national securities exchange or interdealer quotation service or by the request of any Governmental Entity.

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Section 6.7.                                 Tax Matters.

(a)                                 Concurrently with the Effective Time, Fortis US shall cause ITC Investments to enter into a tax sharing agreement reasonably satisfactory to the Investor and FortisUS, on substantially the same terms and conditions as the tax sharing agreement attached hereto as Annex D, and in addition, providing for (i)  restrictions on making any election or failing to make any election permitted under the Code (and similar provisions of state, local or foreign law) if such election or failure to make such election would reduce, or limit the ability of ITC Investments or any of its subsidiaries to use, the tax attributes of ITC Investments or any of its subsidiaries, including net operating losses and tax basis, (ii) an indemnification by Fortis and Fortis US of ITC Investments and its subsidiaries, and Investor and its Affiliates, for Taxes for which ITC Investments or any of its subsidiaries may be liable pursuant to Treasury Regulation § 1.1502-6 or similar provisions of state, local or foreign law as a result of being or having been a member of a combined, consolidated, unitary or similar group that includes one or more entities other than ITC Investments and its subsidiaries; (iii) the Investor having the right to review the computations of amounts payable under the tax sharing agreement (comparable to the right provided under Section 10.3 of the agreement attached hereto as Annex D); (iv) the Investor having the right to participate in any audit or similar proceeding to the extent it relates to ITC Investments or any of its subsidiaries and Fortis shall keep the Investor reasonably apprised regarding the progress of such proceedings, and (v) upon a disaffiliation of ITC Investments or any of its subsidiaries, the income, deductions, gains, losses, and other items of such disaffiliated member will be allocated between the pre-disaffiliation period and the post-disaffiliation period on a closing-of-the-books basis in a manner consistent with the principles of Treasury Regulation § 1.1502-76(b)(2) without any deemed ratable allocation election under Treasury Regulation § 1.1502-76(b)(2)(ii)(D); (vi) a covenant that (A) no member of the Fortis Group shall cause ITC Investments to no longer be a member of the “affiliated group” (as defined in Section 1504(a) of the Code) of which FortisUS is the common parent or shall cause such group to no longer file U.S. federal income tax returns on a consolidated basis and (B) no member of the Fortis Group shall (1) take any action that causes the FortisUS Shareholder Note to be or become an “expanded group instrument” within the meaning of proposed Treasury regulations issued under Section 385 of the Code on April 4, 2016 (the “Proposed Regulations”) or (2) take any action or fail to comply with any documentation requirements that results in either the FortisUS Shareholder Note or the Investor Shareholder Note being treated as equity for Tax purposes or the interest on the FortisUS Shareholder Note or the Investor Shareholder Note not being deductible for Tax purposes to any extent, whether pursuant to the Proposed Regulations or otherwise; and (vii) a joint and several indemnification on customary terms by Fortis and FortisUS of ITC Investments and its subsidiaries, and Investor and its Affiliates, for (A) Taxes attributable to a breach of the covenant described in the preceding clause (vi), (B) state income or franchise taxes attributable to the “add-back” of U.S. federal income tax deductions arising from the interest on the FortisUS Shareholder Note resulting from the payee under such Note being a United States payee, and (C) Taxes attributable to Treasury Regulation § 1.1032-3 not applying to any of the sequential transfers of the Merger Stock Consideration from Fortis and ultimately to the holders of Company Shares. For purposes of the foregoing sentence, the term “interest” includes original issue discount.  FortisUS and Investor shall negotiate in good faith to agree upon a final form executable version of the tax sharing agreement, based on the same terms and conditions as the tax sharing agreement attached hereto as Annex D and including the additional provisions enumerated in this Section 6.7(a), as promptly as practicable after the date hereof, but in any event prior to the Effective Time.

(b)                                 Immediately following the execution of this Agreement, the Parties hereto shall cooperate and use good faith efforts to cause to be conducted one or more studies to determine whether ITC Investments, immediately following the Effective Time, will be a “U.S. real property holding corporation” within the meaning of Section 897(c)(2) of the U.S. Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder.

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Section 6.8.                                 Shareholder Note Documents. Concurrently with the Effective Time, Investor and FortisUS shall cause ITC Investments to enter into shareholder note documents reasonably satisfactory to the Investor and FortisUS providing for the making of secured shareholder notes by Investor and FortisUS to ITC Investments in the amounts set forth on Annex E.  A summary of the terms and conditions of the shareholder note documents are attached as Annex E.  FortisUS and Investor shall negotiate in good faith to agree upon final form executable versions of the shareholder note documents, based on the terms and conditions attached as Annex E, as promptly as practicable after the date hereof, but in any event prior to the Effective Time. All amounts to be funded under such note documents shall be funded by Investor and FortisUS concurrently.

ARTICLE VII

TERMINATION

Section 7.1.                                 Events of Termination.

(a)                                 This Agreement may be terminated at any time on or prior to the Subscription Time:

(i)                                     by mutual written consent of FortisUS and Investor;

(ii)                                  by FortisUS if there shall have been a breach, inaccuracy or failure to perform (as applicable) of any representation, warranty, covenant or agreement on the part of Investor contained in this Agreement, such that the conditions set forth in Section 3.3(a) or Section 3.3(b) would not be satisfied and such breach inaccuracy or failure to perform is not curable or, if curable, is not cured prior to the earlier of (A) thirty days after written notice thereof is given by FortisUS to Investor or (B) three Business Days prior to the date FortisUS is required to effect the Merger in accordance with the Merger Agreement; provided, that FortisUS shall not have the right to terminate this Agreement pursuant to this Section 7.1(a)(ii) if FortisUS, ITC Investments or Merger Sub is then in material breach of any of its, representations, warranties, covenants or agreements contained in this Agreement, in each such case such that the conditions set forth in Section 3.2(a) or Section 3.2(b) would not be satisfied;

(iii)                               by Investor if there shall have been a breach, inaccuracy or failure to perform (as applicable) of any representation, warranty, covenant or agreement on the part of FortisUS, ITC Investments or Merger Sub contained in this Agreement, such that the conditions set forth in Section 3.2(a) or Section 3.2(b) would not be satisfied and such breach or condition is not curable or, if curable, is not cured prior to the earlier of (A) thirty days after written notice thereof is given by Investor to FortisUS, ITC Investments and Merger Sub or (B) three Business Days prior to the date FortisUS is required to effect the Merger in accordance with the Merger Agreement; provided, that Investor shall not have the right to terminate this Agreement pursuant to this Section 7.1(a)(iii) if Investor is then in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement in each such case such that the conditions set forth in Section 3.3(a) or Section 3.3(b) would not be satisfied;

(iv)                              by either FortisUS or Investor if any court of competent jurisdiction or other Governmental Entity having jurisdiction over the Parties shall have issued an order, decree or ruling or taken any other final action restraining, enjoining or otherwise

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prohibiting the Subscription and such order, decree, ruling or other action is or shall have become final and nonappealable;

(v)                                 by either FortisUS or Investor on or after the tenth day following the End Date (as extended, if applicable, pursuant to the first proviso set forth in Section 9.1(c) of the Merger Agreement); provided, that the right to terminate this Agreement pursuant to this Section 7.1(a)(v) shall not be available to the Party seeking to terminate if any action of such Party (or in the case of FortisUS, ITC Investments or Merger Sub, the other such Party) or the failure of such Party (or in the case of FortisUS, ITC Investments or Merger Sub, the other such Party) to perform any of its obligations, representations or warranties under this Agreement required to be performed or be true, as applicable, at or prior to the Effective Time has been the primary cause of the failure of the Effective Time to occur on or before the End Date;

(vi)                              by either FortisUS or Investor on or after the second day after the Merger Agreement is terminated in accordance with its terms, unless a new merger agreement, with parties, terms and conditions that are identical to the parties, terms and conditions of the Merger Agreement, is fully executed by such second day, in which case such new merger agreement shall be the “Merger Agreement” for all purposes hereunder; or

(vii)                           by FortisUS in accordance with Section 6.3(f).

(b)                                 Any Party desiring to terminate this Agreement pursuant to Section 7.1(a) shall give written notice of such termination to the other Parties and, if such termination is in accordance with Section 7.1(a), this Agreement shall terminate as to all Parties immediately upon delivery of such notice.

Section 7.2.                                 Effect of Termination.  If this Agreement is terminated in accordance with Section 7.1, then this Agreement shall forthwith become void and there shall be no liability or obligation of any Party (or any shareholder, partner, director, officer, employee, agent, consultant, or representative of such Party) to the other Parties, except that nothing herein will relieve any Party from liability for any breach of any representation, warranty, agreement, or covenant contained herein prior to such termination and the provisions of Section 6.6, this ARTICLE VII and ARTICLE VIII shall survive any such termination.

ARTICLE VIII

MISCELLANEOUS

Section 8.1.                                 Non-Survival of Representations, Warranties.  Except with respect to the representations and warranties set forth in Section 4.10 none of the representations or warranties in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations or warranties, shall survive the Subscription Time.

Section 8.2.                                 Modification and Amendment.  The Parties may modify or amend this Agreement only by written agreement, executed and delivered by duly authorized officers of the respective Parties.

Section 8.3.                                 Waiver.  Any Party may (a) extend the time for the performance of any of the obligations or other acts of the other Parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) subject to the requirements of applicable Law, waive compliance with any of the agreements or conditions contained herein.  Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the

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Party or Parties to be bound thereby and specifically referencing this Agreement.  The failure of any Party to assert any rights or remedies shall not constitute a waiver of such rights or remedies.

Section 8.4.                                 Notices.  All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile or e-mail or by registered or certified mail (postage prepaid, return receipt requested) to the respective Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

(a)                                 if to Fortis, FortisUS, ITC Investments or Merger Sub:

c/o Fortis Inc.

Fortis Place

5 Springdale Street, Suite 1100

P.O. Box 8837

St. John’s, Newfoundland A1B3T2

Canada

Attention:  David Bennett

Facsimile:  (709) 737-5307

E-Mail:  dbennett@fortisinc.com

with an additional copy (which shall not constitute notice) to:

White & Case LLP

1155 Avenue of the Americas

New York, New York 10036

Attention:                 John M. Reiss

Telephone:  (212) 819-8200

Facsimile:  (212) 354-8113

E-Mail:  jreiss@whitecase.com

(b)                                 if to Investor:

Finn Investment Pty Ltd

c/o GIC Pte Ltd

168 Robinson Road #37-01

Capital Tower

Singapore 068912

Attention:  Goh Siang

Telephone: +65-68896935

Email:  gohsiang@gic.com.sg

with an additional copy (which shall not constitute notice) to:

Sidley Austin LLP

787 Seventh Avenue

New York, NY 10019

Attention:  Asi Kirmayer

Facsimile:  (212) 839-5599

E-Mail:  akirmayer@sidley.com

Section 8.5.                                 Severability.  If any term or other provision of this Agreement is found by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of Law or public

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policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any Party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

Section 8.6.                                 Entire Agreement; Assignment.  This Agreement (including the Annexes hereto) constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the Parties, or any of them, with respect to the subject matter hereof and thereof.  This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of each of the other Parties, and any assignment without such consent shall be null and void; provided, that prior to the deposit of the Cash Funding Amount with the Exchange Agent, Investor may assign its rights and obligations under this Agreement to any of its Wholly-Owned Affiliates that is an Eligible Holder; provided, further that no such assignment shall relieve the Investor from its obligations hereunder.  Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns.

Section 8.7.                                 Parties in Interest.  This Agreement shall be binding upon and inure solely to the benefit of each Party, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.  The representations and warranties in this Agreement are the product of negotiations among the Parties hereto and are for the sole benefit of the Parties hereto.  Any inaccuracies in such representations and warranties are subject to waiver by the Parties in accordance with Section 8.3 without notice or liability to any other Person.  In some instances, the representations and warranties in this Agreement may represent an allocation among the Parties hereto of risks associated with particular matters regardless of the knowledge of any of the Parties hereto.  Consequently, Persons other than the Parties hereto may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

Section 8.8.                                 Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware (without giving effect to choice of law principles thereof), except to the extent that the mandatory provisions of the laws of the State of Michigan are applicable.

Section 8.9.                                 Headings.  The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 8.10.                          Counterparts.  This Agreement may be executed and delivered (including by facsimile transmission, “.pdf,” or other electronic transmission) in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

Section 8.11.                          Specific Performance.  The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the Parties do not perform the provisions of this Agreement (including failing to take such actions as are required of it hereunder in order to consummate the transactions contemplated by this Agreement) in accordance with its specified terms or otherwise breach such provisions.  The Parties acknowledge and agree that the Parties shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, without

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any requirement for the posting of security, this being in addition to any other remedy to which they are entitled at law or in equity.

Section 8.12.                          Jurisdiction.  Each of the Parties irrevocably (a) consents to submit itself to the personal jurisdiction of the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (unless the Delaware Court of Chancery shall decline to accept jurisdiction over a particular matter, in which case, in any Delaware state or federal court within the State of Delaware), in connection with any matter based upon or arising out of this Agreement or any of the transactions contemplated by this Agreement or the actions of any Party in the negotiation, administration, performance and enforcement hereof and thereof, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the courts of the State of Delaware, as described above, and (d) consents to service being made through the notice procedures set forth in Section 8.4.  Each of Party hereby agrees that service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 8.4 shall be effective service of process for any suit or proceeding in connection with this Agreement or the transactions contemplated hereby.  Each Party hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve process in accordance with this Section 8.12, that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and to the fullest extent permitted by applicable Law, that the suit, action or proceeding in any such court is brought in an inconvenient forum, that the venue of such suit, action or proceeding is improper, or that this Agreement, or the subject matter hereof or thereof, may not be enforced in or by such courts and further irrevocably waives, to the fullest extent permitted by applicable Law, the benefit of any defense that would hinder, fetter or delay the levy, execution or collection of any amount to which the Party is entitled pursuant to the final judgment of any court having jurisdiction.  Each Party expressly acknowledges that the foregoing waiver is intended to be irrevocable under the Laws of the State of Delaware and of the United States of America; provided, that each such Party’s consent to jurisdiction and service contained in this Section 8.12 is solely for the purpose referred to in this Section 8.12 and shall not be deemed to be a general submission to said courts or in the State of Delaware other than for such purpose.

Section 8.13.                          WAIVER OF JURY TRIAL.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF A PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF OR THEREOF.

Section 8.14.                          Transfer Taxes.  From and after the Subscription Time, the Surviving Corporation shall pay all transfer, documentary, sales, use, stamp, registration and other similar Taxes and fees (including penalties and interest) in connection with the issuance of the Subscribed Common Stock, the Merger, and the transactions contemplated by this Agreement.  Prior to such time, the Parties shall cooperate in attempting to minimize the amount of such Taxes.

Section 8.15.                          Compliance with Law.  In performance of their respective obligations under this Agreement, each Party agrees to comply with all applicable Laws, statutes, rules, regulations, judgments, decrees, injunctions, writs and orders, and all interpretations thereof, of all Governmental Entities having jurisdiction over such Party.

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Section 8.16.         Expenses upon Termination.

(a)           Except for costs and expenses incurred by ITC and its subsidiaries prior to the Closing Date (other than such expenses incurred in connection with ITC’s obligations under the Section 7.15 of the Merger Agreement and any costs and expenses otherwise incurred by ITC at the request of FortisUS or its Affiliates) (“Shared Company Expenses”), FortisUS shall bear and pay all costs and expenses incurred by the Fortis Group or ITC Group in connection with the Merger, the Committed Financing and the consummation of the transactions contemplated hereby and, subject to the next sentence, the Investor shall bear and pay all costs and expenses incurred by the Investor and its Affiliates in connection with the Merger, the Subscription and the consummation of the transactions contemplated hereby.  Notwithstanding the foregoing, if (x) FortisUS is paid the ITC Termination Fee in accordance with the Merger Agreement or (y) FortisUS consummates the Merger without Investor subscribing for the Subscribed Stock (other than as a result of the termination hereof by FortisUS in accordance with Section 7.1(a)(ii) or Section 7.1(a)(vii) or by FortisUS or Investor in accordance with Section 7.1(a)(iv)), then FortisUS shall pay to Investor up to $10,000,000 of its and its Affiliates’ documented out-of-pocket costs and expenses paid or payable to third parties in connection with the Merger Agreement, the Subscription and the consummation of the transactions contemplated hereby.

(b)           The Investor acknowledges that it will have no right to share in any portion of ITC Termination Fee if and when such ITC Termination Fee becomes payable to Fortis or FortisUS pursuant to Section 9.2(b) of the Merger Agreement.

(c)           Fortis, FortisUS and Merger Sub acknowledge and agree that if the Parent Termination Payment or any portion thereof becomes payable pursuant to Section 9.3(c) of the Merger Agreement or otherwise, or Fortis, FortisUS and Merger Sub become liable for any damages, losses, costs or expenses to ITC or any of its subsidiaries or any of their respective former, current or future general or limited partners, shareholders, directors, officers, managers, members, employees, representatives or agents for any breach of the Merger Agreement or otherwise in connection with failure of the Merger to be consummated (collectively, a “Merger Failure Liability”), none of the Investor or any of its Affiliates or any of its and their respective former, current or future general or limited partners, shareholders, directors, officers, managers, members, employees, representatives or agents shall be required to share or participate in any such Merger Failure Liability and Fortis and FortisUS shall jointly and severally indemnify the Investor from and against any damages, losses costs or expenses, including attorney fees and costs of defense, arising from or in connection with such Merger Failure Liability.  The foregoing shall not limit any damages that may become payable by Investor as a result of a breach of this agreement.

Section 8.17.         Liability. Notwithstanding anything to the contrary contained in this Agreement or any document or instrument delivered in connection herewith, but without limiting the rights of Fortis, FortisUS, ITC Investments and Merger Sub under Section 8.11:

(a)           the aggregate liability of the Investor and its Affiliates to Fortis, FortisUS, ITC Investments and Merger Sub and any of their respective Affiliates and their respective former, current or future general or limited partners, shareholders, directors, officers, managers, members, employees, representatives or agents arising from or in connection with any one or more breaches of Section 6.3 or Section 6.4 or any failure to obtain any required Consent from any Governmental Entity, or make any required Filing with any Governmental Entity or give any required notice to any Governmental Entity in connection with the Merger, the Subscription or the other transactions contemplated hereby shall not exceed the sum of $30,000,000; and

(b)           Fortis, FortisUS and Merger Sub covenant, agree and acknowledge that no Person other than the Parties hereto shall have any obligation hereunder or in connection with the

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transactions contemplated hereby and that, notwithstanding that the Investor or any of its permitted assigns may be a partnership or limited liability company or other entity, none of Fortis, FortisUS, ITC Investments or Merger Sub has any rights of recovery against and no recourse hereunder or under any documents or instruments delivered in connection herewith or in respect of any oral representations made or alleged to have been made in connection herewith or therewith shall be had against any of the former, current or future directors, officers, employees, agents, general or limited partners, managers, members, stockholders, Affiliates, assignees or representatives of the Investor or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder, Affiliate, assignee or representative of any of the foregoing (but not including the Investor, an “Investor Related Party”), whether by or through attempted piercing of the corporate (or limited liability company or limited partnership) veil, by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable Law, or otherwise, it being agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any Investor Related Party for any obligations of the Investor or any of its successors or assigns under this Agreement, under the Merger Agreement or under any documents or instrument delivered in connection herewith or therewith, in respect of any transaction contemplated hereby or thereby or in respect of any oral representations made or alleged to have been made in connection herewith or therewith or for any claim (whether at law or equity or in tort, contract or otherwise) based on, in respect of, or by reason of such obligations or their creation.

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IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement (or caused this Agreement to be executed on its behalf by its officer or representative thereunto duly authorized) as of the date first above written.

FINN INVESTMENT PTE LTD

By:	/s/ Rhys Evenden
	Name:	Rhys Evenden
	Title:	Authorized Signatory

By:	/s/ Alex Greenbaum
	Name:	Alex Greenbaum
	Title:	Authorized Signatory

FORTIS INC.

By:	/s/ Barry V. Perry
	Name:	Barry V. Perry
	Title:	President & Chief Executive Officer

By:	/s/ Karl W. Smith
	Name:	Karl W. Smith
	Title:	Executive Vice President & Chief Financial Officer

FORTISUS INC.

By:	/s/ Karl W. Smith
	Name:	Karl W. Smith
	Title:	Executive Vice President & Chief Financial Officer

By:	/s/ David C. Bennet
	Name:	David C. Bennet
	Title:	Vice President, Chief Legal Officer & Corporate Secretary

[Signature Page to Subscription Agreement]

ITC INVESTMENT HOLDINGS, INC.

By:	/s/ Barry V. Perry
	Name:	Barry V. Perry
	Title:	President & Chief Executive Officer

By:	/s/ David C. Bennet
	Name:	David C. Bennet
	Title:	Vice President, Chief Legal Officer & Corporate Secretary

ELEMENT ACQUISITION SUB INC.

By:	/s/ Karl W. Smith
	Name:	Karl W. Smith
	Title:	Executive Vice President & Chief Financial Officer

By:	/s/ David C. Bennet
	Name:	David C. Bennet
	Title:	Vice President, Chief Legal Officer & Corporate Secretary

[Signature Page to Subscription Agreement]

ANNEX A

FORM OF SHAREHOLDERS’ AGREEMENT

(Attached)

Shareholders’ Agreement

by and among

ITC Investment Holdings Inc.,

ITC Holdings Corp.,

FortisUS Inc.,

Finn Investment Pte Ltd,

and

any other Person that becomes a Shareholder pursuant hereto

i

SCHEDULES

Schedule I                                                   —        Equity Securities held by Shareholders

EXHIBITS

Exhibit A                                                         —        Form of Joinder Agreement

Exhibit B                                                         —        Dividend Policy

ii

This SHAREHOLDERS’ AGREEMENT (this “Agreement”) is dated as of [           ], 2016, by and among ITC Investment Holdings Inc., a Michigan corporation (“ITC Investments”), ITC Holdings Corp., a Michigan corporation (“ITC”), FortisUS Inc., a Delaware corporation (“FortisUS”), Finn Investment Pte Ltd, a Singapore private limited company (“Investor”), and any other Person that becomes a Shareholder pursuant hereto.

W I T N E S S E T H :

WHEREAS, on February 9, 2016, FortisUS, Fortis Inc., a corporation organized under the laws of Newfoundland and Labrador (“Fortis”), Element Acquisition Sub Inc., a Michigan corporation (“Merger Sub”) and ITC, entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which Merger Sub will merge with and into ITC (the “Merger”);

WHEREAS, on April 20, 2016, FortisUS has assigned to ITC Investments its rights and obligations under the Merger Agreement, subject to certain exceptions;

WHEREAS, as of the Merger, ITC Investments owned 100% of Merger Sub Common Stock;

WHEREAS, prior to the occurrence of the Merger, Investor subscribed for and purchased from ITC Investments shares of Common Stock, pursuant to a Subscription Agreement, dated as of April 20, 2016, by and among Fortis, FortisUS, ITC Investments, Merger Sub, and the Investor (the “Subscription Agreement”) and FortisUS owned the remaining shares of Common Stock, and as a result thereof, the Shareholders own Equity Securities in the amounts set forth in Schedule I;

WHEREAS, upon the effectiveness of the Merger, the separate corporate existence of Merger Sub ceased and ITC became the surviving corporation in the Merger;

WHEREAS, immediately following the consummation of the Merger, ITC issued common stock of ITC to ITC Investments in accordance with Section 2.1(c)(ii) of the Merger Agreement;

WHEREAS, immediately following the consummation of the Merger, the conversion of the Merger Sub Common Stock into common stock of ITC in connection therewith, and the issuance of common stock of ITC to ITC Investments as aforesaid, ITC Investments owned 100% of ITC; and

WHEREAS, ITC Investments and the Shareholders each desire to enter into this Agreement to, inter alia, establish certain rights and obligations relating to the Equity Securities and to limit the sale, assignment, transfer, encumbrance or other disposition of such Equity Securities and to provide for the consistent and uniform management of ITC Investments and ITC as set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

CERTAIN DEFINITIONS

Section 1.1            Certain Definitions.  For purposes of this Agreement, the following terms shall have the following meanings:

“Affiliate” means, with respect to any Person, (i) any Controlled Affiliate of such Person and (ii) any other Person that beneficially owns 10% or more of the voting interests in such Person; provided, however, that no entity other than GIC Pte Ltd (or any successor thereto or assignee of all or a substantial portion of the business or assets thereof) and its subsidiaries and entities managed or advised by GIC Pte

Ltd (or any successor thereto or assignee of all or a substantial portion of the business or assets thereof) and its subsidiaries shall be deemed an Affiliate of the Investor hereunder.

“Agreement” has the meaning set forth in the Preamble.

“Allocated Overhead” means recoverable general administrative, corporate, or other support costs which are allocated to ITC in accordance with the Uniform System of Accounts for Public Utilities.

“Applicable Law” means, with respect to any Person, all provisions of laws, statutes, ordinances, rules, regulations, permits or certificates of any Governmental Entity applicable to such Person or any of its assets or property, and all judgments, injunctions, orders and decrees of any Governmental Entities in proceedings or actions in which such Person is a party or by which any of its assets or properties are bound.

“Appraiser” has the meaning set forth in the definition of “Fair Market Value”.

“Authorization Date” has the meaning set forth in Section 2.3.

“Business Day” means any day, other than a Saturday, a Sunday or a day on which banks located in New York, New York, St. John’s, Newfoundland, or Novi, Michigan are authorized or required by Applicable Law to close.

“Cash Subscription Price” has the meaning set forth in the Subscription Agreement.

“Cause” means, with respect to any director of the ITC Investments Board, (a) being indicted for, convicted of, or having pled guilty or nolo contendere to, any (x) felony, (y) any crime involving moral turpitude or (z) other crime if, as a result of such director’s continued association with ITC Investments or ITC or any of its Subsidiaries, it is likely to be injurious to its business or reputation as determined by the ITC Investments Board in its sole discretion, (b) being restricted by any Applicable Law from acting as a director on the ITC Investments Board or the ITC Board or (c) having committed gross negligence or willful misconduct in the performance of such director’s duties as determined by the ITC Investments Board or (d) in respect only of membership on the audit committee, not having the requisite financial acumen to sit on the audit committee, as determined by the ITC Investments Board.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” means the common stock of ITC Investments.

“Common Stock Equivalents” means, at any time, (i) with respect to each share of Common Stock issued and outstanding, one and (ii) with respect to any other Equity Security which is at such time exercisable, exchangeable or convertible into or for Common Stock at an exercise price equal to or less than the Fair Market Value of the Common Stock at such time, an amount equal to the number of shares of Common Stock, if any, into or for which such Equity Security may be exercised, exchanged or converted at such time.

“Confidential Information” has the meaning set forth in Section 7.11.

“Consent” means all Licenses, clearances, expirations or terminations of waiting periods, non-actions, waivers, qualifications, change of ownership approvals or other authorizations.

“Consolidated Debt” means, on any date, an amount equal to the aggregate of all Indebtedness for Borrowed Money of ITC and its Subsidiaries on such date, determined in accordance with GAAP on a consolidated basis, plus the redemption amount of all shares of ITC which are retractable or redeemable at the option of the holder on such date (and for certainty, Preferred Equity shall not be included in the calculation of Consolidated Debt).

“Control” means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by agreement or otherwise (and the terms “Controlling”, “Controlled by” and “under common Control with” have correlative meanings).  Without limiting the foregoing, any Person that beneficially owns 50% or more of the voting interests in another Person shall be conclusively deemed to Control such other Person.

“Controlled Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling or Controlled by or under direct or indirect common Control with such Person.

“Core Assets” means transmission assets, distribution assets, or assets in respect of any related ancillary service.

“CPI” means the Consumer Price Index for All Urban Consumers (CPI-U), U.S. City Average, not seasonally adjusted, (1982-84 = 100), All Items, as calculated and published by the U.S. Department of Labor, Bureau of Labor Statistics; provided, that if such index ceases to be available, a comparable successor index shall be designated by the ITC Investments Board.

“Demand Notice” has the meaning set forth in Section 3.1(a).

“Demand Request” has the meaning set forth in Section 3.1(a).

“Demanding Shareholder” has the meaning set forth in Section 3.1.

“Disclosure Package” means, with respect to any offering of securities, (i) the preliminary prospectus, (ii) each Free Writing Prospectus and (iii) all other information, in each case, that is deemed, under Rule 159 promulgated under the Securities Act, to have been conveyed to purchasers of securities at the time of sale of such securities (including a contract of sale).

“Disqualified RTO Affiliate” means, with respect to any Market Participant in any Regional Transmission Organization, any Affiliate of such Market Participant; unless, (i) such Affiliate has been determined by the Federal Energy Regulatory Commission to not be controlled by or under common control with such Market Participant in a manner that would result in the loss of any independence adder of ITC or its Subsidiaries or ITC or its Subsidiaries being ineligible for any independence adder in respect of such Regional Transmission Organization or (ii) such Affiliate has not been determined, and could not reasonably be expected to be determined,  by the Federal Energy Regulatory Commission to be controlled by or under common control with such Market Participant in a manner that would result in the loss of any independence adder of ITC or its Subsidiaries or ITC or its Subsidiaries being ineligible for any independence adder in respect of such Regional Transmission Organization.

“Eligible Holder” means any Person that (i) is not, and is not a Controlled Affiliate of any Person that is, engaged primarily in the business of developing, owning, or operating electrical transmission systems located in North America (provided, that this subpart (i) shall not apply to FortisUS, for purposes of Transfers by FortisUS or to Investor and its Affiliates as a result of any interest in Oncor Electric Delivery Company LLC), (ii) has not become a Market Participant of any Regional Transmission Organization after such Regional Transmission Organization became an ITC RTO, or, if it has become a Market Participant of any Regional Transmission Organization after such Regional Transmission Organization became an ITC RTO, it did not commit to the transaction pursuant to which it became such a Market Participant after such Regional Transmission Organization became an ITC RTO, (iii) has not become a Disqualified RTO Affiliate of a Market Participant of any Regional Transmission Organization

after such Regional Transmission Organization became an ITC RTO, or, if it has become a Disqualified RTO Affiliate of a Market Participant of any Regional Transmission Organization after such Regional Transmission Organization became an ITC RTO, it did not commit to the transaction pursuant to which it became such a Disqualified RTO Affiliate of Market Participant after such Regional Transmission Organization became an ITC RTO, and (iv) is not a Prohibited Person; provided, that subparts (ii) and (iii) of this definition shall not apply if ITC or its Subsidiaries at any time cease to have the benefit of the independence adder in the pertinent Regional Transmission Organization and the same shall not have been reinstated within a period of ninety days; provided, further, that if any Shareholder shall cease to meet the requirements of subparts (i) through (iii) at any time, for a period of 180 days  from the date such Person ceased to meet the requirements of subparts (i) through (iii) (or such later time as permitted by the Federal Energy Regulatory Commission in accordance with an order issued during the initial ninety-day period) such Person shall be deemed to be an Eligible Holder hereunder.  For purposes of the foregoing, the Affiliates of a Fund shall include all subsidiaries of such Fund but shall exclude (other than for purposes of subpart (iv) of the definition of Eligible Holder) the other Affiliates of the Fund Manager or Fund Advisor of such Fund (including other Funds managed by such Fund Manager or to whom such Fund Advisor provides investment advice) if customary ethical screens have been established between such Affiliates and such Fund Manager or Fund Advisor that are sufficient to ensure that confidential information regarding ITC Investments and its Subsidiaries will not be shared by such Fund Manager or Fund Advisor with such other Affiliates of such Fund Manager or Fund Advisor.

“Eligible Transferee” means any Person that, after giving effect to the relevant Transfer, (i) would be an Eligible Holder, (ii) is not a Market Participant of any ITC RTO and is not a Disqualified RTO Affiliate of a Market Participant of any ITC RTO (other than, with respect to FortisUS, PJM Interconnection, LLC) and would not otherwise reasonably be expected (based on due inquiry or advice from outside counsel, as appropriate), as a result of becoming a Shareholder, to subject ITC Investments or its Affiliates to material adverse regulatory change, burden or process, and (iii) is not and does not have Controlled Affiliate that is in material litigation with ITC Investments, the Shareholders, or its or their respective Controlled Affiliates.  For purposes of the foregoing, the Controlled Affiliates of a Fund shall include all subsidiaries of such Fund but shall exclude the other Affiliates of the Fund Manager or Fund Advisor of such Fund (including other Funds managed by such Fund Manager or to whom such Fund Advisor provides investment advice) if customary ethical screens have been established between such Controlled Affiliates and such Fund Manager or Fund Advisor that are sufficient to ensure that confidential information regarding ITC Investments and its Subsidiaries will not be shared by such Fund Manager or Fund Advisor with such other Affiliates of such Fund Manager or Fund Advisor.

“Equity Securities” means all shares of Common Stock, all securities, directly or indirectly, convertible into or exercisable or exchangeable for shares of Common Stock and all Options and other rights to purchase or otherwise, directly or indirectly, acquire from ITC Investments shares of Common Stock, or securities convertible into or exercisable or exchangeable for shares of Common Stock, whether at the time of issuance or upon the passage of time or the occurrence of some future event.  As to any particular shares of Common Stock constituting Equity Securities, such shares shall cease to be Equity Securities when they have been acquired by ITC Investments.

“Escalated” means, with respect to any dollar amount on any date, (x) such dollar amount multiplied by (y) a percentage equal to (A) the positive change (if any) in the CPI between the CPI for January of the year immediately preceding such date and the CPI for January 2016 divided by the CPI for January 2016 multiplied by (B) 100.

“Excepted Transaction” means, with respect to Related Party Transactions involving FortisUS or its Affiliates, (A) the non-discriminatory allocation of Allocated Overhead to ITC Investments by FortisUS in accordance with FortisUS’ generally applicable policies; (B) Related Party Transactions negotiated on an “arm’s-length” basis and containing terms and conditions that are arm’s-length and at least as favorable to ITC Investments and its Subsidiaries as terms and conditions reasonably available from third parties (in each case, as determined by a majority of the disinterested directors of the ITC Investments Board); (C) Related Party Transactions for dispositions of assets that are non-Qualifying Core Assets, the development of which was subject to approval by an RH Shareholder at the time of the final investment decision with respect thereto, in accordance with this Agreement and such approval was not provided at such time (if, and only if, the consideration therefor represents at least fair market value of such assets as determined by a majority of the disinterested directors of the ITC Investments Board); or (D) Related Party Transactions for dispositions of assets that are required by Applicable Law, provided that such disposition is negotiated on an arm’s-length basis and contains arm’s-length terms and conditions that are at least as favorable to ITC Investments and its Subsidiaries as terms and conditions reasonably available from third parties (in each case, as determined by a majority of the disinterested directors of the ITC Investments Board).

“Excepted Issuance” means any issuance of Equity Securities to fund (i) capital expenditures in connection with developing Core Assets reasonably required by Applicable Law to provide safe, adequate and reliable electric transmission, distribution, or any related ancillary service in the then-current development and operating area of ITC or (ii) any extraordinary operating expenses of ITC.

“Excess New Securities” has the meaning set forth in Section 2.6(a).

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Fair Market Value” means, as of any date, the value of the shares of Common Stock determined as follows: (i) if the Common Stock is listed on any established stock exchange, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock as quoted on such exchange or market (or, if listed on more than one such exchange or market, the exchange or market with the greatest volume of trading in the Common Stock) on the last market trading day prior to such date, as reported in The Wall Street Journal or such other source as the ITC Investments Board deems reliable; or (ii) in the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the ITC Investments Board, with written notice of such determination to be promptly given to Shareholders, provided, that if there is a good faith objection to such a determination by the Relevant Shareholder, then the Fair Market Value shall be determined by an independent third party appraiser retained by the ITC Investments Board and reasonably acceptable to the Relevant Shareholder (the “Appraiser”), and all reasonable fees, costs and expenses of the Appraiser shall be allocated to ITC Investments, on the one hand, and/or the Relevant Shareholder, on the other hand, based upon the percentage which the portion of the contested amount finally determined bears to the amount actually contested, as determined by the Appraiser.  By way of illustration, if ITC Investments claims that the value per share of Common Stock is $1,000, the Relevant Shareholder claims that the value per share of Common Stock is $1,500, and the Appraiser determines that the value per share of Common Stock is $1,200, then the costs and expenses of the Appraiser will be allocated 60% (i.e., 300 ÷ 500) to the Relevant Shareholder and 40% (i.e., 200 ÷ 500) to ITC Investments.

“FFO/Net Debt Ratio” means, as of the end of any fiscal quarter of ITC Investments, the ratio of (i) cash flow from operations before changes in working capital and before changes in other short-term and long-term operating assets and liabilities (with respect to the twelve months preceding the end of such fiscal quarter) to (ii) Consolidated Debt less cash and cash equivalents and less cash-like current financial assets (as of the last day of such fiscal quarter).

“Filing” means all registrations, notices, declarations or filings.

“FINRA” means the Financial Industry Regulatory Authority.

“Fortis Group” means Fortis or any of its Affiliates (other than ITC Investments, Merger Sub and ITC and its Subsidiaries).

“Fortis Sale Notice” has the meaning set forth in Section 2.3(b).

“FortisUS” has the meaning set forth in the Preamble; provided, that upon any Permitted Transfer by FortisUS Inc., “FortisUS” will mean (i) FortisUS Inc. and its Wholly-Owned Affiliates, or (ii) if FortisUS Inc. and its Wholly-Owned Affiliates are no longer Shareholders, their successor or permitted assign that is a Shareholder (it being understood that if there is more than one such Shareholder that are not Wholly-Owned Affiliates of each other, then FortisUS will mean the one such Shareholder and its Wholly-Owned Affiliates that owns the largest percentage of Common Stock Equivalents).

“FortisUS Group” has the meaning set forth in  Section 2.3(a)(ii).

“Free Writing Prospectus” means any “free writing prospectus” as defined in Rule 405 promulgated under the Securities Act.

“Fund” means any share trust, investment trust, investment company, limited partnership, general partnership or other collective investment scheme, pension fund, insurance company, or anybody corporate or other entity, in each case, the business, operations or assets of which are managed professionally for investment purpose.

“Fund Advisor” means, with respect to any Fund, the primary or principal entity that provides investment advice to such Fund.

“Fund Manager” means, with respect to any Fund, any general partner, trustee, responsible entity, nominee, manager, or other entity performing a similar function with respect to such Fund.

“GAAP” means the generally accepted accounting principles in effect from time to time in the United States consistently applied.

“Governmental Entity” means any United States or non-United States federal, state, provincial or local court, arbitral tribunal, administrative agency, authority or commission or other governmental, quasi-governmental or regulatory agency or authority or any securities exchange.

“Holders’ Counsel” has the meaning set forth in the definition of “Registration Expenses”.

“ICC” has the meaning set forth in Section 7.7(a).

“Indebtedness for Borrowed Money” means, in respect of any Person and without duplication, (a) all obligations of such Person for borrowed money or with respect to advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes, letters of credit or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all capital lease obligations of such Person, (e) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, letters of credit and letters of guarantee, and (f) all guarantees by such Person of Indebtedness for Borrowed Money of others in each case determined in accordance with GAAP; provided, that, for greater certainty, trade payables do not constitute Indebtedness for Borrowed Money.

“Independent Director” means a director who meets all of the following requirements: (a) is elected by the Shareholders; (b) is designated as an independent director by the ITC Investments Board, the ITC Board, or the Shareholders; (c) is not an RH Director; (d) is not and during the 3 years prior to being designated as an independent director has not been any of the following: (i) a director of FortisUS or any of its Affiliates (other than ITC Investments or ITC); or (ii) an officer or employee of ITC Investments, ITC, FortisUS or any of their Affiliates; and (e) would meet the definition of “independent director” under the New York Stock Exchange Listed Company Manual if such director were a member of the board of directors of Fortis Inc., FortisUS, ITC Investments, or ITC (assuming, in the case of FortisUS, ITC Investments and ITC, that such entities were listed on the New York Stock Exchange).

“Independent Director Matters” has the meaning set forth in Section 4.6.

“Initial Public Offering” means any initial Public Offering.

“Intermediate Ownership Change” means, (i) with respect to Investor, (x) GIC (Ventures) Pte Ltd ceasing to hold all of the direct or indirect voting and economic interests of Investor or (y) GIC Pte Ltd ceasing to Control Investor, (ii) with respect to any Permitted Transferee of Investor that is a Fund or is directly or indirectly owned by a Fund as of the relevant Permitted Transfer, the Fund Manager or Fund Advisor of such Permitted Transferee as of the relevant Permitted Transfer ceasing to Control such Permitted Transferee through such Fund or any other Fund, (iii) with respect to any other Permitted Transferee of Investor,  the Ultimate Parent(s) of such Permitted Transferee as of the relevant Permitted Transfer (x) ceasing to hold all of the direct or indirect voting and economic interests of such Permitted Transferee or (y) otherwise ceasing to Control such Permitted Transferee, or (iv) with respect to any Shareholder, such Shareholder becomes or becomes a Controlled Affiliate of a Prohibited Person.

“Investor” has the meaning set forth in the Preamble; provided, that upon any Permitted Transfer by Investor, “Investor” will mean (i) Investor Holders, or (ii) if Investor and its Wholly-Owned Affiliates are no longer Shareholders, their successor or permitted assign that is a Shareholder (it being understood that if there is more than one such Shareholder that are not Wholly-Owned Affiliates of each other, then Investor will mean the one such Shareholder and its Wholly-Owned Affiliates that owns the largest percentage of Common Stock Equivalents).

“Investor Holders” means the Investor and any Wholly-Owned Affiliate of the Investor to which the Investor Transfers Equity Securities in accordance with the terms hereof.

“IRR Floor” means the interpolated amount of net cash (for greater certainty, post-tax) that causes the internal rate of return on investment of the Minority Invested Amount (taking into account all distributions theretofore made on the Common Stock issued in respect of the Minority Invested Amount and the timing of the Subscription and all subsequent contributions and distributions) to equal 10%.

“ITC” has the meaning set forth in the Preamble.

“ITC Board” means the board of directors of ITC.

“ITC Bylaws” means the bylaws of ITC, as in effect from time to time.

“ITC Group” means ITC Investments, Merger Sub, ITC or any of its Subsidiaries.

“ITC Investments” has the meaning set forth in the Preamble.

“ITC Investments Board” means the board of directors of ITC Investments.

“ITC Investments Bylaws” means the bylaws of ITC Investments, as in effect from time-to-time.

“ITC Investments Indemnities” has the meaning set forth in Section 2.5(b).

“ITC Investments Loss” has the meaning set forth in Section 2.5(e)(iv).

“ITC RTO” means the Midcontinent Independent System Operator, Inc., the Southwest Power Pool, Inc., and any other Regional Transmission Organization approved in accordance with Section 4.4(n).

“Licenses” means all permits, licenses, authorizations, exemptions, orders, consents, approvals, grants, certificates, variances, exceptions, permissions, qualifications, registrations, clearances and franchises.

“Majority Registrable Holders” means, at any time, and with respect to any Registration and related Public Offering, the holders of at least a majority of the Registrable Securities proposed to be included in such Public Offering before giving effect to any cut-back provisions contained herein.

“Market Participant” means, in respect of any Regional Transmission Organization, any entity that, either directly or through an affiliate, sells or brokers electric energy, or provides ancillary services to such Regional Transmission Organization, consistent with the definition in the Federal Energy Regulatory Commission regulations at 18 C.F.R. §35.34(b)(2).

“Material Corporate Transaction” has the meaning set forth in Section 3.3(c).

“Merger” has the meaning set forth in the Recitals.

“Merger Agreement” has the meaning set forth in the Recitals.

“Merger Sub” has the meaning set forth in the Recitals.

“Merger Sub Common Stock” means the common stock of Merger Sub (prior to giving effect to the Merger).

“Minority Invested Amount” means the Cash Subscription Price plus all other capital contributions to the Common Stock made by the Investor Holders after the date hereof.

“New Securities” means any securities (including new Equity Securities, Preferred Equity, or securities representing Indebtedness for Borrowed Money) of ITC Investments or any of its Subsidiaries, whether authorized now or in the future; provided, that “New Securities” shall not include (i) Equity Securities issued by ITC Investments or any of its Subsidiaries on or prior to the date hereof as contemplated by the Subscription Agreement, (ii) shares of Common Stock issued upon the direct or indirect conversion, exchange or exercise of any securities previously issued by ITC Investments in compliance with Section 2.6, (iii) securities issued by ITC Investments or any of its Subsidiaries in connection with any subdivision of securities (including any stock dividend or stock split) or any combination of securities (including any reverse stock split); (iv) Equity Securities sold in a Public Offering, (v) Equity Securities issued as consideration for the acquisition of another Person or all or substantially all of the assets of another Person (whether by merger, recapitalization, business combination or otherwise), or (vi) Equity Securities issued to any third party lenders as “equity kickers” in connection with what is primarily a loan transaction pursuant to any agreement or arrangement approved by the ITC Investments Board.

“New Securities Price” has the meaning set forth in Section 2.6(a).

“Options” means any rights, options or warrants to purchase any Equity Securities (including, (x) debt obligations which are or may become convertible into or exchangeable or exercisable for Equity Securities, (y) vested and unvested stock options and (z) contractual rights to receive payments, such as “phantom” stock or stock appreciation rights, where the amount thereof is determined by reference to fair market or equity value of ITC Investments or any Equity Securities).

“Other Holders” has the meaning set forth in Section 3.2(c)(ii).

“Other Shareholders” has the meaning set forth in Section 2.4(a).

“Participant” has the meaning set forth in Section 2.4(b).

“Permitted Transfer” has the meaning set forth in Section 2.2(a).

“Permitted Transferee” has the meaning set forth in Section 2.2(a).

“Person” means any individual, corporation, limited partnership, general partnership, limited liability partnership, limited liability company, joint stock company, joint venture, corporation, unincorporated organization, association, company, trust, group or any governmental or political subdivision or any agency, department or instrumentality thereof.

“Piggyback Notice” has the meaning set forth in Section 3.2(a).

“Piggyback Offering” has the meaning set forth in Section 3.2(a).

“Preemptive Exercise Notice” has the meaning set forth in Section 2.6(a).

“Preemptive Notice” has the meaning set forth in Section 2.6(a).

“Preferred Equity” means, on any date, the amount of any convertible or exchangeable preferred shares of ITC Investments which are convertible into equity of ITC Investments and which are not retractable or redeemable for cash at the option of the holder on such date.

“Prohibited Person” means any Person that is (i) the subject of (or would reasonably be expected to cause ITC Investments, the Shareholders, or its or their respective Controlled Affiliates to become the subject of) sanctions, (ii) owned or controlled by a Person that is the subject of sanctions; (iii) organized or resident in any country or region that is the subject of comprehensive sanctions; or (iv) reasonably expected to cause ITC Investments, the Shareholders, or its or their respective Affiliates to be in violation of counterterrorism, money laundering laws, export control, economic sanctions, or other similar regulations.

“Proxy” has the meaning set forth in Section 2.5(a).

“Proxy Shareholders” has the meaning set forth in Section 2.5(a).

“Public Offering” means any Underwritten Offering by ITC Investments of Common Stock to the public pursuant to an effective registration statement filed with the SEC under the Securities Act (or the closing of another transaction that results in any Common Stock being publicly traded and widely held by the public); provided, that a Public Offering shall not include an offering made in connection with a business acquisition or combination or an employee benefit plan.

“Qualifying Core Assets” means (i) Core Assets on which ITC or its Subsidiaries is entitled to receive rates approved by the Federal Energy Regulatory Commission and (ii) any other Core Assets reasonably required by Applicable Law to provide continued safe, adequate and reliable electric transmission, distribution, or any related ancillary service in the development and operating area of ITC (after giving effect to the acquisition of such assets, if applicable).

“Regional Transmission Organization” means the Midcontinent Independent System Operator, Inc., the Southwest Power Pool, Inc., PJM Interconnection, LLC, and any similar regional transmission organization.

“Registrable Securities” means, at any time: (i) any shares of Common Stock issued to, purchased or acquired by, any Shareholder and any shares of Common Stock issued or issuable to any Shareholder upon exercise, exchange or conversion of any Equity Securities; and (ii) any securities issued or issuable to any Shareholder with respect to any shares of Common Stock (including, by way of stock dividend, stock split, distribution, exchange, combination, merger, recapitalization, reorganization or otherwise).  As to any particular Registrable Securities once issued, such securities shall cease to be Registrable Securities upon the earliest to occur of: (i) the date on which such securities are disposed of pursuant to an effective registration statement under the Securities Act; (ii) the date on which such securities are disposed of pursuant to Rule 144 (or any successor provision) promulgated under the Securities Act; (iii) with respect to the Registrable Securities held by any Shareholder, any time that such Shareholder is permitted to sell such Registrable Securities under Rule 144(b)(1) under the Securities Act (or any successor provision thereto); and (iv) the date on which such securities cease to be outstanding.

“Registration” means each Required Registration and each registration under the Securities Act of securities in connection with a Piggyback Offering.

“Registration Expenses” means all reasonable expenses incident to ITC Investments’ performance of or compliance with ARTICLE III of this Agreement including, all registration, filing and FINRA fees, including fees payable in connection with the listing of securities on any securities change, fees and expenses relating to compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of any Registrable Securities), expenses of printing certificates for any Registrable Securities in a form eligible for deposit with the Depository Trust Company, all word processing, duplicating and printing expenses, messenger and delivery expenses, internal expenses (including, all salaries and expenses of its officers and employees performing legal or accounting duties), and fees and disbursements of counsel for ITC Investments and of its independent certified public accountants (including the expenses of any management review, special audits or “cold comfort letters” required by or incident to such performance and compliance), securities acts liability insurance (if ITC Investments elects to obtain such insurance), the reasonable fees and expenses of any special experts retained by ITC Investments in connection with such registration, fees and expenses of other Persons retained by ITC Investments, the fees and expenses of one counsel (the “Holders’ Counsel”) and applicable local counsel for the holders of Registrable Securities to be included in each relevant Registration, selected by the holders of a majority of the Registrable Securities to be included in such Registration (except that, where a Registration is a Required Registration, such selection may only be made by Shareholders holding a majority of the Registrable Securities set forth in the relevant Demand Request); but not including any underwriting fees, discounts or commissions attributable to the sale of securities or fees and expenses of counsel representing the holders of Registrable Securities included in such Registration (other than the Holders’ Counsel and applicable local counsel) incurred in connection with the sale of Registrable Securities.

“Related Party Transaction” means, with respect to any Shareholder, any transaction or agreement between ITC Investments or any of its Subsidiaries on the one hand and such Shareholder or its Affiliates on the other hand, and for greater certainty, “material Related Party Transaction” means any Related Party Transaction with a dollar value (either individually or together with related transactions) in excess of $1,000,000.

“Relevant Shareholder” has the meaning set forth in Section 2.7(b).

“Representative” has the meaning set forth in Section 7.11.

“Request for Intervention” has the meaning set forth in Section 7.7(d).

“Request for Joinder” has the meaning set forth in Section 7.7(c).

“Requesting Shareholder” has the meaning set forth in Section 3.3(d).

“Required Registration” has the meaning set forth in Section 3.1(a).

“Requisite Holding” means 9.95% or more of the aggregate Common Stock Equivalents of ITC Investments (or such lesser percentage as determined in accordance with Section 4.9).

“RH Director” means each director that is nominated by an RH Shareholder and appointed as a member of the ITC Investments Board and ITC Board in accordance herewith.

“RH Reserved Matters” has the meaning set forth in Section 4.4.

“RH Shareholder” means the Investor and any successor or permitted assign thereof, in each case, that together with its Wholly-Owned Affiliates, owns the Requisite Holding.

“Rules” has the meaning set forth in Section 7.7(a).

“Sale of the Business” means any transaction or series of transactions (whether structured as a stock sale, merger, consolidation, reorganization, recapitalization, redemption, asset sale or otherwise), which results in the sale or transfer of (a) all or substantially all of the assets of ITC Investments and its Subsidiaries taken as a whole (determined based on value), (b) beneficial ownership or Control of all or substantially all of the capital stock of ITC Investments or (c) beneficial ownership or Control of all or substantially all of the capital stock of any one or more of ITC Investments’ Subsidiaries owning, Controlling or otherwise constituting all or substantially all of the assets of ITC Investments and its Subsidiaries taken as a whole (determined based on value), in each case, to a Person or a “group” (as such term is defined under Regulation 13D under the Exchange Act) other than FortisUS or any of its Controlled Affiliates; provided, that in no event shall a Sale of the Business be deemed to include any transaction effected solely for the purpose of changing, directly or indirectly, the form of organization or the organizational structure of ITC Investments or any of its Subsidiaries.

“Sale Process” has the meaning set forth in Section 2.5(b).

“SEC” means, at any time, the United States Securities and Exchange Commission or any other federal agency at such time administering the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Shareholder” means FortisUS, Investor, and any other Person that becomes a Shareholder pursuant to Section 2.2(b).

“Shareholder Agreements” has the meaning set forth in Section 2.5(b).

“Shareholder Free Writing Prospectus” means each Free Writing Prospectus prepared by or on behalf of the relevant selling Shareholder or used or referred to by such Shareholder in connection with the offering of Registrable Securities.

“Shareholder Note” means any Indebtedness for Borrowed Money extended by a Shareholder to ITC Investments or its Subsidiaries, other than through participation in a financing whose original lenders were primarily not Shareholders.

“Shelf Notice” has the meaning set forth in Section 3.3(a).

“Shelf Registration” has the meaning set forth in Section 3.3(a).

“Shelf Registration Effectiveness Period” has the meaning set forth in Section 3.3(b).

“Shelf Registration Statement” has the meaning set forth in Section 3.3(a).

“Shelf Request” has the meaning set forth in Section 3.3(a).

“Shelf Underwritten Offering” has the meaning set forth in Section 3.3(d).

“Subscription” has the meaning set forth in the Subscription Agreement.

“Subscription Agreement” has the meaning set forth in the Recitals.

“Subsidiary” means, with respect to any Person, (i) any corporation more than 50% of the stock of any class or classes of which having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is owned by such Person directly or indirectly through one or more subsidiaries of such Person and (ii) any partnership, association, joint venture, limited liability company or other entity in which such Person directly or indirectly through one or more subsidiaries of such Person has more than a 50% equity interest.

“Supermajority Shareholder Matters” has the meaning set forth in Section 4.5.

“Suspension Period” has the meaning set forth in Section 3.3(c).

“Takedown Notice” has the meaning set forth in Section 3.3(d).

“Takedown Request” has the meaning set forth in Section 3.3(d).

“Transfer” has the meaning set forth in Section 2.1(a).

“Transfer Notice” has the meaning set forth in Section 2.4(a).

“Ultimate Parent” of a Permitted Transferee means the first direct or indirect parent of such Permitted Transferee whose economic and voting equity interests are (x) publicly traded pursuant to open market transactions on the New York Stock Exchange, The Nasdaq Stock Market, Inc., London Stock Exchange or comparable United States or foreign securities exchange or (y) owned entirely by one or more natural persons.

“Underwritten Offering” means a sale of securities of ITC Investments to an underwriter or underwriters for reoffering to the public.

“Uniform System of Accounts for Public Utilities” means the Uniform System of Accounts Prescribed for Public Utilities and Licensees Subject to the Provisions of the Federal Power Act, 18 C.F.R. Part 101.

“Wholly-Owned Affiliate” means, with respect to any Person (“Person A”), (i) any other Person whose economic and voting equity interests are directly or indirectly wholly-owned by Person A, (ii) any other Person who directly or indirectly owns all of the economic and voting equity interests of Person A or (iii) any other Person whose economic and voting equity interests are directly or indirectly wholly-owned by a Person who also directly or indirectly owns all of the economic and voting equity interests of Person A.

Section 1.2            Construction.  In this Agreement, unless otherwise specified or where the context otherwise requires:

(a)           the headings of particular provisions of this Agreement are inserted for convenience only and shall not be construed as a part of this Agreement or serve as a limitation or expansion on the scope of any term or provision of this Agreement;

(b)           words importing any gender shall include other genders;

(c)           words importing the singular only shall include the plural and vice versa;

(d)           the words “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation”;

(e)           the words “hereof,” “herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement;

(f)            references to “Schedules,” “Exhibits” or “Sections” shall be to Schedules, Exhibits or Sections of or to this Agreement;

(g)           references to any Person include the successors and permitted assigns of such Person;

(h)           the use of the words “or,” “either” and “any” shall not be exclusive;

(i)            whenever this Agreement refers to a number of days, that number shall refer to calendar days unless Business Days are specified and whenever any action must be taken under this Agreement on or by a day that is not a Business Day, then that action may be validly taken on or by the next day that is a Business Day.

(j)            wherever a conflict exists between this Agreement and any other agreement, this Agreement shall control but solely to the extent of such conflict;

(k)           references to any agreement, contract or schedule, unless otherwise stated, are to such agreement, contract or schedule as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof; and

(l)            the parties hereto have participated jointly in the negotiation and drafting of this Agreement; accordingly, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any provisions of this Agreement.

ARTICLE II

TRANSFER OF EQUITY SECURITIES

Section 2.1            Restrictions.  (a)  No Shareholder shall, voluntarily or involuntarily, by operation of law or otherwise, directly or indirectly, sell, assign, donate, gift, pledge, hypothecate, any right or option with respect to, dispose of, encumber or grant a security interest in, dispose of, grant a participation or beneficial interest in, or in any other manner, transfer any Equity Securities, in whole or in part, with or without consideration, or any other right or interest therein, or enter into any transaction which results in the economic equivalent of a transfer to any Person, including any derivative transaction that has the effect of changing materially the economic benefits, risks and voting rights associated with ownership (each such action, a “Transfer”) except pursuant to a Permitted Transfer.

(b)           From and after the date hereof, all certificates or other instruments representing Equity Securities held by each Shareholder and all certificates or other instruments issued in exchange for or upon the Transfer of any Equity Securities shall bear a legend which shall state:

“The securities represented by this certificate are subject to and have the benefit of a Shareholders’ Agreement, dated as of [    ], as the same may be amended from time to time, pursuant to the terms of which such securities are subject to certain restrictions and conditions on transfer.  Such Shareholders’ Agreement also provides for various other limitations and obligations, and all of the terms thereof are incorporated by reference herein.  A copy of such Shareholders’ Agreement has been filed in the chief executive office of ITC Investments where the same may be inspected daily during business hours.”

(c)           In addition to the legend required by Section 2.1(b) above, all certificates or other instruments representing Equity Securities held by each Shareholder and all certificates or other instruments issued in exchange for or upon the Transfer of any Equity Securities shall bear a legend which shall state:

“The securities represented by this certificate have not been registered under the United States Securities Act of 1933, as amended (the “Securities Act”), or any other securities law, and such securities may not be offered, sold, pledged or otherwise transferred except (1) pursuant to an exemption from, or in a transaction not subject to, the registration requirements under the Securities Act or (2) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any State of the United States  of America.”

Notwithstanding the foregoing provisions of this Section 2.1(c), the legend required by this Section 2.1(c) shall be removed from any such certificates representing Equity Securities upon the request of any Shareholder to ITC Investments, accompanied by an opinion of counsel reasonably satisfactory to ITC Investments that such Equity Securities may be freely transferred at any time without registration thereof under the Securities Act and that such legend may be removed.

(d)           Any attempt to Transfer any Equity Security which is not in accordance with this Agreement shall be null and void and ITC Investments agrees that it will not cause, permit or give any effect to any Transfer of any Equity Securities to be made on its books and records unless such Transfer is permitted by this Agreement and has been made in accordance with the terms hereof.

(e)           Each Shareholder agrees that it will not effect any Transfer of Equity Securities unless such Transfer is a Permitted Transfer and is made (i) pursuant to an exemption from the registration requirements of the Securities Act or pursuant to an effective registration statement under the Securities Act, (ii) in accordance with all Applicable Laws (including, all securities laws), and (iii) upon the receipt by ITC Investments, its Affiliates, such Shareholder, and the proposed transferee (as applicable) of all Consents and making by each of them (as applicable) of all Filings necessary to effect such Transfer and all such Consents and Filings being in full force and effect and not the subject to appeal, all terminations or expirations of applicable waiting periods imposed by any Governmental Entity with respect to the Transfer having occurred, and no such Consent containing any conditions or other requirements that are adverse to ITC Investments or its Affiliates in any material respect.  All costs and expenses reasonably incurred by ITC Investments and its Affiliates in accordance with the foregoing shall be paid in cash by or on behalf of the transferring Shareholder as a condition to the relevant Transfer.

(f)            Each Shareholder hereby acknowledges and agrees that the scope of the restrictions set forth in this Section 2.1 are reasonable in nature and serve to protect the legitimate interests of ITC Investments.

(g)           For the avoidance of doubt, the foreclosure by any Person of a direct or indirect interest in the Equity Securities shall be subject to such Transfer being a Permitted Transfer, including through the prior compliance by the Shareholder with Section 2.3.  Any foreclosure by any Person on the equity interests of a Shareholder or its direct or indirect parents without prior compliance with Section 2.3 shall be subject to Section 2.7.

Section 2.2            Permitted Transfers.  (a)  Notwithstanding anything to the contrary contained herein (but subject to Section 2.1(e) and Section 2.2(b)) a Shareholder may at any time effect any of the following Transfers (each a “Permitted Transfer”, and each transferee of such Shareholder in respect of such Transfer, a “Permitted Transferee”):

(i)            any Transfer by a Shareholder to its Wholly-Owned Affiliate that is an Eligible Holder;

(ii)           any Transfer of Equity Securities held by a Shareholder (other than FortisUS) to an Eligible Transferee so long as both (A) such Equity Securities represent no less than 7% of the aggregate Equity Securities issued and outstanding (or, if all Equity Securities held by such Shareholder represent less than 7% of the aggregate Equity Securities issued and outstanding, all such Equity Securities held by such Shareholder) and (B) such Shareholder has provided FortisUS and ITC Investments, as applicable, with the right of first offer in accordance with Section 2.3(a);

(iii)          any Transfer by FortisUS of any or all Equity Securities held by it to any Eligible Holder so long as FortisUS has (A) provided the other Shareholders the tag-along rights in accordance with Section 2.4 and (B) provided the Investor with the right of first offer in accordance with Section 2.3(b) (which, for the avoidance of doubt, shall not be required in the case of FortisUS’s exercise of the drag-along rights in accordance with Section 2.5);

(iv)          any Transfer by FortisUS of all Equity Securities held by it to any Person or Persons (other than a Prohibited Person) where FortisUS has exercised its drag-along rights in accordance with Section 2.5; and

(v)           any Transfer of any or all Equity Securities held by a Shareholder which is made pursuant to an effective registration statement filed pursuant to the Securities Act.

(b)           The restrictions contained in this Section 2.2 will continue to be applicable to the Equity Securities after the Permitted Transfer (other than a Permitted Transfer made pursuant to Section 2.2(a)(v)).

(c)           In any Transfer referred to above in Section 2.2(a) (other than clauses (iv) and (v) thereof), the Permitted Transferee shall agree in writing to be bound by the provisions of this Agreement and shall execute and deliver to ITC Investments a copy of the joinder agreement attached hereto as Exhibit A as a condition to such Transfer or other joinder instrument in form and substance reasonably acceptable to the ITC Investments Board.  Each such Permitted Transferee shall hold such shares of Equity Securities subject to the provisions of this Agreement as a “Shareholder” hereunder as if such Permitted Transferee were an original signatory hereto and shall be deemed to be a party to this Agreement.

(d)           ITC Investments shall have the right to reasonably require, as a condition to any Permitted Transfer pursuant to Section 2.2(a), receipt of an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to ITC Investments, to the effect that such Transfer is not required to be registered under the Securities Act and is not in violation of any Applicable Law.

(e)           Any Equity Securities owned by a Shareholder on or after the date of this Agreement shall have the benefit of and be subject to the terms and conditions of this Agreement.

(f)            In connection with any Transfer by the Investor pursuant to Section 2.2(a)(ii), ITC Investments and the other Shareholders each hereby agree to reasonably cooperate with the Investor and the purchaser in any such Transfer, including with respect to ITC Investments, (i) assisting with the preparation and delivery by the Investor of preliminary marketing and auction materials, (ii) preparing or assisting in the preparation of due diligence materials, (iii) making such due diligence materials available to prospective purchasers, (iv) providing  access to ITC Investments’ books, records, properties and other proprietary materials (subject, in each case, to the execution of customary confidentiality and non-disclosure agreements) to prospective purchasers and (v) making the managers, officers and employees available to prospective purchasers for presentations and due diligence interviews.

Section 2.3            Rights of First Offer.

(a)           Prior to a Transfer (other than a Permitted Transfer not made in reliance on this Section 2.3) by any Shareholder (other than FortisUS) (the “Selling Party”) to any Person of its Equity Securities, the Selling Party shall give written notice (the “Sale Notice”) to ITC Investments and FortisUS of its bona fide intention to Transfer its Equity Securities. Any Sale Notice shall disclose in reasonable detail the number and type of Equity Securities to be Transferred.  The Selling Party shall not consummate any Transfer until the earlier of (x) the date that is thirty days after the Sale Notice has been given to ITC Investments and to FortisUS and (y) the date on which the parties to the Transfer have been finally determined pursuant to this Section 2.3(a) (such earlier date, the “Authorization Date”). If a Sale Notice is delivered by a Selling Party pursuant to this Section 2.3(a):

(i)            ITC Investments shall have the right, within ten days of delivery of the Sale Notice to ITC Investments, to offer to purchase all (but not less than all) of the Equity Securities to be Transferred by delivering a written notice of such offer to the Selling Party and FortisUS.  Such notice shall also specify the purchase price per share that ITC Investments is offering to pay for such Equity Securities which shall be cash. Any offer so delivered shall be binding upon delivery and irrevocable unless otherwise revised in accordance with clause (iv).

(ii)           If ITC Investments has not offered to purchase all of the Equity Securities to be Transferred, FortisUS or its designees (the “FortisUS Group”) may offer to purchase all (but not less than all) of the Equity Securities not purchased by ITC Investments by giving written notice of such offer to the Selling Party and ITC Investments within fifteen days after the earlier of (A) the expiration of the ten day period after delivery of the Sale Notice to ITC Investments or (B) the delivery of the written notice of such offer by ITC Investments to FortisUS.  Such notice by the FortisUS Group shall specify the purchase price per share that the FortisUS Group is offering to pay for such Equity Securities, which shall be in cash and binding upon delivery and irrevocable.

(iii)          If ITC Investments has made an offer to purchase such Equity Securities to be Transferred, the FortisUS Group may offer to purchase all (but not less than all) of the Equity Securities subject to the Sale Notice by giving written notice of such offer to the Selling Party and ITC Investments within five days of the delivery of the written notice of such offer by ITC Investments to FortisUS.  The FortisUS Group’s offer under this clause (iii) shall be for a purchase price per share greater than the purchase price per share offered by ITC Investments and shall be binding upon delivery and irrevocable.

(iv)          If the FortisUS Group has made an offer to purchase all of the Equity Securities in accordance with clause (iii) above and the FortisUS Group’s purchase price per share is greater than that offered by ITC Investments, then ITC Investments shall have the right to revise its offer to specify the higher purchase price within five days after delivery of the written notice of offer by the FortisUS Group to ITC Investments, by delivering a written notice of a revised offer to the Selling Party and the FortisUS Group.  If ITC Investments does not so revise its offer, then ITC Investments’ offer in accordance with clause (i) above shall be deemed revoked and the FortisUS Group’s offer made in accordance with clause (iii) shall apply to all of the Equity Securities to be Transferred.

(v)           The Selling Party shall indicate to ITC Investments and the FortisUS Group whether it has accepted the offer(s) by ITC Investments and/or the FortisUS Group within ten days of receipt thereof, by sending an irrevocable written notice of such acceptance thereto, pursuant to which, ITC Investments and/or the FortisUS Group, as applicable, shall then be obligated to purchase, and the Selling Party shall then be obligated to sell, the Equity Securities at the applicable purchase price specified on the applicable offer and on the terms and conditions set forth in the Sale Notice.

(vi)          If ITC Investments and the FortisUS Group have not collectively purchased all of the Equity Securities specified in the Sale Notice, or if the Selling Party does not accept the offer(s) made by ITC Investments and/or the FortisUS Group, ITC Investments and the FortisUS Group shall not be entitled to purchase any of such Equity Securities and the Selling Party may, during the 180-day period immediately following the Authorization Date (provided, that such 180-day period may be extended to the extent reasonably necessary to obtain any Filings or Consents from any applicable Governmental Entity), Transfer all such Equity Securities specified in the Sale Notice for consideration consisting of cash or securities with a fair market value (determined as of the date such Transfer is agreed to) that is not less than 101% of the highest purchase price offered by ITC Investments and/or the FortisUS Group.  The Transfer of Equity Securities not Transferred during such 180-day period (or any such extension thereof) shall be subject to the provisions of this Section 2.3 upon a subsequent proposed Transfer.  The rights granted to ITC Investments and the FortisUS Group pursuant to this Section 2.3 shall continue to be applicable to any subsequent disposition of any Equity Securities acquired by the transferee(s) hereunder until such rights lapse in accordance with the terms of this Agreement.

(vii)         If ITC Investments and the FortisUS Group have agreed to purchase all of the Equity Securities set forth in the Sale Notice pursuant to this Section 2.3(a), then the closing of such purchase shall occur within fifteen Business Days from the date ITC Investments and the FortisUS Group have notified the Selling Party of their intention to purchase all of such Equity Securities (or, if applicable, upon the running of any notice periods or the granting of any approvals required by Applicable Law).

(b)           Prior to a Transfer (other than a Permitted Transfer not made in reliance on this Section 2.3, including in the case of FortisUS’s exercise of the drag-along rights in accordance with Section 2.5) by FortisUS to any Person of its Equity Securities, whereby after giving pro forma effect to such Transfer, FortisUS will hold more than 50% of the Common Stock Equivalents, FortisUS shall give written notice (the “Fortis Sale Notice”) to the Investor of its bona fide intention to Transfer its Equity Securities. Any Fortis Sale Notice shall disclose in reasonable detail the number and type of Equity

Securities to be Transferred.  FortisUS shall not consummate any Transfer until the earlier of (x) the date that is thirty days after the Fortis Sale Notice has been given to the Investor and (y) the date on which the parties to the Transfer have been finally determined pursuant to this Section 2.3(b). If a Fortis Sale Notice is delivered by FortisUS pursuant to this Section 2.3(b):

(i)            The Investor, shall have the right, within ten days of delivery of the Transfer Notice, to offer to purchase all (but not less than all) of the Equity Securities subject to the Fortis Sale Notice by delivering a written offer to FortisUS (with a copy thereof to ITC Investments) stating that it offers to purchase such Equity Securities.  Such offer shall specify the purchase price per share, which shall be cash, and any offer so delivered shall be binding upon delivery and irrevocable unless otherwise specified herein.

(ii)           FortisUS shall indicate to the Investor whether it has accepted such offer within ten days of delivery of the Fortis Sale Notice, by sending an irrevocable written notice of such acceptance to the Investor. If FortisUS does not expressly accept an offer by the Investor prior to the expiration of such 10-day period, such offer by the Investor shall be deemed to be revoked.  If FortisUS accepts such offer by the Investor, FortisUS shall then be obligated to sell the Equity Securities in accordance with the terms of such offer.

(iii)          If the Investor does not deliver an offer during the ten day period after delivery of the Fortis Sale Notice, the Investor shall be deemed to have waived all of its rights to purchase the Equity Securities under this Section 2.3(b), and FortisUS may, during the 180-day period immediately following the earlier of (x) the date that is thirty days after the Fortis Sale Notice has been given to the Investor and (y) the date on which the parties to the Transfer have been finally determined pursuant to this Section 2.3(b), Transfer all (but not less than all) such Equity Securities specified in the Transfer Notice for consideration consisting of cash or securities with a fair market value (determined as of the date such Transfer is agreed to) that is not less than 101% of the purchase price offered by the Investor; provided, that such 180-day period may be extended to the extent reasonably necessary to obtain any Filings or Consents from any applicable Governmental Entity.  The Transfer of any Equity Securities not Transferred during such 180-day period (or any such extension thereof) shall be subject to the provisions of this Section 2.3 upon a subsequent proposed Transfer.  The rights granted to the Investor pursuant to this Section 2.3 shall continue to be applicable to any subsequent disposition of any Equity Securities acquired by the transferee(s) hereunder until such rights lapse in accordance with the terms of this Agreement.

(iv)          If the Investor has agreed to purchase all of the Equity Securities set forth in the Fortis Sale Notice pursuant to this Section 2.3(b), then the closing of such purchase shall occur within fifteen Business Days from the date the Investor has notified FortisUS of its intention to purchase all of such Equity Securities (or, if applicable, upon the running of any notice periods or the granting of any approvals required by Applicable Law).

Section 2.4            Sales by FortisUS Subject to Tag-Along Rights.  (a)  If FortisUS proposes to effect a Transfer (other than a Permitted Transfer described in Section 2.2(a)(i), Section 2.2(a)(iv), or Section 2.2(a)(v)), then FortisUS shall promptly give written notice (the “Transfer Notice”) to ITC Investments and each of the other Shareholders (the “Other Shareholders”) at least twenty days prior to the closing of such Transfer.  The Transfer Notice shall (i) describe in reasonable detail the proposed Transfer including, the class and number of shares of Equity Securities to be sold, the number of

Common Stock Equivalents represented thereby, the identity of the prospective transferee(s), the purchase price of each such share of Equity Securities to be sold, which shall be in cash, and the date such proposed sale is expected to be consummated and (ii) have attached thereto, if available, an executed copy (or a substantially final draft copy) of the agreement pursuant to which the proposed Transfer is to be consummated.

(b)           Each of the Other Shareholders shall have the right, exercisable upon delivery of an irrevocable written notice to FortisUS within thirty days after receipt of the Transfer Notice, to participate in such proposed Transfer on the same terms and conditions as set forth in the Transfer Notice including, the making of all representations, warranties and covenants and the granting of all indemnifications and similar agreements and arrangements agreed to by FortisUS in the executed agreement (or substantially final draft agreement) delivered with the Transfer Notice pursuant to Section 2.4(a) (including, participating in any escrow arrangements to the extent of their respective pro rata portion).  Each Other Shareholder electing to participate in the Transfer described in the Transfer Notice (each, a “Participant”) shall indicate in its irrevocable notice of election to FortisUS the maximum number of Common Stock Equivalents it desires to Transfer.  Each such Participant shall be entitled to Transfer a number of Common Stock Equivalents equal to such holder’s pro rata portion of the total number of Common Stock Equivalents to be Transferred, as set forth in the Transfer Notice, up to such maximum number; provided, that if FortisUS will not hold more than 50% of the Common Stock Equivalents after giving pro forma effect to the Transfer, then each Participant shall be entitled to Transfer all Common Stock Equivalents held by such Participant.  For purposes of this Section 2.4(b), pro rata portion means for each Participant a fraction, the numerator of which is the number of Common Stock Equivalents held by such Participant immediately prior to the Transfer proposed in the Transfer Notice and the denominator of which is the total number of Common Stock Equivalents outstanding immediately prior to the Transfer proposed in the Transfer Notice (provided, that the preceding calculation shall be adjusted so that the total number of Common Stock Equivalents that the Participants may sell in the aggregate does not exceed the total number of Common Stock Equivalents to be sold by FortisUS).  No holder of Equity Securities (other than shares of Common Stock) shall be entitled to sell Equity Securities (other than shares of Common Stock) pursuant to this Section 2.4, but shall be permitted to convert, exchange or exercise its applicable portion of Equity Securities (subject to the terms of such Equity Securities) for Common Stock concurrently with, and subject to, the consummation of the proposed Transfer.

(c)           Each Participant shall effect its participation in the Transfer by delivering to FortisUS (to hold in trust as agent for such Participant), at least three Business Days prior to the date scheduled for such Transfer as set forth in the Transfer Notice, (i) one or more certificates or other instruments, as applicable, in proper form for transfer, which represent the number of shares of Equity Securities which such Participant is entitled to Transfer in accordance with Section 2.4(b) (but subject to the limitations set forth in Section 2.4(b)), (ii) executed copies of a joinder or other similar agreement pursuant to which such Participant shall agree to be bound by the terms and conditions set forth in the agreement included with the Transfer Notice pursuant to Section 2.4(a)(ii) in form and substance reasonably satisfactory to FortisUS, and (iii) executed copies (or signature pages thereof) of such other agreements, documents or certificates as FortisUS and/or its transferee shall reasonably request.  Such agreements, documents or certificates or other instruments, as applicable, shall be delivered by FortisUS to such Permitted Transferee on the date scheduled for the consummation of the Transfer pursuant to the terms and conditions specified in the Transfer Notice and such Permitted Transferee shall remit to each such Participant its pro rata portion of the net sale proceeds (taking into account any transaction costs and expenses reasonably incurred by FortisUS in connection with such Transfer, including, any fee paid pursuant to Section 2.4(e), and reasonable transaction costs and expenses incurred by FortisUS on behalf of ITC Investments in connection with such Transfer and any escrows, holdback amounts or other amounts withheld pursuant to the terms specified in the Transfer Notice) to which such Participant is entitled by reason of its participation in such sale.  For purposes of this Section 2.4(c), “pro rata portion” means for each Participant a fraction, the numerator of which is the number of Common Stock Equivalents to be Transferred by such Participant pursuant to this Section 2.4 and the denominator of which is the total number of Common Stock Equivalents to be Transferred pursuant to this Section 2.4.  FortisUS’s sale of shares of Equity Securities in any sale proposed in a Transfer Notice shall be effected on terms and conditions not more favorable to FortisUS than those set forth in such Transfer Notice and those applicable to the other Participants.

(d)           The exercise or non-exercise of the rights of any of the Other Shareholders hereunder to participate in one or more Transfers of Equity Securities made by FortisUS shall not adversely affect their rights to participate in subsequent Transfers of Equity Securities subject to this Section 2.4.  Notwithstanding the foregoing, no shares of Common Stock that have been Transferred in a Transfer pursuant to this Section 2.4 shall be subject again to the restrictions set forth in this Section 2.4.

(e)           For purposes of this Section 2.4, it is understood and agreed that in consideration of investment banking services provided by an investment banking group, a reasonable fee may be paid by FortisUS and included in reimbursable transaction costs in an amount that is customary and equivalent to a fee arrangement negotiated on an “arm’s-length” basis.

(f)            Notwithstanding anything contained in this Section 2.4 to the contrary, there shall be no liability on the part of FortisUS (or any of its Controlled Affiliates and Permitted Transferees) to any Other Shareholder in the event that the proposed Transfer is not consummated or no Common Stock Equivalents are sold notwithstanding the delivery of any Transfer Notice pursuant to Section 2.4(a) or the compliance with any other provision in this Section 2.4.

(g)           For purposes of this Section 2.4, the computation of Common Stock Equivalents shall include Equity Securities that would become Common Stock Equivalents in accordance with their terms immediately after the consummation of the transactions contemplated by this Section 2.4.

(h)           For convenience of administration with respect to Other Shareholders other than Investor, FortisUS may sell its Common Stock Equivalents without offering the Other Shareholders the opportunity to participate in such sale in compliance with this Section 2.4, so long as each Other Shareholder is provided the opportunity to sell its pro rata portion of the total number of Common Stock Equivalents to FortisUS and, within ten Business Days of consummation of the sale of FortisUS’s Common Stock Equivalents, FortisUS purchases such Common Stock Equivalents from each Other Shareholder on the same terms and conditions (including price) as FortisUS sold its Equity Securities to such transferee.

Section 2.5            Grant to FortisUS of Drag-Along Rights.  (a)  At the written request of FortisUS at least thirty days prior to the closing of a Sale of the Business, each other Shareholder agrees to vote its shares of voting securities of ITC Investments for, consent to, and raise no objection to such Sale of the Business and shall take all other actions necessary or reasonably required to cause the consummation of such Sale of the Business on the terms proposed by FortisUS, which shall control all decisions in connection therewith (including the hiring or termination of any investment bank or professional advisor).  Without limiting the foregoing, (i) if such Sale of the Business is structured as a sale of assets or a merger or consolidation, then each Shareholder shall vote, or cause to be voted, all of its shares of voting securities of ITC Investments over which such Person has the power to vote or direct the voting and which are entitled to vote on such Sale of the Business at a special or annual meeting of Shareholders or by written consent in lieu of a meeting in favor of such transaction and shall irrevocably waive any dissenter’s rights, appraisal rights or similar rights (including any notice in connection therewith) which such Shareholder may be entitled under Applicable Law in connection therewith (and each such Shareholder does hereby irrevocably waive all such rights) and (ii) if such Sale of the Business is structured as or involves a sale or redemption of Equity Securities, then each Shareholder shall agree to sell such Shareholder’s pro rata portion of the Equity Securities being sold in such Sale of the Business on the economic terms and conditions approved by FortisUS.  Each Shareholder (other than FortisUS and the Investor) (such Shareholders, the “Proxy Shareholders”) hereby revokes any and all prior proxies or powers of attorney in respect of any of such Shareholder’s Equity Securities.  Each Proxy Shareholder hereby irrevocably constitutes and appoints FortisUS and any designee of FortisUS, with full power of substitution and resubstitution, at any time during the term of this Agreement, as its true and lawful attorney and proxy (its “Proxy”), and in its name, place and stead, to vote each of such Proxy Shareholders’ Equity Securities (in each case whether such Equity Securities are currently owned or may be acquired in the future by the Proxy Shareholder) as its proxy, at every regular, special, adjourned or postponed meeting of Shareholders, including the right to sign its name (as Shareholder) to any consent, certificate or other document relating to ITC Investments (or, if applicable, any Subsidiary of ITC Investments) that the laws of the State of Michigan may permit or require with respect to any matter to be voted on by the Shareholders.  The foregoing Proxy and power of attorney are irrevocable, are coupled with an interest throughout the term of this Agreement and shall survive and not be affected by the death, dissolution, termination, bankruptcy or incapacity of any of the Proxy Shareholder.  The Proxy Shareholders shall not (i) grant any Proxy or enter into or agree to be bound by any voting trust with respect to any Equity Securities or enter into any agreement, arrangement or understanding with any Person that is inconsistent with the terms of this Section 2.5 or any other provisions of this Agreement including agreements or arrangements with respect to the acquisition, Transfer or voting of any Equity Securities (including the entrance into a voting trust, the grant of a Proxy or the entry into any other voting or similar agreement or arrangement) or (ii) act, for any reason, as a member of a group or in concert with any other Shareholders (or owners of Equity Securities whether or not party to this Agreement) in connection with the acquisition, Transfer or voting of any Equity Securities in any manner which is inconsistent with the provisions of this Section 2.5 or any other provisions of this Agreement.

(b)           ITC Investments and the other Shareholders each hereby agree to reasonably cooperate (including by waiving any appraisal rights and any notices in connection therewith to which such Shareholder may be entitled under Applicable Law and each such Shareholder does hereby waive all such appraisal rights and any notices in connection therewith) with FortisUS and the purchaser in any such Sale of the Business and the sale process preceding such Sale of the Business (the “Sale Process”) (including, without limitation, by reasonably cooperating and taking all other actions reasonably necessary or reasonably requested by FortisUS to effectively conduct the Sale Process and assure the success thereof) including, with respect to ITC Investments, (i) identifying and soliciting prospective purchasers (including securing the services of an investment bank and/or other professional advisors, selected by FortisUS, to assist in procuring such purchasers), (ii) preparing and delivering preliminary marketing and auction materials, (iii) preparing or assisting in the preparation of due diligence materials, (iv) making such due diligence materials available to prospective purchasers, (v) providing  access to ITC Investments’ books, records, properties and other proprietary materials (subject, in each case, to the execution of customary confidentiality and non-disclosure agreements) to prospective purchasers and (vi) making the managers, officers and employees reasonably available to prospective purchasers for presentations and due diligence interviews) and, to execute and deliver all documents (including purchase agreements, if applicable) and instruments as FortisUS and such purchaser reasonably request to effect such Sale of the Business including, with respect to a Shareholder, the making of all customary individual representations, warranties and covenants and the granting of all indemnifications and similar agreements and arrangements with respect to such Shareholder as agreed to by FortisUS with respect to such matters as power, authority, title and legal right to transfer shares and absence of claims with respect to such shares (the “Shareholder Agreements”), and severally (but not jointly) make such indemnities regarding ITC Investments and its Subsidiaries and their assets, liabilities and businesses (the “ITC Investments Indemnities”) as made by FortisUS (including, participating in any escrow arrangements to the extent of their respective pro rata portion).  FortisUS agrees that upon such Sale of the Business each Shareholder shall receive its pro rata portion of the net proceeds (taking into account any transaction costs and expenses reasonably incurred by FortisUS in connection with such Sale of the Business, including, any fee paid pursuant to Section 2.5(c), and any transaction costs and expenses incurred by FortisUS on behalf of ITC Investments in connection with such Sale of the Business) and, subject to the foregoing and Section 2.5(d), such sale shall be on the same terms and conditions as afforded to FortisUS; provided, that in no event shall the net amount of cash received by the Investor Holders (other than FortisUS and its Permitted Transferees) be less than the IRR Floor.  For purposes of Section 2.5(a) and this Section 2.5(b), “pro rata portion” means for each Shareholder a fraction, the numerator of which is the number of Common Stock Equivalents held by such Shareholder immediately prior to such Sale of the Business and the denominator of which is the total number of Common Stock Equivalents outstanding immediately prior to such Sale of the Business.

(c)           For the purposes of this Section 2.5, it is understood and agreed that in consideration of investment banking services provided by an investment banking group, a reasonable fee may be paid by FortisUS and included in reimbursable transaction costs in an amount that is customary and equivalent to a fee arrangement negotiated on an “arm’s-length” basis.

(d)           For the purposes of this Section 2.5, the computation of Common Stock Equivalents shall include Equity Securities that would become Common Stock Equivalents in accordance with their terms immediately after the consummation of the transactions contemplated by this Section 2.5.

(e)           Notwithstanding anything else in this Agreement, the obligations of the Shareholders (other than FortisUS) under this Section 2.5 (including, to participate in a Transfer made in accordance with this Section 2.5) shall be subject to satisfaction of the following:

(i)            upon the consummation of the Transfer, each Shareholder (other than FortisUS and any of its Affiliates) shall be entitled to receive for its Equity Securities the same form of consideration and the same proportional amount of consideration as FortisUS and any of its Affiliates (which shall include all consideration payable to, or received by FortisUS and any of its Affiliates) and if FortisUS or any of its Affiliates are entitled to select the form of consideration, such election shall be offered to all Shareholders;

(ii)           no Shareholder shall be subject to joint and several liability with respect to any other Shareholders;

(iii)          no Shareholder shall be liable for the Shareholder Agreements made by other Shareholders or required to enter into any non-competition or non-solicitation provisions; and

(iv)          the aggregate amount of liability with respect to each Shareholder (other than FortisUS and any of its Affiliates) pursuant to all agreements entered into in connection with a Transfer pursuant to this Section 2.5 shall be capped at such Shareholder’s pro rata portion of the proceeds actually received by such Shareholder in connection with such Transfer, and the allocable share of any Shareholder for any amounts payable in connection with any claim in connection with ITC Investments Indemnities (any such amount payable, a “ITC Investments Loss”) shall not exceed the lesser of (x) such Shareholder’s pro rata portion of any such ITC Investments Loss or (y) the proceeds actually received by such Shareholder in connection with such Transfer.

(f)            Notwithstanding anything contained in this Section 2.5 to the contrary, there shall be no liability on the part of FortisUS (or any of its affiliates and Permitted Transferees) to any other Shareholder in the event a Sale of the Business is not consummated notwithstanding the delivery of any written request by FortisUS pursuant to Section 2.5(a) or the compliance with any other provision in this Section 2.5.

Section 2.6            Grant of Preemptive Rights to Shareholders.  (a)  In the event that, at any time, ITC Investments or any of its Subsidiaries shall decide to undertake an issuance of New Securities (any such issuance being hereby expressly consented to by each Shareholder in its capacity as such) (other than an issuance of debt securities in which none of FortisUS and its Affiliates participate), ITC Investments shall at such time deliver to each Shareholder written notice of ITC Investments’ decision, describing the amount, type and terms (including the exercise price and expiration date thereof in the case of any Options and principal amount, maturity date, terms of any security interests and yield thereof in the case of securities representing Indebtedness for Borrowed Money) of such New Securities, the purchase price per New Security (the “New Securities Price”) to be paid by the purchasers of such New Securities and the other terms upon which ITC Investments has decided to issue the New Securities including, the expected timing of such issuance which will in no event be more than ninety days after the date upon which such notice is given (the “Preemptive Notice”).  Each such Shareholder shall have twenty Business Days from the date on which the Preemptive Notice is given to agree by written notice to ITC Investments (a “Preemptive Exercise Notice”) to purchase up to its proportional share of such New Securities for the New Securities Price and upon the general terms specified in the Preemptive Notice and stating therein the quantity of New Securities to be purchased by any such Shareholder, including any Excess New Securities such Shareholder wishes to purchase if such securities are available.  In the event that in connection with such a proposed issuance of New Securities, any such Shareholder shall for any reason fail or refuse to give such written notice to ITC Investments within such twenty Business Day period, such Shareholder shall, for all purposes of this Section 2.6, be deemed to have refused (in that particular instance only) to purchase any of such New Securities and to have waived (in that particular instance only) all of its rights under this Section 2.6 to purchase any of such New Securities.  For purposes of this Section 2.6, a Shareholder’s “proportional share” means, at any time, the quotient obtained by dividing the number of Common Stock Equivalents held by such Shareholder at such time by the aggregate number of Common Stock Equivalents held by all Shareholders.  In the event that any Shareholder does not elect to purchase all of its respective proportional share, the New Securities which were available for purchase by such non-electing Shareholders (the “Excess New Securities”) shall automatically be deemed to be accepted for purchase by the Shareholders who indicated in their Preemptive Exercise Notice a desire to participate in the purchase of New Securities in excess of their proportional share.  Unless otherwise agreed by all of the Shareholders participating in the purchase, each Shareholder who indicated in its Preemptive Exercise Notice that it desired to purchase more than its proportional share shall purchase a number of Excess New Securities equal to the lesser of (x) the number of Excess New Securities indicated in the Preemptive Exercise Notice, if any, and (y) an amount equal to the product of (A) the number of Excess New Securities and (B) a fraction, the numerator of which is the number of Common Stock Equivalents held at such time by such Shareholder and the denominator of which is the aggregate number of Common Stock Equivalents held at such time by all Shareholders participating in such purchase of Excess New Securities.

(b)           In the event and to the extent that, subsequent to the procedure set forth in Section 2.6(a), any New Securities (including any Excess New Securities) are not acquired by the Shareholders entitled to subscribe for and purchase such New Securities, ITC Investments (or any such Subsidiary) shall be free to issue such New Securities to any Eligible Holder; provided, that (i) the price per New Security at which such New Securities are being issued to and purchased by such Person is not less than 99% of the New Securities Price and (ii) the other terms and conditions pursuant to which such Person purchases such New Securities are not materially more favorable than the terms set forth in the Preemptive Notice.  Any New Securities not issued or sold within 90 days after the date of the Preemptive Notice (provided, that such 90-day period may be extended up to an additional 90 days to the extent necessary to obtain any Filings or Consents from any applicable Governmental Entity) shall again be subject to the provisions of this Section 2.6.

(c)           For convenience of administration, ITC Investments may sell New Securities to FortisUS without offering the other Shareholders the opportunity to participate in such sale in compliance with this Section 2.6, so long as each such applicable Shareholder is provided the opportunity to purchase its pro rata portion of applicable New Securities from FortisUS, within ten Business Days of consummation of FortisUS’s purchase of New Securities from ITC Investments, on the same terms and conditions (including price) as FortisUS purchased its New Securities from ITC Investments and that such delay does otherwise adversely affect the other Shareholders from an economic perspective (e.g. as a result of dividends or distributions with a record date during such ten Business Day period).

Section 2.7            Call upon Intermediate Ownership Change.  (a) Each indirect Transfer of Equity Securities shall be made subject to Section 2.3 (other than with respect to Equity Securities of FortisUS).

(b)           If, in violation of Section 2.3, a Shareholder (other than FortisUS) suffers an Intermediate Ownership Change, then the relevant Shareholder suffering such Intermediate Ownership Change (the “Relevant Shareholder”) shall be deemed to have provided ITC Investments and FortisUS an irrevocable offer to purchase the Relevant Shareholders’ Equity Securities at 90% of Fair Market Value.  Each Shareholder agrees to give ITC Investments and each other Shareholder prompt notice of any Intermediate Ownership Change.

(c)           Promptly following the Intermediate Ownership Change, ITC Investments shall determine the Fair Market Value of the Relevant Shareholders’ Equity Securities as of the date of the Intermediate Ownership Change in accordance with the definition thereof.

(d)           ITC Investments may elect to purchase all of the Equity Securities of the Relevant Shareholder by delivering a written notice of such election to the Selling Party and FortisUS within ten days after the determination of the Fair Market Value thereof.  If ITC Investments has not elected to purchase all of the Equity Securities of the Relevant Shareholder, then the FortisUS Group may elect to purchase all (but not less than all) of the Equity Securities of the Relevant Shareholder not purchased by ITC Investments by giving written notice of such election to the Selling Party and ITC Investments within fifteen days after earlier of (i) the expiration of the ten-day period after determination of Fair Market Value or (ii) the delivery of the written notice of such election by ITC Investments to FortisUS.

(e)           If ITC Investments and the FortisUS Group have agreed to purchase all of the Equity Securities of the Relevant Shareholder, then the closing of such purchase shall occur within fifteen Business Days from the date ITC Investments and the FortisUS Group have notified the Selling Party of their intention to purchase all of such Equity Securities (or, if applicable, upon the running of any notice periods or the granting of any approvals required by Applicable Law).

Section 2.8            Mandatory Transfer upon Becoming a non-Eligible Holder.  If any Shareholder shall cease to be an Eligible Holder, then such Shareholder shall promptly Transfer its Equity Securities to a Wholly-Owned Affiliate that is an Eligible Holder in accordance with Section 2.2(a)(i).  If no Wholly-Owned Affiliate of the relevant Shareholder is or can be duly organized to be an Eligible Holder, then the relevant Shareholder shall use its commercially reasonable efforts to promptly Transfer its Equity Securities to a third party in accordance with Section 2.2(a)(ii) and Section 2.3.

Section 2.9            Transfer upon New ITC RTO.  If (a) ITC Investments desires to acquire Core Assets, directly or indirectly through ownership of another Person, in any Regional Transmission Organization that is not then an ITC RTO, (b) any Shareholder (other than FortisUS) is a Market Participant of such Regional Transmission Organization or a Disqualified RTO Affiliate of a Market

Participant of such Regional Transmission Organization, and (c) such Shareholder can Transfer its Equity Securities in accordance with Section 2.2(a)(i) to a Wholly-Owned Affiliate that is an Eligible Holder and that would not be a Market Participant of such Regional Transmission Organization or a Disqualified RTO Affiliate of a Market Participant of such Regional Transmission Organization without adverse consequences (economic or otherwise), then at the request of ITC Investments such Shareholder shall use commercially reasonable efforts to effect such Transfer as promptly as practicable upon the making of such request.  Notwithstanding anything to the contrary, no Shareholder shall be required to Transfer its Equity Securities to a third party under this Section 2.9.

ARTICLE III

REGISTRATION RIGHTS

Section 3.1            Required Registration.  (a)  If ITC Investments shall be requested in writing, which writing shall specify the Registrable Securities to be sold and the intended method of disposition thereof (a “Demand Request”), at any time by FortisUS, or at any time after the first registration statement with respect to Registrable Securities is declared effective by the SEC, by an RH Shareholder (the Shareholder(s) making such Demand Request, the “Demanding Shareholder”), to effect a registration under the Securities Act of Registrable Securities held by FortisUS (or an RH Shareholder, if applicable) (each, a “Required Registration”), then ITC Investments shall deliver a written notice (a “Demand Notice”) to each Shareholder who did not make such Demand Request stating that ITC Investments intends to comply with a Demand Request and informing each such Shareholder of its right to include Registrable Securities in such Required Registration.  Within ten Business Days after receipt of a Demand Notice, each Shareholder who received such Demand Notice shall have the right to request in writing that ITC Investments include all or a specific portion of the Registrable Securities held by such Shareholder in such Required Registration, and ITC Investments shall include such Registrable Securities in such Required Registration, subject to Section 3.1(c).  ITC Investments shall file a registration statement on the appropriate form as promptly as practicable (but no later than sixty days after the date the Demand Request is delivered in the case of a Form S-1 and thirty days after the date the Demand Request is delivered in the case of a Form S-3) and use its reasonable best efforts to cause such registration statement to be declared effective by the SEC at the earliest possible date permitted under the rules and regulations of the SEC; provided, that ITC Investments shall not be obligated to effect, or take any action to effect, any such registration pursuant to this Section 3.1:

(i)            in any particular jurisdiction in which ITC Investments would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, unless ITC Investments is already subject to service in such jurisdiction and except as may be required by the Securities Act or applicable rules or regulations thereunder;

(ii)           if the Registrable Securities requested to be registered pursuant to such request do not have an anticipated aggregate public offering price (before any underwriting discounts and commissions) of not less than (x) $25,000,000 (or $50,000,000 if such requested registration is the Initial Public Offering) in the case of Required Registration on Form S-1, or (y) $10,000,000 in the case of Required Registration on Form S-3;

(iii)          within three months of any other Required Registration or a Shelf Underwritten Offering;

(iv)          within three months of a Piggyback Offering in which all Shareholders were given the right to include Registrable Securities and at least 90% of the Registrable

Securities requested by such Shareholders to be included in such Piggyback Offering were included;

(v)           during the period starting with the date thirty days prior to ITC Investments’ good faith estimate of the date of filing of, and ending on the date ninety days immediately following a Piggyback Offering, provided, that during the thirty-day period prior to such filing ITC Investments is actively employing in good faith all reasonable efforts to consummate such Piggyback Offering; provided, further, that ITC Investments may only delay an offering pursuant to this subsection (a)(v) for a period of not more than ninety days if a filing of any other registration statement is not made within that period and ITC Investments may only exercise this right once in any twelve-month period; or

(vi)          for a period of up to 120 days if ITC Investments shall furnish to the Shareholders requesting such Registration a certificate signed by the President of ITC Investments stating that in the good faith judgment of the ITC Investments Board such Required Registration would (i) require the disclosure of a material transaction or other matter and such disclosure would be materially disadvantageous to ITC Investments or (ii) adversely affect a material financing, acquisition, disposition of assets or equity interests, merger or other comparable transaction; provided, that ITC Investments shall not exercise such right more than twice in any twelve-month period

(b)           Underwritten Offering.  If the Demanding Shareholder intends to distribute the Registrable Securities in a Required Registration by means of an underwriting, it shall so advise ITC Investments as a part of its Demand Request.  In such event, the underwriters of such Required Registration shall be one or more underwriting firms of nationally recognized standing selected by the Demanding Shareholder, and reasonably acceptable to ITC Investments.  The right of each Shareholder to include securities in such Required Registration shall be conditioned upon such Shareholder entering into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected pursuant hereto.

(c)           Priority on Underwritten Offerings.  ITC Investments shall not include any securities other than Registrable Securities in a Required Registration, except with the written consent of Shareholders participating in such Required Registration that hold a majority of the Registrable Securities included in such Required Registration.  In the case of any Required Registration that is an Underwritten Offering, if the managing underwriter for the Required Registration shall advise ITC Investments in writing (a copy of which ITC Investments shall provide to each Shareholder requesting to include Registrable Securities therein) that, in such underwriter’s opinion, the number of securities requested to be included in such Required Registration would adversely affect the Required Registration and sale (including pricing) of such Registrable Securities (such writing to state the basis of such opinion and the approximate number of Registrable Securities that may be included in such Required Registration without such effect), ITC Investments shall include in such Required Registration the number of Registrable Securities that ITC Investments is so advised can be sold in such Required Registration, in the following amounts and order of priority:

(i)            first, all Registrable Securities requested to be sold by all holders of Registrable Securities pursuant to this Section 3.1 pro rata among such holders on the basis of the number of Registrable Securities requested to be registered by such holders; and

(ii)           second, securities proposed to be sold by ITC Investments for its own account.

(d)           Form S-3.  ITC Investments shall use its reasonable best efforts to qualify and remain qualified for registration on Form S-3 for secondary sales and shall effect any Required Registration on Form S-3 after such qualification.

(e)           Limitations on Investor Demand Rights.  Notwithstanding anything to the contrary in this Section 3.1, ITC Investments shall not be obligated to file and cause to become effective more than three registration statements on Form S-1 initiated pursuant to Section 3.1(a) pursuant to a Demand Request by the RH Shareholders.  Notwithstanding anything else in this Section 3.1, any Demand Request made by an RH Shareholder may be rescinded prior to such registration being declared effective by the SEC by written notice to ITC Investments from such RH Shareholder; provided, however, that such rescinded registration shall not count as a registration initiated pursuant to Section 3.1(e) if ITC Investments shall have been reimbursed for all reasonable and documented out-of-pocket expenses incurred by ITC Investments in connection with such rescinded registration; provided, further, however, that if, at the time of such rescission, such RH Shareholder shall have learned of an event that is, or is reasonably likely to result in, a material adverse change in ITC Investments’ business, financial condition or results of operations from that known to such RH Shareholder at the time of its Demand Request and have withdrawn the request with reasonable promptness after learning of such information then such RH Shareholder shall not be required to reimburse ITC Investments for any out-of-pocket expenses incurred by ITC Investments in connection with such rescinded registration and such rescinded registration shall not count as a registration initiated by such RH Shareholder.

Section 3.2            Piggyback Rights.  (a)  Corporation and Other Offerings.  If ITC Investments at any time (other than in connection with the Initial Public Offering) proposes to offer, for its own account or the account of another Person, any of its securities (a “Piggyback Offering”) under the Securities Act (other than pursuant to a registration statement on Form S-4 or Form S-8 or any successor forms thereto or in an offering subject to Section 3.1), for sale to the public in an Underwritten Offering (including an “at-the-market offering” or a “registered direct offering”) it will at each such time give prompt written notice to all Shareholders of its intention to do so (a “Piggyback Notice”).  In the case of a Piggyback Offering under a shelf registration statement filed by ITC Investments pursuant to Rule 415 under the Securities Act, such Piggyback Notice shall be sent not less than ten Business Days prior to the expected date of commencement of marketing efforts for such Piggyback Offering.  In the case of a Piggyback Offering under a registration statement that is not a shelf registration statement, such Piggyback Notice shall be given not less than ten Business Days prior to the expected date of filing of such registration statement.  Upon the written request of any Shareholder to include Registrable Securities held by it under such registration statement (which request shall (i) be made within ten Business Days after the receipt of any such notice, and (ii) specify the Registrable Securities intended to be included by such Shareholder), ITC Investments will use its reasonable best efforts to effect the registration of all Registrable Securities that ITC Investments has been so requested to register by such Shareholder; provided, that if, at any time after giving written notice of its intention to offer any securities and prior to the pricing of such Piggyback Offering, ITC Investments shall determine for any reason not to consummate such offering, ITC Investments may, at its election, give written notice of such determination to each such Shareholder and, thereupon, shall be relieved of its obligation to register or offer any Registrable Securities of such Persons in connection with such proposed offering.

(b)           Underwritten Offering.  If ITC Investments intends to distribute the Registrable Securities in a Piggyback Offering by means of an underwriting, it shall so advise the Shareholders as a part of its Piggyback Notice.  In such event, the underwriters of such Piggyback Offering shall be one or more underwriting firms of nationally recognized standing selected by ITC Investments and reasonably acceptable to FortisUS.  The right of each Shareholder to include securities in such Piggyback Offering shall be conditioned upon such Shareholder entering into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected pursuant hereto.

(c)           Priority on Piggyback Offerings.  If the managing underwriter for an Underwritten Offering pursuant to this Section 3.2 shall advise ITC Investments in writing (a copy of which ITC Investments shall provide to each Shareholder requesting to include Registrable Securities therein) that, in such underwriter’s opinion, the number of securities requested to be included in such Piggyback Offering would adversely affect such offering and sale (including pricing) of such securities (such writing to state the basis of such opinion and the approximate number of securities that may be included in such Piggyback Offering without such effect), ITC Investments shall include in such Piggyback Offering the number of securities that ITC Investments is so advised can be sold in such offering, in the following amounts and order of priority:

(i)            if the Piggyback Offering relates to an offering for ITC Investments’ own account, then (A) first, such number of equity securities to be sold by ITC Investments for its own account (B) second, Registrable Securities of Shareholders pro rata among such Shareholders on the basis of the number of Registrable Securities requested to be sold by such Shareholders pursuant to this Section 3.2, and (C) third, other equity securities held by any other Person; or

(ii)           if the Piggyback Offering relates to an offering for holders other than for ITC Investments’ own account (“Other Holders”), then (A) first, such number of equity securities sought to be registered by each such Other Holder, (B) second, Registrable Securities of Shareholders pro rata among such Shareholders on the basis of the number of Registrable Securities requested to be sold by such Shareholders pursuant to this Section 3.2 and (C) third, other equity securities held by any other Person.

Section 3.3            Shelf Registration.  (a)  Subject to Section 3.3(d), if ITC Investments shall be requested in writing (which request may be delivered at any time after the eleven-month anniversary of the date of the Initial Public Offering) to make a Shelf Registration (a “Shelf Request”) by FortisUS or the Investor to ITC Investments, then ITC Investments shall deliver a written notice (a “Shelf Notice”) to each Shareholder, who did not make such Shelf Request stating that ITC Investments intends to comply with a Shelf Request and informing each such Shareholder of its right to include Registrable Securities in such Shelf Registration.  Within five Business Days after receipt of a Shelf Notice, each Shareholder who received such Shelf Notice shall have the right to request in writing that ITC Investments include all or a specific portion of the Registrable Securities held by such Shareholder in such Shelf Registration, and ITC Investments shall include such Registrable Securities in such Shelf Registration.  Subject to ITC Investments’ eligibility to use Form S-3 for secondary sales, ITC Investments shall (i) file as promptly as practicable (but no later than thirty days after the date the Shelf Request is delivered) and use reasonable best efforts to cause to be declared effective by the SEC at the earliest possible date permitted under the rules and regulations of the SEC, a Form S-3, or (ii) designate an existing Form S-3 filed with the SEC, in each case providing for offers and sales to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act with respect to the Registrable Securities held by FortisUS and any other Shareholder who elects to participate therein as provided in Section 3.3(b) (the “Shelf Registration” and “Shelf Registration Statement”, as applicable).

(b)           Subject to Section 3.3(c), ITC Investments will use its reasonable best efforts to keep the Shelf Registration Statement continuously effective until the date on which all Registrable Securities covered by the Shelf Registration Statement have been sold thereunder in accordance with the plan and method of distribution disclosed in the prospectus included in the Shelf Registration Statement, or otherwise (the “Shelf Registration Effectiveness Period”).

(c)           Notwithstanding anything to the contrary contained in this Agreement, ITC Investments may, from time to time, by providing written notice to the Shareholders whose Registrable Securities are covered by the Shelf Registration Statement, require such Shareholders to suspend sales of

Registrable Securities under the Shelf Registration Statement (a “Suspension Period”) if in the good faith judgment of the ITC Investments Board, ITC Investments is required to disclose in the Shelf Registration Statement a financing, acquisition, corporate reorganization or other similar corporate transaction or other material event or circumstance affecting ITC Investments or its securities (a “Material Corporate Transaction”), and that the disclosure of information about such Material Corporate Transaction at such time would reasonably be expected to have a material adverse effect thereon.  Immediately upon receipt of such notice, the Shareholders whose Registrable Securities are covered by the Shelf Registration Statement shall suspend sales of Registrable Securities under the Shelf Registration Statement until the requisite changes to the prospectus have been made as required below.  Any Suspension Period shall terminate at such time as the public disclosure of such information is made.  After the expiration of any Suspension Period and without any further request from a Shareholder, ITC Investments shall as promptly as practicable prepare a post-effective amendment or supplement to the Shelf Registration Statement or the related prospectus, or any document incorporated therein by reference, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, the prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  Notwithstanding the foregoing, (A) ITC Investments may declare no more than two Suspension Periods in any twelve month period, (B) the duration of all Suspension Periods may not exceed ninety days in the aggregate in any twelve-month period, (C) the duration of any one period may not exceed sixty days, and (D) at least thirty days must elapse between each Suspension Period.

(d)           At any time, and from time-to-time, during the Shelf Registration Effectiveness Period (except during a Suspension Period), FortisUS or the Investor may notify ITC Investments in writing (the “Takedown Request” and the Shareholder(s) making such Takedown Request, the “Requesting Shareholder”) of its intent to sell Registrable Securities covered by the Shelf Registration Statement (in whole or in part) in an Underwritten Offering (a “Shelf Underwritten Offering”).  Such notice shall specify the aggregate number of Registrable Securities requested to be registered in such Shelf Underwritten Offering.  Upon receipt by ITC Investments of such notice, ITC Investments shall deliver a written notice (a “Takedown Notice”) to each Shareholder, who did not make such Takedown Request informing each such Shareholder of its right to include Registrable Securities in such Shelf Underwritten Offering.  Within five Business Days after receipt of a Takedown Notice, each Shareholder who received such Takedown Notice shall have the right to request in writing that ITC Investments include all or a specific portion of the Registrable Securities held by such Shareholder in such Shelf Underwritten Offering and ITC Investments shall include such Registrable Securities in such Shelf Underwritten Offering.  The underwriters of such Shelf Underwritten Offering shall be one or more underwriting firms of nationally recognized standing selected by the Requesting Shareholder and reasonably acceptable to ITC Investments.  The right of each other Shareholder to include securities in such Required Registration shall be conditioned upon such Shareholder entering into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected pursuant hereto.

(e)           ITC Investments shall not be obligated to effect, or take any action to effect, any a Shelf Underwritten Offering:

(i)            in any particular jurisdiction in which ITC Investments would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, unless ITC Investments is already subject to service in such jurisdiction and except as may be required by the Securities Act or applicable rules or regulations thereunder;

(ii)           if the Registrable Securities requested to be registered pursuant to such request do not have an anticipated aggregate public offering price (before any underwriting discounts and commissions) of not less than $10,000,000;

(iii)          within three months of any other Required Registration or Shelf Underwritten Offering;

(iv)          within three months of a Piggyback Offering in which all Shareholders were given the right to include Registrable Securities and at least 90% of the Registrable Securities requested by such Shareholders to be included in such Piggyback Offering were included;

(v)           during the period starting with the date thirty days prior to ITC Investments’ good faith estimate of the date of filing of, and ending on the date ninety days immediately following a Piggyback Offering, provided, that during the thirty-day period prior to such filing ITC Investments is actively employing in good faith all reasonable efforts to consummate such Piggyback Offering; provided, further, that ITC Investments may only delay an offering pursuant to this subsection (a)(v) for a period of not more than ninety days if a filing of any other registration statement is not made within that period and ITC Investments may only exercise this right once in any twelve-month period; or

(vi)          for a period of up to 120 days if ITC Investments shall furnish to the Shareholders requesting such Shelf Underwritten Offering a certificate signed by the President of ITC Investments stating that in the good faith judgment of the ITC Investments Board such Required Registration would (A) require the disclosure of a material transaction or other matter and such disclosure would be materially disadvantageous to ITC Investments or (B) adversely affect a material financing, acquisition, disposition of assets or equity interests, merger or other comparable transaction; provided, that ITC Investments shall not exercise such right more than twice in any twelve month period.

Section 3.4            Registration Procedures.  ITC Investments will use its reasonable best efforts to effect each Required Registration pursuant to Section 3.1, each Piggyback Offering pursuant to Section 3.2, any Shelf Registration and Shelf Underwritten Offering pursuant to Section 3.3, and to cooperate with the sale of such Registrable Securities in accordance with the intended method of disposition thereof as quickly as possible, and ITC Investments will as expeditiously as possible:

(a)           subject, in the case of an Piggyback Offering, to the proviso to Section 3.2(a), prepare and file with the SEC the registration statement and use its reasonable best efforts to cause the registration statement to become effective; provided, that, to the extent practicable, at least five Business Days prior to filing any registration statement or prospectus or any amendments or supplements thereto, ITC Investments will furnish to the holders of the Registrable Securities covered by such registration statement and their counsel, copies of all such documents proposed to be filed and any such holder shall have the opportunity to comment on any information pertaining solely to such holder and its plan of distribution that is contained therein and ITC Investments shall make the corrections reasonably requested by such holder with respect to such information prior to filing any such registration statement, prospectus, supplement or amendment.

(b)           subject, in the case of an Piggyback Offering, to the proviso to Section 3.2(a), prepare and file with the SEC such amendments and post-effective amendments to any registration statement and any prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement until the earlier of the time such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller or (i) in the case of a Required Registration pursuant to Section 3.1, the expiration of 120 days after such registration statement becomes effective or (ii) in the case of a Shelf Registration pursuant to Section 3.3, the Shelf Registration Effectiveness Period, and cause the prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act;

(c)           furnish, upon request, to each holder of Registrable Securities to be included in such Registration and the underwriter or underwriters, if any, without charge, at least one signed copy of the registration statement and any post-effective amendment thereto, and such number of conformed copies thereof and such number of copies of the prospectus (including each preliminary prospectus and each prospectus filed under Rule 424 under the Securities Act), any amendments or supplements thereto and any documents incorporated by reference therein, as such holder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities being sold by such holder (it being understood that ITC Investments consents to the use of the prospectus and any amendment or supplement thereto by each holder of Registrable Securities covered by such registration statement and the underwriter or underwriters, if any, in connection with the public offering and sale of the Registrable Securities covered by the prospectus or any amendment or supplement thereto);

(d)           promptly notify each holder of the Registrable Securities to be included in such Registration and the underwriter or underwriters, if any:

(i)            of any stop order or other order suspending the effectiveness of any registration statement, issued or threatened (in writing or otherwise) by the SEC in connection therewith, and take all reasonable actions required to prevent the entry of such stop order or to remove it or obtain withdrawal of it at the earliest possible moment if entered;

(ii)           when such registration statement or any prospectus used in connection therewith, or any amendment or supplement thereto, has been filed and, with respect to such registration statement or any post-effective amendment thereto, when the same has become effective;

(iii)          of any written request by the SEC for amendments or supplements to such registration statement or prospectus; and

(iv)          of the receipt by ITC Investments of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction;

(e)           if requested by the managing underwriter or underwriters or any holder of Registrable Securities to be included in such registration statement in connection with any sale pursuant to a registration statement, promptly incorporate in a prospectus supplement or post-effective amendment such information relating to such underwriting as the managing underwriter or underwriters or such holder reasonably requests to be included therein; and make all required filings of such prospectus supplement or post-effective amendment as soon as practicable after being notified of the matters incorporated in such prospectus supplement or post-effective amendment;

(f)            on or prior to the date on which a registration statement is declared effective, use its reasonable best efforts to register or qualify, and cooperate with the holders of Registrable Securities to be included in such Registration, the underwriter or underwriters, if any, and their counsel, in connection with the registration or qualification of the Registrable Securities covered by such Registration for offer and sale under the securities or “blue sky” laws of each state and other jurisdiction of the United States as any such holder or underwriter reasonably requests in writing; use its reasonable best efforts to keep each such registration or qualification effective, including through new filings, or amendments or renewals, during the period such registration statement is required to be kept effective; and do any and all other acts or things necessary or advisable to enable the disposition of the Registrable Securities in all such jurisdictions reasonably requested to be covered by such Registration; provided, that ITC Investments shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;

(g)           in connection with any sale pursuant to a Registration, cooperate with the holders of Registrable Securities to be included in such Registration and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing securities to be sold under such Registration, and enable such securities to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, or such holders may request;

(h)           use its reasonable best efforts to cause the Registrable Securities to be registered with or approved by such other governmental agencies or authorities within the United States and having jurisdiction over ITC Investments or any Subsidiary as may be necessary to enable the seller or sellers thereof or the underwriter or underwriters, if any, to consummate the disposition of such securities;

(i)            use its reasonable best efforts to obtain:

(i)            at the time of pricing of any Underwritten Offering (including an “at-the-market offering” or a “registered direct offering”) a “comfort letter” from ITC Investments’ independent certified public accountants covering such matters of the type customarily covered by “comfort letters” as the Majority Registrable Holders and the underwriters reasonably request; and

(ii)           at the time of any underwritten sale pursuant to the registration statement, a “bring-down comfort letter,” dated as of the date of such sale, from ITC Investments’ independent certified public accountants covering such matters of the type customarily covered by “bring-down comfort letters” as the Majority Registrable Holders and the underwriters reasonably request;

(j)            use its reasonable best efforts to obtain, at the time of effectiveness of each Registration or, in the case of a Shelf Registration, at the time of pricing, and at the time of any sale pursuant to each Registration, an opinion or opinions addressed to the holders of the Registrable Securities to be included in such Registration and the underwriter or underwriters, if any, in customary form and scope from counsel for ITC Investments (who may be its internal counsel);

(k)           promptly notify each seller of Registrable Securities covered by such Registration, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such Registration, as then in effect, includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and promptly prepare and file with the SEC and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers or prospective purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(l)            otherwise comply with all applicable rules and regulations of the SEC, and make generally available to its security holders (as contemplated by Section 11(a) under the Securities Act) an earnings statement satisfying the provisions of Rule 158 under the Securities Act no later than ninety days after the end of the twelve month period beginning with the first month of ITC Investments’ first fiscal quarter commencing after the effective date of the registration statement, which statement shall cover said twelve month period;

(m)          provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by each Registration from and after a date not later than the effective date of such Registration;

(n)           use its reasonable best efforts to cause all Registrable Securities covered by each Registration to be listed subject to notice of issuance, prior to the date of first sale of such Registrable Securities pursuant to such Registration, on each securities exchange on which ITC Investments’ securities are then listed;

(o)           enter into such agreements (including underwriting agreements in customary form) and take such other actions as the Majority Registrable Holders shall reasonably request in order to expedite or facilitate the disposition of such Registrable Securities, including customary holdback / lock-up provisions; and

(p)           cause its employees and personnel to use their reasonable best efforts to support the marketing of the Registrable Securities (including the participation in “road shows,” at the request of the underwriters or the Majority Registrable Holders) to the extent possible taking into account ITC Investments’ business needs and the requirements of the marketing process.

ITC Investments may require each holder of Registrable Securities that will be included in such Registration to furnish ITC Investments with such information in respect of such holder of its Registrable Securities that will be included in such Registration as ITC Investments may reasonably request in writing and as is required by Applicable Law.

Section 3.5            Preparation; Reasonable Investigation.  In connection with the preparation and filing of each registration statement registering Registrable Securities under the Securities Act, ITC Investments shall give, upon reasonable notice and during normal business hours, the holders of such Registrable Securities to be registered, their underwriters, if any, and their respective counsel and accountants access to its books and records and an opportunity to discuss the business of ITC Investments with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such holders’ or such underwriters’ counsel to conduct a reasonable investigation within the meaning of Section 11(b)(3) of the Securities Act.

Section 3.6            Rights of Requesting Holders.  Each holder of Registrable Securities to be included in a Registration which makes a written request therefor in Section 3.1 or 3.2, as the case may be, shall have the right to receive within thirty days of receipt by ITC Investments of such request copies of the information, notices and other documents described Section 3.4 and Section 3.5.

Section 3.7            Registration Expenses.  ITC Investments will pay all Registration Expenses in connection with each Registration of Registrable Securities, including any such registration not effected by ITC Investments.

Section 3.8            Indemnification; Contribution.  (a)  ITC Investments agrees to indemnify and hold harmless each Shareholder holding Registrable Securities, the Affiliates, directors, officers, employees, shareholders, managers and agents of each such Shareholder and each Person who controls any such Shareholder within the meaning of either the Securities Act or the Exchange Act, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities and expenses to which they or any of them may become subject insofar as such losses, claims, damages, liabilities and expenses (or actions in respect thereof) arise out of or are based upon any violation of the Securities Act, Exchange Act or state securities laws, or upon any untrue statement or alleged untrue statement of a material fact contained in a registration statement as originally filed or in any amendment thereof, or the Disclosure Package, or any preliminary, final or summary prospectus or Free Writing Prospectus included in any such registration statement, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Disclosure Package, or any preliminary, final or summary prospectus or Free Writing Prospectus included in any such registration statement, in light of the circumstances under which they were made) not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action (whether or not the indemnified party is a party to any proceeding); provided, that ITC Investments will not be liable in any case to the extent that any such loss, claim, damage, liability or expense arises (i) out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to ITC Investments by or on behalf of any such Shareholder specifically for inclusion therein including any notice and questionnaire, or (ii) out of sales of Registrable Securities made during a Suspension Period after notice is given pursuant to Section 3.3(c).  This indemnity agreement will be in addition to any liability which ITC Investments may otherwise have.

(b)           Each Shareholder severally (and not jointly) agrees to indemnify and hold harmless ITC Investments and each of its Affiliates, directors, employees, shareholders, managers and agents and each Person who controls ITC Investments within the meaning of either the Securities Act or the Exchange Act, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages or liabilities to which they or any of them may become subject insofar as such losses, claims, damages or liabilities arise out of or are based upon any violation of the Securities Act, Exchange Act or state securities laws, upon any untrue statement or alleged untrue statement of a material fact contained in a registration statement as originally filed or in any amendment thereof, or in the Disclosure Package or any Shareholder Free Writing Prospectus, preliminary, final or summary prospectus included in any such registration statement, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Disclosure Package, or any preliminary, final or summary prospectus or Free Writing Prospectus included in any such registration statement, in light of the circumstances under which they were made) not misleading, to the extent, but only to the extent, that any such untrue statement or alleged untrue statement or omission or alleged omission is contained in any written information relating to such Shareholder furnished to ITC Investments by or on behalf of such Shareholder specifically for inclusion therein; provided, that the total amount to be indemnified by such Shareholder pursuant to this Section 3.8(b) shall be limited to the net proceeds (after deducting underwriters’ discounts and commissions and other reimbursable expenses) received by such Shareholder in the offering to which such registration statement or prospectus relates.

(c)           Promptly after receipt by an indemnified party under this Section 3.8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 3.8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent such action and such failure results in material prejudice to the indemnifying party and forfeiture by the indemnifying party of substantial rights and defenses; and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above.  The indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, except as provided in the next sentence, after notice from the indemnifying party to such indemnified party of its election to so assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal expenses of other counsel or any other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.  Notwithstanding the indemnifying party’s rights in the prior sentence, the indemnified party shall have the right to employ its own counsel (and one local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party.  No indemnifying party shall, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general circumstances or allegations, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all indemnified parties.  An indemnifying party shall not be liable under this Section 3.8 to any indemnified party regarding any settlement or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent is consented to by such indemnifying party.  No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement or compromise unless such settlement or compromise (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)           In the event that the indemnity provided in Section 3.8(a) or Section 3.8(b) above is unavailable to or insufficient to hold harmless an indemnified party for any reason, then each applicable indemnifying party agrees to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) to which such indemnifying party may be subject in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party on the one hand or the indemnified party on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The parties agree that it would not be just and equitable if contribution pursuant to this Section 3.8(d) were determined by pro rata allocation (even if the Shareholders holding Registrable Securities or any agents or underwriters or all of them were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 3.8(d).  The amount paid to or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 3.8(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 3.8(d), no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 3.8, each Person who controls any Shareholder holding Registrable Securities, agent or underwriter within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee and agent of any such Shareholder, agent or underwriter shall have the same rights to contribution as such Shareholder, agent or underwriter, and each Person who controls ITC Investments within the meaning of either the Securities Act or the Exchange Act and each officer and director of ITC Investments shall have the same rights to contribution as ITC Investments, subject in each case to the applicable terms and conditions of this Section 3.8(d).  Notwithstanding the foregoing, the total amount to be contributed by any Shareholder pursuant to this Section 3.8(d) shall be limited to the net proceeds (after deducting underwriters’ discounts and commissions and other reimbursable expenses) received by such Shareholder in the offering to which such registration statement or prospectus relates.

(e)           The provisions of this Section 3.8 will remain in full force and effect, regardless of any investigation made by or on behalf of any Shareholder holding Registrable Securities or ITC Investments or any of the officers, directors or controlling Persons referred to in this Section 3.8, and will survive the transfer of Registrable Securities.

(f)            To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under this Section 3.8 to the fullest extent permitted by Applicable Law; provided, that: (i) no Person involved in the sale of Registrable Securities which Person is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) in connection with such sale shall be entitled to contribution from any Person involved in such sale of Registrable Securities who was not guilty of fraudulent misrepresentation; and (ii) contribution by any seller of Registrable Securities shall be limited in amount to the net amount (after deducting underwriters’ discounts and commissions and other reimbursable expenses) of proceeds received by such seller from the sale of such Registrable Securities pursuant to such Shelf Registration.

Section 3.9            Holdback Agreements; Registration Rights to Others.  In the event and to the extent requested by the managing underwriter of an Underwritten Offering, each Shareholder agrees that it will enter into a customary “lock-up agreement” with such managing underwriter pursuant to which it will agree not to sell, make any short sale of, grant any option for the purchase of, or otherwise dispose of any Equity Securities, other than those Registrable Securities included in such Registration pursuant to the terms hereof for the fourteen days prior to (x) the effectiveness of a registration statement (other than a Shelf Registration Statement) pursuant to which such Public Offering shall be made, or (y) the pricing of an Underwritten Offering and ending on the earlier to occur of (1) in case of the Initial Public Offering, the date that is one hundred and eighty (180) days after the effectiveness of the registration statement relating to such Initial Public Offering, or (2) in the case of any other Underwritten Offering, the date that is ninety days after the pricing of such Underwritten Offering (or such shorter period of time as is sufficient and appropriate, in the opinion of the managing underwriter, to complete the sale and distribution of the securities included in such Underwritten Offering) (the “Lock-Up Period”); provided, that the limitations contained in this Section 3.9 shall not apply to the extent a Shareholder is prohibited by Applicable Law from so withholding such Equity Securities from sale during such period; provided, further, that if any other holder of securities of ITC Investments is or becomes subject to a shorter Lock-Up Period or receives more advantageous terms relating to the Lock-Up Period under any lock-up agreement (including as a result of any discretionary waiver or termination of the restrictions of any or all of such agreements by ITC Investments or the underwriters), then the Lock-Up Period shall be such shorter period and also on such more advantageous terms.

Section 3.10          Availability of Information.  Following ITC Investments’ initial Public Offering, ITC Investments shall comply with the reporting requirements of Sections 13 and 15(d) of the Exchange Act and will comply with all other public information reporting requirements of the SEC as from time to time in effect, and cooperate with holders of Registrable Securities, so as to permit disposition of the Registrable Securities pursuant to an exemption from the Securities Act for the sale of any Registrable Securities (including  the current public information requirements of Rule 144(c) and Rule 144A under the Securities Act).  ITC Investments shall also cooperate with each holder of any Registrable Securities in supplying such information as may be necessary for such holder to complete and file any information reporting forms presently or hereafter required by the SEC as a condition to the availability of an exemption from the Securities Act for the sale of any Registrable Securities.

Section 3.11          Other Registration Rights.  ITC Investments represents and warrants that it is not a party to, or otherwise subject to, any other agreement granting registration rights to any other Person with respect to any Common Stock or Common Stock Equivalents.  Except as provided in this Agreement, ITC Investments shall not grant other registration rights to any Persons without the prior written consent of the holders of a majority of the Registrable Securities, provided further that any demand registration rights granted subsequent to the date hereof shall also require the consent of the Investor.

ARTICLE IV

GOVERNANCE

Section 4.1            ITC Investments Board.  (a) Composition and Size.  The ITC Investments Board shall consist of the number of members set forth in the ITC Investments Bylaws from time-to-time, which the Shareholders agree shall be not more than eleven members or, where there are two RH Shareholders, thirteen members.  As soon as practicable, but in any event within six months, after the date hereof, the Shareholders shall cause a majority of the members of the ITC Investments Board to be Independent Directors.  If at any time thereafter the ITC Investments Board ceases to consist of a majority of Independent Directors, then the Shareholders shall elect to the ITC Investments Board the necessary number of Independent Directors to create such majority within three months of such event.

(b)           Shareholder Voting; RH Director Rights.  Each Shareholder agrees to vote, or cause to be voted, all voting securities of ITC Investments over which such Person has the power to vote or direct the voting, and shall take all other necessary or reasonably required actions within such Person’s control (whether in such Person’s capacity as an equity holder, a director, a member of a board committee or an officer of ITC Investments or otherwise, and including attendance at meetings in person, via telephone or by Proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), and ITC Investments shall take all necessary or reasonably required actions, in each case, reasonably within its control (including regular and special board and Shareholder meetings) in order to elect and maintain to the ITC Investments Board (i) one director designated by any RH Shareholder (an “RH Director”) and (ii) the remainder of such directors nominated in accordance with the ITC Investments Bylaws and the provisions of this Agreement. ITC Investments shall reimburse the RH Director for all reasonable travel and out-of-pocket expenses incurred in connection with attending any meetings of the ITC Investments Board or any committees.

(c)                                  Removal of RH Director.  Any RH Director may be removed from the ITC Investments Board in accordance with the ITC Investments Bylaws upon the request or approval of the designating RH Shareholder.  In such case, each Shareholder agrees to vote all of its voting securities of ITC Investments over which such Person has the power to vote or direct the voting and do all things necessary under Applicable Law to remove such director (and thereafter Section 4.1(b) shall apply to the replacement thereof).  Upon any RH Shareholder ceasing to own the Requisite Holding, the director designated by such Shareholder shall resign from (and may be removed from) the ITC Investments Board.

(d)                                 Removal for Cause.  Any director of the ITC Investments Board may be removed from the ITC Investments Board in accordance with the ITC Investments Bylaws for Cause.  In such case, each Shareholder agrees to vote all of its voting securities of ITC Investments over which such Person has the power to vote or direct the voting and do all things necessary under Applicable Law to remove such director.

(e)                                  Observer Rights.  For so long as the Investor owns one-half of the number of Common Stock Equivalents that would be required for such Shareholder to constitute an RH Shareholder, Investor may elect, in its discretion, to appoint one non-voting observer to attend all meetings (including telephonic meetings) of the ITC Investments Board.  For greater certainty, Investor’s rights under this Section 4.1(e) shall be independent of and in addition to its right to designate any RH Director.  ITC Investments shall provide each observer appointed under this Section 4.1(e) with (x) notice of all meetings of the ITC Investments Board and its committees, (y) all information delivered to the members of the ITC Investments Board and its committees in connection with such meetings at the same time such notice and information is delivered to the members of the ITC Investments Board and its committees and (z) reimbursement for all reasonable travel and out-of-pocket expenses in connection with attending such meetings.  Notwithstanding the foregoing, ITC Investments shall be entitled to (a) excuse any observer from any portion of a ITC Investments Board meeting or a meeting of the committees to the extent such observer’s participation in such meeting is reasonably likely to adversely affect the attorney/client privilege of ITC Investments and its legal advisors and (b) withhold information from any observer delivered to the ITC Investments Board or any of the committees prior to a meeting of the ITC Investments Board or, as the case may be, such committee, in each case if ITC Investments believes there is a reasonable likelihood that the receipt of such information by the observer may adversely affect the attorney/client privilege of ITC Investments and its legal advisors.

Section 4.2                                    Committees of the ITC Investments Board. The Shareholders agree to cause the establishment of at least the following committees of the ITC Investments Board: (a) an audit and risk committee; and (b) a governance and human resources committee.  The RH Director shall be entitled to be a member of all committees of the ITC Investments Board; provided, that any RH Shareholder may elect, in its discretion, to appoint a non-voting observer in lieu of an RH Director to attend all meetings (including telephonic meetings) of committees of the ITC Investments Board.  Any member of a committee may be removed from a committee in accordance with the ITC Investments Bylaws for Cause.  In such case, each Shareholder agrees to vote all of its voting securities of ITC Investments over which such Person has the power to vote or direct the voting and do all things necessary under Applicable Law to remove such director (and if applicable Section 4.1(b) shall apply to the replacement thereof).  Upon any RH Shareholder ceasing to own the Requisite Holding, the director designated by such Shareholder shall resign from (and may be removed from) all committees of the ITC Investments Board.

Section 4.3                                    Majority Shareholder Matters.  Subject to Section 4.4 and Section 4.5, the following acts, expenditures, decisions and obligations made or incurred by ITC Investments or any Subsidiary of ITC Investments shall be reserved to the Shareholders and shall require the affirmative vote, in person (including by electronic means) or by proxy, of holders of record of a majority of the outstanding Common Stock in accordance with the ITC Investments Bylaws:

(a)                                 any issuance of Common Stock;

(b)                                 any Sale of the Business;

(c)                                  the non-discriminatory allocation of Allocated Overhead to ITC Investments by FortisUS (and to ITC by ITC Investments) in accordance with FortisUS’ generally applicable policies;

(d)                                 adopting any resolution in furtherance of the foregoing; and

(e)                                  agreeing, committing or delegating authority to take any of the foregoing actions.

Section 4.4                                    RH Reserved Matters.  The following acts, expenditures, decisions and obligations (the “RH Reserved Matters”) shall be reserved to the Shareholders and shall require the prior affirmative vote, in person (including by electronic means) or by proxy, of (A) holders of record of a majority of the outstanding Common Stock in accordance with the ITC Investments Bylaws and (B) for so long as there is an RH Shareholder, the RH Shareholders, and no Shareholder shall vote in favor of any RH Reserved Matter unless approved by the RH Shareholders (it being understood that an affirmative approval by the RH Director designated by an RH Shareholder at a meeting or by written consent shall constitute the approval of such RH Shareholder for the purposes of this Section 4.4; however, if such RH Director abstains, recuses himself or herself, or otherwise requests the RH Reserved Matter be submitted to the relevant RH Shareholder, prior written consent of such RH Shareholder shall be obtained):

(a)                                 any change to the number of persons serving on the ITC Investments Board or the ITC Board or any amendment to Section 4.1(a) hereof;

(b)                                 any change to the nature of ITC’s business that would (i) cause ITC to no longer derive at least 85% of its revenues from Qualifying Core Assets or (ii) would be reasonably likely to result in payments made by ITC to Fortis or any of its Affiliates under shared services or similar arrangements representing more than 2% of ITC’s total operating expenses;

(c)                                  any merger, consolidation, or other reorganization, recapitalization or business combination in which the consideration offered in respect of the Equity Securities or other securities of ITC Investments of any class held by an RH Shareholder differs in kind or amount from the consideration offered in respect of such securities of such class held by any other holders of such class, or the terms under which the consideration is offered in respect of such securities of any class held by an RH Shareholder differs from the terms under which the consideration is offered in respect of such securities of such class held by any other holders of such class; or

(d)                                 any merger, consolidation, or other reorganization, recapitalization or business combination in which the acceptance of any of the consideration offered in respect of the Equity Securities or other securities of ITC Investments of any class held by an RH Shareholder would result in such RH Shareholder, or any direct or indirect owner of such RH Shareholder, (A) incurring any income that is effectively connected with the conduct of a U.S. trade or business within the meaning of the Code (including Section 897 thereof), (B) having a permanent establishment in the United States, or (C) engaging in any “commercial activity” as defined in Section 892(a)(2)(i) of the Code;

(e)                                  taking any action that would reasonably be expected to result (or that, if any RH  Shareholder exercises its rights under Section 2.6,  would  reasonably be expected to result) in such RH  Shareholder, or any direct or indirect owner of such RH Shareholder, incurring any income that is effectively connected with the  conduct  of  a  U.S.  trade  or  business  within  the  meaning  of  the  Code (including Section 897  thereof);

(f)                                   any conversion of ITC Investments into an entity that is treated as other than a C corporation for U.S. federal income tax purposes or taking any other action that would (i) cause any entity in which an RH Shareholder holds an interest not to be a C corporation for U.S. federal income tax purposes or (ii) cause an RH Shareholder to hold directly any asset or assets that would result in such RH Shareholder, or any direct or indirect owner of such RH Shareholder, (A) having a permanent establishment in the United States, or (B) engaging in any “commercial activity” as defined in Section 892(a)(2)(i) of the Code;

(g)                                  any sale or disposition of any material assets of ITC Investments or ITC or any assets or shares of a Subsidiary of ITC Investments or ITC, by conveyance, transfer, lease or otherwise, for a sale price in excess of $100 million (Escalated) other than with respect to assets that are non-Qualifying Core Assets the development of which was subject to approval by an RH Shareholder at the time of the final investment decision with respect thereto in accordance with this Agreement and such approval was not provided at such time;

(h)                                 the incurrence of Indebtedness for Borrowed Money by (i) ITC Investments or (ii) ITC or its Subsidiaries, if, with respect to this clause (ii) only, after giving pro forma effect to such incurrence and the application of the proceeds therefrom, the long-term unsecured indebtedness of ITC and its Subsidiaries would reasonably be expected to be rated poorer than BBB- by Standard & Poor’s Ratings Services or Baa3 by Moody’s Investors Service, Inc.;

(i)                                     taking any action that, after giving pro forma effect thereto, would reasonably be expected to result in a FFO/Net Debt Ratio of greater than 12.0%, unless taking such action is reasonably necessary to comply with the terms, conditions, covenants or obligations of any Indebtedness for Borrowed Money of ITC;

(j)                                    the incurrence by ITC Investments or its Subsidiaries of capital expenditures in respect of the development of Core Assets that are not Qualifying Core Assets;

(k)                                 the acquisition by ITC Investments or its Subsidiaries from any other Person of Core Assets that are not Qualifying Core Assets;

(l)                                     the entering into of any joint venture, partnership or similar agreement or the acquisition from or subscription in any other Person of the equity interests in a Person; unless, at least 85% of the revenues of such Person are (or in the case of a joint venture or partnership, are reasonably expected to be) derived from Qualifying Core Assets;

(m)                             the disposition by ITC Investments or its Subsidiaries of Qualifying Core Assets with a book value in excess of $50 million (Escalated), unless required by Applicable Law;

(n)                                 the initial direct or indirect acquisition by ITC Investments or its Subsidiaries of Core Assets in any Regional Transmission Organization that is not an ITC RTO;

(o)                                 any amendment to the ITC Investments Bylaws or the ITC Bylaws that would make the provisions thereof inconsistent with the requirements hereof or that are disproportionately adverse to the RH Shareholders as compared to the other Shareholders;

(p)                                 taking any action that would cause ITC Investments to no longer be a member of the “affiliated group” (as defined in Section 1504(a) of the Code) of which FortisUS is the common parent and that files U.S. federal income tax returns on a consolidated basis;

(q)                                 adopting any resolution in furtherance of the foregoing; and

(r)                                    agreeing, committing or delegating authority to take any of the foregoing actions.

Section 4.5                                    Supermajority Shareholder Matters.  The following acts, expenditures, decisions and obligations (the “Supermajority Shareholder Matters”) shall require the prior approval of holders of record of at least 95% of the outstanding Common Stock:

(a)                                 the issuance by ITC of any equity securities to any Person other than ITC Investments;

(b)                                 the incurrence by ITC Investments of Preferred Equity or any instrument Preferred Equity;

(c)                                  the repurchase or redemption of Common Stock, or the repayment of Shareholder Notes unless in each case, offered pro rata among all Shareholders;

(d)                                 the repurchase or redemption of Preferred Equity;

(e)                                  any amendment to the articles of incorporation of ITC Investments or ITC that would have a material and adverse effect on the rights, obligations or interests of the Shareholders (other than FortisUS), as Shareholders, unless required to comply with Applicable Law;

(f)                                   any amendment to the ITC Investments Bylaws or the ITC Bylaws that would make the provisions thereof inconsistent with the requirements hereof or that are disproportionately adverse to the Shareholders (other than FortisUS);

(g)                                  commencement by ITC Investments or ITC of a voluntary case under, or consent to the entry of a decree or order for relief in an involuntary case under, any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or other similar law now or hereafter in effect;

(h)                                 any winding up, dissolution or liquidation with respect to ITC Investments or ITC;

(i)                                     the making by ITC Investments or ITC of a general assignment for the benefit of creditors;

(j)                                    amendments hereto, to the extent provided in Section 7.14;

(k)                                 adopting any resolution in furtherance of the foregoing; and

(l)                                     agreeing, committing or delegating authority to take any of the foregoing actions.

Section 4.6                                    Independent Director Matters. Subject to Section 4.3, Section 4.4 and Section 4.5, the following acts, expenditures, decisions and obligations shall be reserved to the Independent Directors of the ITC Investments Board (“Independent Director Matters”) and approval shall require the unanimous approval of the Independent Directors present and voting at a properly convened meeting of the ITC Investments Board:

(a)                                 any amendments to the articles of incorporation of ITC Investments or the ITC Investments Bylaws (including increasing the authorized share capital of ITC Investments or sub-dividing or cancelling any Equity Securities) or the articles of incorporation of ITC or the ITC Bylaws, unless such amendment(s) are approved in accordance with Section 4.4(o), Section 4.5(e) or Section 4.5(f), as applicable;

(b)                                 any change to the dividend policy of ITC Investments or ITC (such policy as at the date hereof is set forth in Exhibit B); provided that no change to the dividend policy of ITC Investments or ITC that is inconsistent with Section 5.2 shall be effected;

(c)                                  settlement of any litigation, arbitration or other proceeding, in each case, that involves a guilty plea or any other acknowledgment of criminal wrongdoing that would have a material adverse effect on ITC Investments and its Subsidiaries, taken as a whole;

(d)                                 adopting any resolution in furtherance of the foregoing; and

(e)                                  agreeing or committing to take any of the foregoing actions.

Section 4.7                                    Related Party Transactions.  Each Shareholder shall cause any member of the ITC Investments Board that is a director, officer, or employee of such Shareholder to be recused from voting with respect to any material Related Party Transaction (other than the non-discriminatory allocation of Allocated Overhead to the ITC Investments by FortisUS in accordance with FortisUS’ generally applicable policies) and a majority of the remaining directors present and voting at a properly convened meeting of the ITC Investments Board shall be required to approve such Related Party Transaction.  Without limiting the foregoing, other than in respect of an Excepted Transaction, (i) any material Related Party Transaction with FortisUS or any of its Affiliates and (ii) any agreement, transaction or arrangement by any member of the ITC Group that would result in a material benefit to any member of the Fortis Group (other than through such member’s direct or indirect shareholdings in ITC Investments) that is not shared generally and pro rata by all shareholders of ITC Investments, including any agreement, transaction or arrangement pursuant to which a member of the ITC Group agrees to be a borrower or guarantor in respect of any debt or other securities issued by any member of the Fortis Group or to provide any pledge, mortgage or other security interest in its assets to secure any obligations of any member of the Fortis Group, shall also be subject to the prior written approval of the RH Shareholders (or the affirmative vote of the RH Directors at a meeting of the ITC Investments Board or by written consent; provided, that if the RH Director abstains, recuses himself or herself, or otherwise requests the applicable transaction be submitted to the RH Shareholders, prior written consent of the RH Shareholders shall be obtained).

Section 4.8                                    Consultation Regarding Senior Officers.  The ITC Investments Board shall consult reasonably with the RH Shareholders (including through the RH Directors at a duly convened meeting of the ITC Investments Board) prior to the removal of any senior officer of ITC Investments and with respect to the appointment of any replacement senior officer of ITC Investments.

Section 4.9                                    Maintenance of Governance Rights.  If ITC Investments at any time issues any Common Stock Equivalents then, unless such issuance constitutes an Excepted Issuance, the Requisite Holding that shall apply with respect to determining whether any Shareholder is an RH Shareholder shall be (x) the Requisite Holding that applied to such Shareholder immediately prior to the issuance of the corresponding Common Stock Equivalents multiplied by (y) the percentage yielded by dividing (A) the sum of (1) the aggregate Common Stock Equivalents outstanding immediately prior to such issuance and (2) the Shareholder Participation Factor by (B) the aggregate Common Stock Equivalents outstanding immediately after such issuance; provided, that in no event shall the Requisite Holding applicable to any Shareholder be less than 5%; and provided further that no adjustment pursuant to this Section 4.9 shall increase the Requisite Holding applicable to any Shareholder.  “Shareholder Participation Factor” with respect to any such issuance of Common Stock Equivalents means the number of Common Stock Equivalents acquired in such issuance by the relevant Shareholder divided by such Shareholder’s “proportional share” as such term is defined in Section 2.6.

Section 4.10                             ITC Board.  ITC Investments agrees to vote, or cause to be voted, all voting securities of ITC over which ITC Investments has the power to vote or direct the voting, and shall take all other necessary or reasonably required actions within ITC Investments’ control in order to cause, at all times, (i) the ITC Board to consist of the same number of directors as the ITC Investments Board, (ii) the ITC Board to have established the same committees as the ITC Investments Board, (iii) the directors and observers appointed to the ITC Investments Board and any committee thereof (including any RH Director and/or RH Shareholder-appointed non-voting observer) to be appointed to the ITC Board and the applicable committee thereof, (iv) to cause the acts, expenditures, decisions and obligations described in Section 4.3, Section 4.4, Section 4.5 and Section 4.6 to be reserved to the Shareholders or the Independent Directors, as applicable, in accordance with such provision, (v) cause any member of the ITC Board that is a director, officer, or employee of a Shareholder to be recused from voting with respect to any material Related Party Transaction and any agreement, transaction or arrangement described in Section 4.7(ii) (other than the non-discriminatory allocation of Allocated Overhead to ITC Investments by FortisUS in accordance with FortisUS’ generally applicable policies) and require that a majority of the remaining directors present and voting at a properly convened meeting of the ITC Board shall be required to approve such Related Party Transaction and (vi) cause the ITC Bylaws to be substantially the same as the ITC Investments Bylaws.  Without limiting the foregoing, each of the provisions of this Article IV shall apply mutatis mutandis to the governance of ITC.

ARTICLE V

OTHER COVENANTS OF INVESTMENTS

Section 5.1                                    Access; Reporting.  (a)  ITC Investments shall maintain at the principal place of business of ITC Investments or at such other place as the ITC Investments Board shall determine, all books and records of ITC Investments and its Subsidiaries as are required to be maintained pursuant to Applicable Law. All such books and records shall be available for review by each Shareholder in person or by its duly authorized representatives at such place during regular business hours within a reasonable time after receipt of a reasonable demand for a purpose reasonably related to the Shareholder’s interest as a Shareholder. All such books and records shall also be available for review by representatives or agents of any Governmental Entity or self-regulatory organization having supervisory authority over any Shareholder. Any expense for any review (including any copying of such books and records) shall be borne by the Shareholder causing such review to be conducted. Any demand under this Section 5.1(a) shall be in writing and shall state the purpose of such demand.

(b)                                 ITC Investments shall, at any time, deliver to each Shareholder holding at such time 5% or more of the Common Stock Equivalents:

(i)                                     within thirty days after the end of each fiscal month of ITC Investments other than the last such month of any fiscal quarter of ITC Investments, consolidated statements of earnings, Shareholders’ equity and cash flows of ITC Investments for such fiscal month and consolidated balance sheets of ITC Investments as of the end of such fiscal month, certified by the chief financial officer or controller of ITC Investments;

(ii)                                  within 45 days after the end of each of the first three quarterly accounting periods in each fiscal year, consolidated statements of earnings, Shareholders’ equity and cash flows of ITC Investments for such fiscal quarter and consolidated balance sheets of ITC Investments as of the end of such fiscal quarter, certified by the chief financial officer or controller of ITC Investments;

(iii)                               within 120 days after the end of each fiscal year, audited consolidated statements of earnings, Shareholders’ equity and cash flows of ITC Investments for such fiscal year and consolidated balance sheets of ITC Investments as of the end of such fiscal year, accompanied by the opinion of a nationally recognized independent accounting firm selected by ITC Investments;

(iv)                              within sixty days after the commencement of each fiscal year of ITC Investments, a consolidated annual budget of ITC Investments and its Subsidiaries for such fiscal year (such annual budget to include, budgeted statements of earnings and sources and uses of cash and balance sheets) accompanied by a certificate of the chief financial officer or controller of ITC Investments to the effect that, to the best of his or her knowledge, such budget is a reasonable estimate for the period covered thereby

(v)                                 promptly, such other information as is reasonably requested by such Shareholder.

The covenants set forth in this Section 5.1(b) shall terminate and be of no further force or effect upon the date on which ITC Investments first becomes subject to periodic reporting requirements of Sections 13 or 15(d) of the Exchange Act.

Section 5.2                                    Dividend Policy.  Subject to Section 4.4(i), ITC Investments and ITC shall maintain in effect a dividend policy that is approved by the ITC Investments Board and ITC Board (respectively) in accordance with the ITC Investments Bylaws and the ITC Bylaws (respectively it being understood and agreed that it is the intent of the parties that such dividend policy reflect the intent of maintaining ITC’s investment grade status and promoting an efficient capital structure of ITC Investments and ITC.  As of the date hereof, the dividend policy of ITC Investments and ITC is as set forth on Exhibit B.

Section 5.3                                    Director and Officer Insurance.  As promptly as practicable after the date hereof, ITC Investments shall purchase and maintain customary directors’ and officers’ indemnification insurance coverage for each of its directors and officers and the directors and officers of ITC, including any RH Director (or any substitute or replacement thereof) serving on the ITC Investments Board, the ITC Board or the board of directors of any of ITC Investments’ other Subsidiaries. Any RH Director or nominee by an RH Shareholder to the ITC Investments Board, the ITC Board or the board of directors of any of ITC Investments’ other Subsidiaries shall also be indemnified to the same extent as all other directors serving on such boards and shall be entitled to an indemnification agreement from ITC Investments in a form customary for directors appointed by financial investors.

Section 5.4                                    Voting Agreements.  Other than this Agreement, no Shareholder nor ITC Investments shall enter into any agreement restricting the discretion of it or any director appointed by it to vote in respect of any matter.  This Section 5.4 shall not apply to agreements among the equity holders of any Shareholder.

Section 5.5                                    Investor Tax Status. The Investor represents, and ITC Investments acknowledges the Investor’s representation, that the Investor is exempt from U.S. tax on certain dividends, interest and gain from the sale of stock and securities under Section 892 of the Code and the Treasury Regulations thereunder.  Provided that the Investor remains eligible for such benefits under Section 892 of the Code and the Treasury Regulations thereunder and provides an effective and properly executed Internal Revenue Service Form W-8EXP claiming exemption from U.S. income tax under Section 892 of the Code, ITC Investments shall not withhold U.S. tax on the enumerated items of exempt income (or other items otherwise exempt under Section 892 of the Code) unless (i) such withholding is otherwise required by applicable tax law, regulations or relevant provisions of an income tax treaty or (ii) such withholding is otherwise required by a change in circumstances if as a result of such change (A) a Form W-8EXP previously delivered by the Investor to ITC Investments becomes inaccurate, untrue or otherwise invalid or (B) the Investor is no longer in a position to provide a properly executed IRS Form W-8EXP or is otherwise unable to claim an exemption from U.S. income tax under Section 892 of the Code.

ARTICLE VI

SHAREHOLDER REPRESENTATIONS AND WARRANTIES; NOTICES

Section 6.1                                    Representations and Warranties.  Each Shareholder and each Person who becomes a Shareholder after the date hereof with respect to itself hereby represents and warrants to and acknowledges with ITC Investments and each other Shareholder that, as of the time such Shareholder becomes a party to this Agreement (whether by executing a separate joinder or otherwise):

(a)                                 such Shareholder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in ITC Investments and making an informed investment decision with respect thereto;

(b)                                 such Shareholder is able to bear the economic and financial risk of an investment in ITC Investments for an indefinite period of time;

(c)                                  such Shareholder is acquiring or has acquired Equity Securities for its own account and not as nominee or agent for any other Person and for investment only and not with a view to, or for offer or sale in connection with, any distribution thereof or with any present intention of offering or selling or otherwise disposing of such Equity Securities, all without prejudice, however, to the right of such Shareholder at any time to sell or dispose of all or any part of the Equity Securities held by such Shareholder pursuant to a lawful Transfer in accordance with this Agreement;

(d)                                 such Shareholder has not granted and is not party to any contract or agreement, including any proxy, voting trust or other agreement or arrangement, which is inconsistent with, conflicts with or violates any provision of this Agreement or pursuant to which any of the Equity Securities or any interest therein held by such party on the date hereof is to be Transferred;

(e)                                  such Shareholder understands that (i) the Equity Securities have not been registered under the Securities Act or the securities or “blue sky” laws of any jurisdiction, (ii) such Shareholder agrees that its Equity Securities cannot be transferred unless they are subsequently registered and/or qualified under the Securities Act or other applicable securities and “blue sky” laws, or are exempt from such qualification or registration, and the provisions of this Agreement have been complied with, (iii) there is no assurance that any exemption from registration under the Securities Act and any applicable state or “blue sky” laws or regulations will be available, or if available, that such exemption will allow such Shareholder to dispose of or otherwise transfer any or all of its Equity Securities in the amounts or at the times such Shareholder may propose, (iv) except as otherwise set forth herein, ITC Investments has no obligation or present intention of registering the Equity Securities, and (v) ITC Investments is relying upon the representations, warranties and agreements made by such Shareholder in this Agreement;

(f)                                   such Shareholder (i) has been provided with access to all information concerning the Equity Securities, ITC Investments and its Subsidiaries, as he, she or it has requested and has had an opportunity to ask questions of management of ITC Investments and to obtain such additional information concerning the Equity Securities, ITC Investments and its Subsidiaries as such Shareholder deems necessary in connection with his, her or its acquisition of Equity Securities, (ii) understands that information with respect to existing business and historical operating results of ITC Investments and its Subsidiaries and estimates and projections as to future operations involve significant subjective judgment and analysis, which may or may not be correct, (iii) has not relied on any Person in connection with its investigation of the accuracy or sufficiency of such information or its investment decision, (iv) fully understands the nature, scope and duration of the limitations applicable to its Equity Securities, and (v) acknowledges that on the date hereof ITC Investments cannot, and does not, make any representation or warranty as to the accuracy of the information concerning the past or future results of any of its Subsidiaries;

(g)                                  if a natural person, (i) neither ITC Investments nor any Person acting on behalf of ITC Investments has offered to sell or sold the Equity Securities to such person by means of any form of general solicitation or advertising, (ii) such person has not received, paid or been given, directly or indirectly, any commission or remuneration for or on account of any sale, or the solicitation of any sale of the Equity Securities, (iii) the address set forth below such person’s name on the relevant Schedule is the address of such person’s residence and domicile (not a temporary or transient residence) and (iv) no right of employment of any such person is implied either by ownership of any Equity Securities or by any provision of this Agreement;

(h)                                 if not a natural person, such Shareholder was not formed solely for the purpose of owning Equity Securities in ITC Investments;

(i)                                     if a natural person, such Shareholder has the legal capacity to execute and deliver this Agreement (or the separate joinder, if applicable) and to consummate the transactions contemplated hereby (and thereby, if applicable) and, with or without the giving of notice or lapse of time, or both, neither shall require such Shareholder to obtain any consent or approval that has not been obtained or shall contravene or shall result in a breach or default which is material under any provision of any law, rule,  regulation, order, judgment or decree applicable to such Shareholder or any agreement or instrument to which such Shareholder is party or by which such Shareholder or any of such Shareholder’s assets or properties is bound;

(j)                                    if not a natural person, the execution, delivery and performance of this Agreement (or the separate joinder executed by such Shareholder, if applicable) and the consummation of the transactions contemplated hereby (and thereby, if applicable) have been duly authorized by such Shareholder and, with or without the giving of notice or lapse of time, or both, do not require such Shareholder to obtain any consent or approval that has not been obtained and do not contravene or result in a breach or default which is material under any provision of any law, rule, regulation, order, judgment or decree applicable to such Shareholder, its certificate of incorporation, by-laws or other governing documents (if an entity) or any agreement or instrument to which such Shareholder is party or by which such Shareholder or any of such Shareholder’s assets or properties is bound; and

(k)                                 this Agreement (or the separate joinder executed by such Shareholder, if applicable) has been executed and delivered by such Shareholder and is valid, binding and enforceable against such Shareholder in accordance with its terms except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding brought in equity or at law).

Section 6.2                                    Shareholder Notices.  Each Shareholder shall notify each of ITC Investments, FortisUS and the Investor if, to the best of its knowledge, it or its Affiliates at any time becomes a Market Participant in any Regional Transmission Organization.

ARTICLE VII

MISCELLANEOUS

Section 7.1                                    Entire Agreement.  This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior arrangements or understandings (whether written or oral) with respect thereto.

Section 7.2                                    Captions.  The Article and Section captions used herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

Section 7.3                                    Counterparts.  For the convenience of the parties, any number of counterparts of this Agreement may be executed by the parties hereto, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

Section 7.4                                    Notices.  Except as otherwise provided herein, all notices, requests, claims, demands, waivers and other communications required or permitted under this Agreement shall be in writing and shall be delivered by email with copies by overnight courier service to the respective parties as follows (or, in each case, as otherwise notified by any of the parties hereto) and shall be effective and deemed to have been duly given upon being sent by email between 7:30 am and 4:30 pm (New York City time on any Business Day and when sent outside of such hours, at 7:30 am (New York City time) on the next Business Day):

If to ITC Investments, to:

c/o Fortis Inc.
Fortis Place
5 Springdale Street, Suite 1100
P.O. Box 8837
St. John’s, Newfoundland A1B3T2
Canada
Attention:  David Bennett
Facsimile: (709) 737-5307
E-Mail:  dbennett@fortisinc.com

with a copy (which shall not constitute notice) to its counsel:

White & Case LLP
1155 Avenue of the Americas
New York, New York 10036
Attention:  John Reiss
Telephone:  (212) 819-8200
Facsimile:  (212) 354-8113
Email:  jreiss@whitecase.com

If to FortisUS, to:

c/o Fortis Inc.
Fortis Place
5 Springdale Street, Suite 1100
P.O. Box 8837
St. John’s, Newfoundland A1B3T2
Canada
Attention:  David Bennett
Facsimile: (709) 737-5307
E-Mail:  dbennett@fortisinc.com

with a copy (which shall not constitute notice) to its counsel:

White & Case LLP
1155 Avenue of the Americas
New York, New York 10036
Attention:  John Reiss
Telephone:  (212) 819-8200
Facsimile:  (212) 354-8113
Email:  jreiss@whitecase.com

If to Investor, to:

Finn Investment Pty Ltd
c/o GIC Pte Ltd
168 Robinson Road #37-01
Capital Tower
Singapore 068912
Attention:  Goh Siang
Telephone: +65-68896935
Email:  gohsiang@gic.com.sg

with a copy (which shall not constitute notice) to its counsel:

Sidley Austin LLP
787 Seventh Avenue
New York, NY  10019
Attention:  Asi Kirmayer
Telephone: (212) 839-5404
Email:  akirmayer@sidley.com

Notices sent by multiple means, each of which is in compliance with the provisions of this Agreement will be deemed to have been received at the earliest time provided for by this Agreement.

Section 7.5                                    Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of ITC Investments, the Shareholders and their respective successors, assigns and Permitted Transferees.  Any or all of the rights of a Shareholder under this Agreement may be assigned or otherwise conveyed by any Shareholder only in connection with a Transfer of Equity Securities made in compliance with this Agreement.

Section 7.6                                    Governing Law.  The corporate law of the State of Michigan shall govern all issues and questions concerning the relative rights of ITC Investments and all its Shareholders.  All other issues and questions concerning the construction, validity, interpretation and enforceability of this Agreement (and the exhibits and schedules hereto), and all matters relating hereto, shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the conflict of law rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

Section 7.7                                    Disputes.  (a)  All disputes arising out of, relating to or in connection with this Agreement (including the validity of the agreement of the parties to arbitrate, the arbitrability of the issues submitted to arbitration hereunder, the existence and validity of this Agreement, and any conflict of laws issues arising in connection with this Agreement or this agreement to arbitrate) shall be exclusively, finally, and conclusively settled by binding arbitration under the Rules of Arbitration of the International Chamber of Commerce (the “ICC”) then in effect (the “Rules”).

(b)                                 Any party may, either individually or together with any other party, initiate arbitration proceedings pursuant to this clause against one or more other parties by sending a request for arbitration (the “Request for Arbitration”) to the ICC, with a copy to all other parties to this Agreement (whether or not such parties are named as respondents in the Request for Arbitration).

(c)                                  Any party to an arbitration proceeding hereunder may join any other party to proceedings by submitting a request for joinder against that party (a “Request for Joinder”); provided, that such Request for Joinder is sent to the ICC with a copy to all other parties to this Agreement (whether or not such parties are named as respondents in the Request for Joinder) within thirty days from the receipt by the ICC of the Request for Arbitration, Request for Intervention, or other Request for Joinder. The provisions of the Rules governing the form and content of Requests for Joinder shall apply.

(d)                                 Any party to this Agreement may intervene in and become a party to any arbitration proceedings hereunder by submitting a request for arbitration against any party to such arbitration proceedings (a “Request for Intervention”); provided, that such Request for Intervention is sent to the ICC with a copy to all other parties to this Agreement (whether or not such parties are named as respondents in the Request for Intervention) within thirty days from the receipt by the ICC of the Request for Arbitration, Request for Joinder, or other Request for Intervention. The provisions of the Rules governing the form and content of Requests for Joinder shall apply mutatis mutandis to the form and content of Requests for Intervention.

(e)                                  Any party so joined or intervening shall be bound by any award rendered by the arbitral tribunal even if such party chooses not to participate in the arbitration proceedings.

(f)                                   There shall be three arbitrators appointed as follows:

(i)                                     if the Request for Arbitration names only one claimant and one respondent, and no party has exercised its right of joinder or intervention in accordance with the above, the claimant and the respondent shall each nominate one arbitrator within fifteen days after the expiry of the period during which parties can exercise their right to joinder or intervention. The third arbitrator, who shall act as president, shall be nominated by agreement of the parties within thirty days of the appointment of the second arbitrator. If any arbitrator is not nominated within these time periods, the ICC shall make the appointment;

(ii)                                  if at least one party exercises its right of joinder or intervention in accordance with the above and the parties to the arbitration are unable to agree to a method for the constitution of the arbitral tribunal within fifteen days of that party exercising its right of joinder or intervention, then the ICC shall appoint all three arbitrators and designate one of them to act as president; and

(iii)                               if more than two parties are named as either claimants or respondents in the Request for Arbitration, or at least one party exercises its right of joinder or intervention in accordance with the above, the claimant(s) shall jointly nominate one arbitrator and the respondent(s) shall jointly nominate the other arbitrator, both within fifteen days after the expiry of the period during which parties can exercise their right to joinder or intervention under Section 7.7(c) and Section 7.7(d), respectively. If the parties fail to nominate an arbitrator as provided above, the ICC shall, upon the request of any party, appoint all three arbitrators and designate one of them to act as president. If the claimant(s) and respondent(s) nominate the arbitrators as provided above, the third arbitrator, who shall act as president, shall be nominated by agreement of the parties within thirty days of the appointment of the second arbitrator. If the parties fail to nominate the president as provided above, the chairperson shall be appointed by the ICC.

(g)                                  The place of the arbitration shall be New York, New York and the arbitration shall be conducted in the English language.

(h)                                 Any party to the dispute may apply for interim measures of protection (including injunctions, attachments and conservation orders) to any court of competent jurisdiction or to an Emergency Arbitrator as provided (and defined) in the Rules.

(i)                                     Any award or order granted under this Section 7.7 shall be final and binding on the parties thereto. Judgment on the award may be entered in any court of competent jurisdiction having jurisdiction over the applicable parties.

Section 7.8                                    Benefits Only to Parties.  Nothing expressed by or mentioned in this Agreement is intended or shall be construed to give any Person, other than Persons indemnified pursuant to Section 3.7, the parties hereto and their respective successors or assigns and Permitted Transferees, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the parties hereto and their respective successors and assigns and Permitted Transferees, and for the benefit of no other Person.

Section 7.9                                    Termination; Survival of Benefits.  This Agreement shall terminate upon the closing of a Sale of the Business; provided, that the rights and obligations of the Shareholders and ITC Investments under ARTICLE III and this ARTICLE VII shall survive any such termination of this Agreement.

Section 7.10                             Publicity.  Except as otherwise required by Applicable Law, none of the parties hereto shall issue or cause to be issued any press release or make or cause to be made any other public statement in each case relating to or connected with or arising out of this Agreement or the matters or transactions contemplated herein, without obtaining the prior written consent of FortisUS, the Investor and ITC Investments to the contents and the manner of presentation and publication thereof.

Section 7.11                             Confidentiality.  Each of the Shareholders hereby agrees that throughout the term of this Agreement, such Shareholder will take all commercially reasonable measures to ensure the continued confidentiality of the Confidential Information and shall not disclose it to anyone except to such Shareholder’s Representatives under the limited terms and conditions set forth in this Section 7.11. “Confidential Information” means all information of a confidential or proprietary nature relating to ITC Investments or any of its Affiliates, whether provided in writing, orally, visually, electronically or by other means, relating to ITC Investments or its Affiliates to a Shareholder, its Affiliates or any of their respective Representatives before, on or after the date hereof, including (i) information relating to ITC Investments and the transactions contemplated by this Agreement and (ii) any reports, analyses or notes that are based on, reflect or contain Confidential Information, but Confidential Information does not include information that (a) is or becomes generally available to the public other than as a direct or indirect result of a disclosure, in violation of this Agreement, by the relevant Shareholder or any of its Representatives, (b) was known to the relevant Shareholder or its Representatives prior to disclosure after the date hereof by ITC Investments or its Representatives, (c) is or becomes available to the relevant Shareholder or its Representatives from a source other than ITC Investments or its Representatives on a non-confidential basis (provided, that the source of such information was not known by such Shareholder or its Representatives (after reasonable inquiry) to be prohibited from disclosing such information to such Shareholder or its Representatives by a legal, contractual or fiduciary obligation), or (d) has otherwise been independently acquired or developed by the relevant Shareholder or its Representatives without violating any obligations under this Agreement.  “Representatives” means any of the applicable party’s Affiliates (including Controlled Affiliates and “affiliates” within the meaning of Rule 12b-2 promulgated under the Exchange Act) and any of such party’s or such party’s Affiliates’ officers, members, principals, directors, employees, agents, advisors (including lawyers, consultants and financial advisors), auditors or representatives who receive any of the Confidential Information.  Each Shareholder shall be liable for any breaches by such Shareholder’s Representatives of the provisions of this Agreement dealing with restrictions on disclosure and use of the Confidential Information.  For certainty, the obligation of each Shareholder and its Representatives not to disclose Confidential Information as set out herein shall include disclosure relating to: (a) the existence of this Agreement; (b) the fact that Confidential Information has been made available; and (c) the fact that the Shareholder is subject to any of the restrictions set forth in this agreement.  If any Shareholder becomes aware of any misuse, misappropriation or unauthorized disclosure of any Confidential Information, it shall notify ITC Investments forthwith in writing.  Such Representatives shall be bound by all of the obligations in respect of such Confidential Information set forth herein.  Each Shareholder further agrees that prior to granting such Representatives access to the Confidential Information, such Shareholder shall inform such Representatives of the confidential nature of the Confidential Information and of the terms of this agreement and direct such Representatives to abide by all the terms included herein.  If any Shareholder or any of its Representatives is required to disclose any Confidential Information in connection with any legal, regulatory or administrative proceeding or investigation, or is required by Applicable Law (including any stock exchange) to disclose any Confidential Information, such Person or entity will (i) promptly notify ITC Investments of the existence, terms and circumstances surrounding such a request or requirement (unless prohibited by Applicable Law) so that ITC Investments may seek a protective order or other appropriate remedy, or waive compliance with the provisions of this Section 7.11, and (ii) if, in the absence of a protective order, such disclosure is required in the opinion of such Person’s outside counsel, such Person or entity may make such disclosure without liability under this Agreement, provided, that such Person only furnishes that portion of the Confidential Information which is required as set forth above in this Section 7.11, such Person gives ITC Investments notice of the information to be disclosed as far in advance of its disclosure as practicable (unless prohibited by Applicable Law) and, upon ITC Investments’ request and at ITC Investments’ expense, such Person shall cooperate in any efforts by ITC Investments to ensure that confidential treatment shall be accorded to such disclosed information; provided, that with respect to the Investor or its Affiliates, such cooperation shall not be interpreted to require the Investor or its Affiliates to initiate or participate in any legal action, suit or proceeding.  Notwithstanding the provisions of this Section 7.11 to the contrary, in the event that any Shareholder desires to Transfer any interest in such holder’s Equity Securities permitted by this Agreement, such Shareholder may, upon the execution of a confidentiality agreement (in form reasonably acceptable to ITC Investments’ legal counsel) by ITC Investments and any bona fide potential Permitted Transferee, disclose to such potential Permitted Transferee information of the sort otherwise restricted by this Section 7.11 if such Shareholder reasonably believes such disclosure is necessary or beneficial for the purpose of Transferring such Equity Securities to the bona fide potential Permitted Transferee.  Each Shareholder understands and agrees that money damages would not be a sufficient remedy for any breach of this Section 7.11 by such Shareholder or its Representatives and that, in addition to all other remedies, ITC Investments shall be entitled to specific performance or injunctive or other equitable relief as a remedy for any such breach.  Each Shareholder agrees to waive, and to cause its Representatives to waive, any requirement for the securing or posting of any bond or security in connection with such remedy.

Section 7.12                             Expenses.  ITC Investments shall reimburse each of the respective members of its ITC Investments Board who are not employees of ITC Investments for their reasonable travel and out-of-pocket expenses incurred in connection with their serving on the ITC Investments Board or, as the case may be, attending ITC Investments Board meetings as an observer.  Employees of ITC Investments who incur expenses in connection with their attendance of meetings of the ITC Investments Board in the performance of their duties shall also be reimbursed in accordance with ITC Investments’ usual expense reimbursement policies.

Section 7.13                             Further Assurances. In connection with this Agreement and the transactions contemplated hereby, ITC Investments and each Shareholder hereby agrees, at the request of ITC Investments or any other Shareholder, to execute and deliver such additional documents, instruments, conveyances and assurances and to take such further actions as may be required to carry out the provisions hereof and give effect to the transactions contemplated hereby, including (but not limited to) amending the ITC Investments Bylaws and articles of incorporation of ITC Investments in the event that any provision of such document is inconsistent with the terms and conditions of this Agreement.

Section 7.14                             Amendments; Waivers.  Subject to Section 7.15, no provision of this Agreement may be amended, modified or waived without the prior written consent of the holders of more than 90% of the Common Stock Equivalents then outstanding; provided, that no amendment or modification to, or deletion of, Section 7.9 or this Section 7.14 shall be effective unless unanimously approved by all of the Shareholders, and provided, further, that no amendment, modification or waiver shall materially and adversely affect the rights, obligations or interests of any Shareholder (i) contained in Section 2.2, Section 2.3, Section 2.4, Section 2.6, ARTICLE III, and ARTICLE IV, (ii) contained in any other provision of this Agreement in a manner different from any other Shareholder and disproportionately adverse to any Shareholder or (iii) specifically granted to or imposed upon such Shareholder but not to or upon all other Shareholders, in each case, without such Shareholder’s prior written consent; provided, further, that any amendment, modification or waiver of any provision in this Agreement in favor of any RH Shareholder shall require the prior written consent of all RH Shareholders.  Notwithstanding the foregoing, the addition of parties to this Agreement in accordance with its terms shall not be deemed to be an amendment, modification or waiver requiring the consent of any Shareholder.  The failure of any party hereto to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

Section 7.15                             Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under Applicable Law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any Applicable Law in any jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Agreement in such jurisdiction or affect the validity, legality or enforceability of any provision in any other jurisdiction, and the invalid, illegal or unenforceable provision shall be interpreted and applied so as to produce as near as may be the economic result intended by the Shareholders.

Section 7.16                             Other Business.  Each Shareholder and any of its Representatives shall have the right to, and shall have no duty (contractual or otherwise) not to, directly or indirectly, engage in or possess an interest in any other business venture of any kind, nature or description, independently or with others, whether or not such ventures are competitive with ITC Investments or any of its Subsidiaries, notwithstanding that Representatives of such Shareholder or any of its affiliates are serving on the ITC Investments Board.  No Shareholder or any of its Representatives, as a Shareholder, officer or director of ITC Investments or any of its Subsidiaries, shall have any obligation to communicate, present or offer first to ITC Investments or any of its Subsidiaries any business opportunity or venture of any kind, nature or description that such Shareholder or such affiliate, as the case may be, may wish to pursue from time to time, independently or with others. Except for Section 4.6, nothing in this Agreement shall be deemed to prohibit any Shareholder and/or any of its Representatives from dealing, or otherwise engaging in business, with Persons transacting business with ITC Investments or any of its Subsidiaries, including any client, customer, supplier, lender or investor of ITC Investments or any of its Subsidiaries.  No Shareholder or any of its Representatives shall be liable to ITC Investments or its Subsidiaries or any Shareholder for breach of any duty (contractual or otherwise) by reason of any such business ventures or of such Person’s participation therein or by reasons of the fact that such Shareholder or its affiliates directly or indirectly pursues or acquires any such business opportunity or venture for itself, directs such opportunity or venture to another Person or does not communicate, present or offer first such opportunity or venture to ITC Investments or any of its Subsidiaries.  Neither ITC Investments (or any of its Subsidiaries) nor any Shareholder shall have any rights or obligations by virtue of this Agreement or the transactions contemplated hereby, in or to any independent venture of any Shareholder or any of its Representatives, or the income or profits or losses or distributions derived therefrom, and such ventures shall not be deemed wrongful or improper even if competitive with the business of ITC Investments or any of its Subsidiaries.  Notwithstanding the foregoing, this Section 7.16 shall in no way limit the obligation of each Shareholder to be and remain an Eligible Holder or to Transfer its Equity Securities in accordance with Section 2.8 if any other business venture of such Shareholder or its Affiliates causes it to cease to be an Eligible Holder.

Section 7.17                             Issuance of Preferred Stock.  If at any time ITC Investments issues preferred stock or other equity securities that are not “Equity Securities”, each of the parties hereto agrees to amend this Agreement to appropriately reflect such issuance and to preserve the respective rights and obligations of each of the parties hereunder.

Section 7.18                             Subsidiary Compliance.  If, at any time, any board of any Subsidiary of ITC Investments or any committee of such board (i) proposes to exercise its independent decision making power in a manner inconsistent with or independent from prior decisions of the ITC Investments Board or (ii) proposes to resolve or otherwise contemplates resolving to take any material action that is inconsistent with the decisions of the ITC Investments Board, or that were not the subject of discussion or resolution of the ITC Investments Board or that otherwise is beyond the scope of prior decisions of the ITC Investments Board (including delegations of authority by the ITC Investments Board and other than ministerial and routine actions reasonably taken to implement decisions made by the ITC Investments Board), then such board or committee shall not exercise such decision making power or pass such resolution, shall adjourn the relevant meeting, and the relevant matter shall be subject to the approval of the ITC Investments Board and the ITC Board in accordance herewith; provided, that if the exercise of such decision making power or the passing of such resolution is required to be taken by the relevant board or committee in the exercise of fiduciary duties, then the relevant meeting shall be adjourned, each RH Director and each director of the ITC Investments Board that is a director, officer, or employee of the Fortis Group shall be appointed to such board or committee, and the exercise such decision making power or the passing of such resolution shall require the requisite number of votes specified in the bylaws of the relevant subsidiary, including such newly appointed directors.  Any appointment of directors in accordance with the proviso in the immediately preceding sentence shall be effective solely for the purpose of the exercise of the relevant decision making power or the passing of the relevant resolution and the directors appointed thereby shall resign promptly thereafter.  Without limiting the foregoing, if any director, officer or employee of the Fortis Group is appointed to any board or committee of a

Subsidiary of ITC Investments, then the RH Directors and the Independent Directors shall also be appointed to the same such board or committee.

Section 7.19                             Limitation of Litigation.  No Shareholder shall be entitled to initiate or participate in a class action suit on behalf of all or any part of the Shareholders against ITC Investments or against any other Shareholder, unless such action or suit has been approved by the ITC Investments Board.  A Shareholder who initiates a class action in violation of this Agreement shall be liable to ITC Investments and any Shareholders who are defendant parties to the action or suit for all damages and expenses which they incur as a result, including reasonable fees and expenses of legal counsel and expert witnesses and court costs.  Further, each Shareholder irrevocably waives any right it may have to maintain any action for dissolution of ITC Investments or for partition of the property of ITC Investments.

Section 7.20                             Effectiveness Upon Subscription.  Notwithstanding anything else herein, this Agreement shall automatically become effective at the Subscription Time (as defined in the Subscription Agreement).

[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement (or caused this Agreement to be executed on its behalf by its officer or representative thereunto duly authorized) as of the date first above written.

ITC INVESTMENT HOLDINGS INC.

By:
Name:
Title: Authorized Signatory

ITC HOLDINGS CORP.

By:
Name:
Title: Authorized Signatory

FORTISUS INC.

By:
Name:
Title: Authorized Signatory

FINN INVESTMENT PTE LTD

By:
Name:
Title: Authorized Signatory

SCHEDULE I

EQUITY SECURITIES HELD BY SHAREHOLDERS

	Shares of Common Stock	Percentage
FortisUS	[•]	80.1%
Investor	[•]	19.9%

I-1

EXHIBIT A

FORM OF JOINDER AGREEMENT

This JOINDER AGREEMENT (this “Agreement”) is made as of [insert date], by and among [Insert Name of Joining Party] (the “Joining Party”) and ITC Investment Holdings Inc. (“ITC Investments”), a Michigan corporation.

W I T N E S S E T H:

WHEREAS, reference is hereby made to that certain Shareholders’ Agreement (the “Shareholders’ Agreement”), dated as of [insert date], by and among ITC Investments, ITC Holdings Corp., a Michigan corporation, and the Shareholders signatory thereto; and

WHEREAS, this Agreement has been entered into to record and effect the admission of the Joining Party as a Shareholder under the Shareholders’ Agreement.

NOW, THEREFORE, in consideration of the mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

§1.                               Definitions. Capitalized terms defined in the Shareholders’ Agreement shall have the same meaning when used in this Agreement.

§2.                               Admission of Joining Party.

(a)                                 By executing and delivering this Agreement to ITC Investments, the Joining Party hereby (i) makes each of the representations and warranties set forth in Article VI of the Shareholders’ Agreement as of the date hereof, (ii) represents and warrants that no Consent of or Filing with, any Governmental Entity or third party is required (with or without notice or lapse of time, or both) for or in connection with the Transfer to the Joining Party (and the Joining Party’s joinder pursuant hereto), other than Consents and Filings that have been obtained or made and all such Consents and Filings are in full force and effect and not the subject to appeal, all terminations or expirations of applicable waiting periods imposed by any Governmental Entity with respect to the Transfer to the Joining Party (and the Joining Party’s joinder pursuant hereto) have occurred, and no such Consent contains any conditions or other requirements that are adverse to ITC Investments or its Affiliates.as of the date hereof and (iii) agrees to become a party to, to be bound by, and to comply with the terms, conditions and provisions of the Shareholders’ Agreement in the same manner as if the undersigned Joining Party were an original signatory and named as a Shareholder thereunder. By executing and delivering this Agreement to the Joining Party, ITC Investments hereby consents to and confirms its acceptance of the Joining Party as a Shareholder for purposes of the Shareholders’ Agreement.

(b)                                 By executing and delivering this Agreement to ITC Investments, the Joining Party hereby acknowledges, agrees and confirms (i) that his address details for notices under the Shareholders’ Agreement are as set forth on Schedule A attached hereto and made a part thereof, and (ii) the Joining Party has received a copy of the Shareholders’ Agreement and has reviewed the same and understands its contents.

§3.                               Entire Agreement. This Agreement and the Shareholders’ Agreement contain the entire understanding, whether oral or written, of the parties with respect to the matters covered hereby. Any amendment or change in this Agreement shall not be valid unless made in writing and signed by both parties hereto.

§4.                               Effect; Counterparts. Except as herein provided, the Shareholders’ Agreement shall remain unchanged and in full force and effect. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

§5.                               Governing Law; Disputes. The provisions of Section 7.6 (Governing Law) and Section 7.7 (Disputes) of the Shareholders’ Agreement shall apply to this Agreement as though set out in full herein.

§6.                               Headings; Construction. The headings of particular provisions of this Agreement are inserted for convenience only and shall not be construed as a part of this Agreement or serve as a limitation or expansion on the scope of any term or provision of this Agreement. The parties hereto have participated jointly in the negotiation and drafting of this Agreement; accordingly, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any provisions of this Agreement.

[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

IN WITNESS WHEREOF, each of the undersigned has duly executed this Joinder Agreement (or caused this Joinder Agreement to be executed on its behalf by its officer or representative thereunto duly authorized) as of the date first above written.

ITC INVESTMENT HOLDINGS INC.

By:
Name:
Title: Authorized Signatory

[Insert Name of Joining Party]

By:
Name:
Title: Authorized Signatory

SCHEDULE A TO EXHIBIT A

ADDRESS FOR NOTICES

[Insert Joining Party’s address]

Email:

Attention:

EXHIBIT B

DIVIDEND POLICY

(See attached.)

B-1

DIVIDEND POLICY
OF
ITC INVESTMENT HOLDINGS INC.
AND
ITC HOLDINGS CORP.

1.                                      Policy. (a) The dividend policy of ITC Holdings Corp. (“ITC”) is to distribute on a quarterly basis from time to time to its common shareholders all funds surplus to the operating needs of ITC as determined by its board of directors (the “ITC Board”) after establishing the Reserve Amount (as defined below), but subject always to compliance with (i) the Michigan Business Corporation Act, as amended, (ii) all financing documents and other contractual undertakings of ITC and its affiliates (including the Shareholders’ Agreement dated April 20, 2016, by and among ITC Investment Holdings Inc. (“ITC Investments”), ITC, FortisUS Inc., a Delaware Corporation, Finn Investment Pte Ltd, a Singapore private limited company, and any other person that becomes a shareholder pursuant thereto (the “Shareholders’  Agreement”)), (iii) all Federal and state regulatory requirements, and (iv) the bylaws of ITC (the “ITC Bylaws”). In determining the amount of any dividend, ITC intends to maintain a FFO/Net Debt Ratio (as defined in the Shareholders’ Agreement) of 12% or less.

(b)                                 The dividend policy of ITC is to distribute on a quarterly basis from time to time to its common shareholders all funds distributed to ITC Investments, as a shareholder of ITC, after deducting any administrative fees and similar amounts payable by ITC Investments as determined by its board of directors (the “ITC Investments Board”), but subject always to compliance with (i) the Michigan Business Corporation Act, as amended, (ii) all financing documents and other contractual undertakings of ITC Investments and its affiliates (including the Shareholders’ Agreement), (iii) all Federal and state regulatory requirements, and (iv) the bylaws of ITC Investments.

2.                                      Establishment of ITC Reserves. Each quarter, the ITC Board will, in its discretion, establish an amount of reserves (the “Reserve Amount”) for ITC after reviewing the cash ITC receives from its subsidiaries and other sources and the cash disbursements made by ITC. The ITC Board may consider any items, including budgeted and reasonably expected future capital expenses, general and administrative expenses, leverage, interest and cash taxes, in establishing the Reserve Amount, subject to compliance with the ITC Bylaws. Through the modification or reduction of existing reserves or otherwise, the Reserve Amount for a particular quarter may be negative. The ITC Board may also create additional reserves as the ITC Board, in its discretion, considers proper for any purpose, and may modify or abolish any reserve in the manner in which it was created, in each case subject to compliance with the ITC Bylaws. Without limiting the foregoing, the ITC Board will establish the Reserve Amount in respect of each quarter at a level which is reasonably expected, as of the establishment thereof, to avoid the funding of reasonably anticipated future cash disbursements of ITC with future capital contributions.

3.                                      Payment of Dividends. (a) Subject to provisions of law and ITC’s articles of incorporation, dividends may be declared at any regular or special meeting of the ITC Board and may be paid only in cash. Dividend payments will be made by ITC on the 15th working day following the declaration. Dividends will be paid among the classes of ITC’s capital stock in accordance with ITC’s articles of incorporation.

(b) Subject to provisions of law and ITC Investment’s articles of incorporation, dividends may be declared at any regular or special meeting of the ITC Investments Board and may be paid only in cash. Dividend payments will be made by ITC Investments promptly following the receipt by ITC Investments of dividends from ITC. Dividends will be paid among the classes of ITC Investments’ capital stock in accordance with ITC Investments’ articles of incorporation.

4.                                      Dividends Not Cumulative. Dividends on all classes of ITC’s common stock will not be cumulative. Dividends on all classes of ITC Investments’ common stock will not be cumulative.

*                                         *                                         *

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ANNEX B

FORM OF INITIAL INVESTMENT BYLAWS

(Attached)

AMENDED & RESTATED BYLAWS
OF
ITC INVESTMENT HOLDINGS INC.

These bylaws (these “Bylaws”) are the Bylaws of ITC Investment Holdings Inc. (the “Corporation”), a Michigan corporation.

ARTICLE I

OFFICES

1.01        Registered Office.  The registered office of the Corporation shall be located within the State of Michigan as set forth in the Corporation’s Articles of Incorporation (the “Articles of Incorporation”). The board of directors of the Corporation (the “Board”) may at any time change the registered office by making the appropriate filing with the Michigan Department of Licensing and Regulatory Affairs.

1.02        Principal Office.  The principal office of the Corporation shall be in Novi, Michigan, or at such other place as the Board shall from time to time determine.

1.03        Other Offices.  The Corporation also may have offices at such other places as the Board from time to time determines or the business of the Corporation requires.

1.04        Registered Agent.  The name and address of the Corporation’s registered agent shall be as set forth in the Corporation’s Articles of Incorporation. The Board may change the registered agent at any time by making the appropriate filing with the Michigan Department of Licensing and Regulatory Affairs.

ARTICLE II

SEAL

2.01        Seal.  The Corporation may have a seal in the form that the Board may from time to time determine.  The seal may be used by causing it or a facsimile to be impressed, affixed or otherwise reproduced.  Documents otherwise properly executed on behalf of the Corporation shall be valid and binding upon the Corporation without a seal whether or not one is in fact designated by the Board.

ARTICLE III

CAPITAL STOCK

3.01        Issuance of Shares.  The shares of capital stock of the Corporation (the “Shares”) shall be issued in the amounts, at the times, for the consideration, and on the terms and conditions that the Board shall deem advisable, subject to the Articles of Incorporation of the Corporation, any requirements of the laws of the state of Michigan and any written agreement among the Corporation and one or more Shareholders (as defined below) of the Corporation (any such agreement, a “Shareholder Agreement”).

3.02        Certificates for Shares.  Certificated Shares shall be represented by certificates signed by one of the chairperson of the Board (the “Chairperson of the Board”), the President & CEO, or a Vice President, and also may be signed by the Treasurer, Assistant Treasurer, Secretary, or Assistant Secretary, and may be sealed with the seal of the Corporation or a facsimile of it, and countersigned and registered in such manner, if any, as the Board may by resolution prescribe.  The signatures of the officers may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the corporation itself or its employee.  In case an officer who has signed or whose facsimile signature has been placed upon a certificate ceases to be such officer before the certificate is issued, it may be issued by the Corporation with the same effect as if he or she had not ceased to be such officer at the date of issuance.  A certificate representing Shares shall state on its face that the Corporation is formed under the laws of the state of Michigan and shall also state the name of the person to whom it is issued, the number and class of Shares and the designation of the series, if any, that the certificate represents, and any other provisions, legends or notations that may be required by the laws of the state of Michigan or under any Shareholder Agreement.  Notwithstanding the foregoing, the Board may authorize the issuance of some or all of the Shares without certificates to the fullest extent permitted by law.  Within a reasonable time after the issuance or transfer of Shares without certificates, the Corporation shall send the shareholders of the Corporation (the “Shareholders”)  a written statement of the information required on certificates by applicable law.

3.03        Transfer of Shares.  Subject to the provisions of any Shareholder Agreement, certificated Shares are transferable only on the books of the Corporation by the holder thereof in person or by his or her attorney, upon surrender for cancellation of the certificate for the Shares, properly endorsed for transfer, and the presentation of the evidences of ownership and validity of the assignment that the Corporation may require.  Transfers of uncertificated Shares shall be made by such evidence of ownership and validity as the Corporation or its agents may reasonably require and in compliance with the provisions of any Shareholder Agreement.

3.04        Registered Shareholders.  The Corporation shall be entitled to treat the person in whose name any Share of stock is registered as the owner of it for the purpose of dividends, other distributions, recapitalizations, mergers, plans of share exchange, reorganizations and liquidations, for the purpose of votes, approvals and consents by Shareholders, for the purpose of notices to Shareholders, and for all other purposes whatever, and shall not be bound to recognize any equitable or other claim to or interest in the Shares by any other person, whether or not the Corporation shall have notice of it, except as expressly required by the laws of the state of Michigan.

3.05        Lost or Destroyed Certificates.  On the presentation to the Corporation of a proper affidavit attesting to the loss, destruction, or mutilation of any certificate or certificates for Shares and such other evidence as the Corporation or its transfer agent may require, the Board, or any officer to whom authority is delegated, shall direct the issuance of a new certificate or certificates to replace the certificates so alleged to be lost, destroyed, or mutilated.  The Corporation may require as conditions precedent to the issuance of new certificates (a) a bond or agreement of indemnity, in the form and amount and with or without sureties, as the Board, or any officer to whom authority is delegated, may direct or approve and (b) an affidavit or affirmation setting forth such facts as to the loss, destruction or mutilation as it deems necessary.

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3.06        Transfer Agents and Registrars.  The Board may, in its discretion, appoint one or more banks or trust companies as the Board may deem advisable, from time to time, to act as transfer agents and registrars of the Shares, and upon such appointments being made, no certificate representing Shares shall be valid until countersigned by one of such transfer agents and registered by one of such registrars.

ARTICLE IV

SHAREHOLDERS; MEETINGS OF SHAREHOLDERS

4.01        Place of Meetings.  All meetings of Shareholders shall be held at the principal office of the Corporation or at any other place that shall be determined by the Board and stated in the meeting notice or, at the direction of the Board to the extent permitted by applicable law, may be held by remote communication if stated in the meeting notice, but in no event shall such meetings be held within the country of Canada.

4.02        Annual Meeting.  The annual meeting of the Shareholders shall be held at such time as the Board may select.  Directors shall be elected at each annual meeting and such other business transacted as may properly be brought before the meeting.  The Board acting by resolution may postpone and reschedule any previously scheduled annual meeting of the Shareholders.  Any annual meeting of the Shareholders may be adjourned by the person presiding at the meeting or pursuant to a resolution of the Board.

4.03        Special Meetings.  Special meetings of the Shareholders may be called by the Board or the President & CEO, and shall be called by the President & CEO or the Secretary in accordance with the written request of the holders of record of at least 10% of the Shares issued and outstanding and entitled to vote.  Business transacted at a special meeting of the Shareholders shall be limited to the purposes stated in the notice of such meeting.

4.04        Notice of Meetings.  Except as otherwise provided by statute, written notice of the time, place, if any, and purposes of a Shareholders’ meeting shall be given not less than ten nor more than sixty days before the date of the meeting to each Shareholder entitled to vote at the meeting, either personally or by mailing the notice to such Shareholder’s address as it appears on the books of the Corporation or at such other address as shall be furnished in writing by such Shareholder to the Corporation for such purpose, or by a form of electronic transmission to which the Shareholder has consented.  The notice shall include notice of proposals from Shareholders that are proper subjects for Shareholder action and are intended to be presented by Shareholders who have so notified the Corporation in accordance with applicable law.  The means of remote communication shall be included in the notice.  No notice need be given of an adjourned meeting of the Shareholders provided that the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting the only business to be transacted is business that might have been transacted at the original meeting.  However, if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Shareholder of record entitled to notice on the new record date as provided in this Section 4.04.

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4.05        List of Shareholders.  The Secretary or the agent of the Corporation having charge of the stock transfer records for Shares shall, in accordance with applicable law make and certify a complete list of the Shareholders entitled to vote at Shareholders’ meetings and provide an updated copy of such list to each Shareholder promptly upon any change thereto.  The list shall be produced at the time and place of the meeting and shall be subject to the inspection of any Shareholder during the entire meeting.  If a meeting will be held solely by remote communication, the Corporation shall make the list open to examination by the Shareholders for the duration of the meeting on a reasonably accessible electronic network, and the notice of the meeting shall include the information required to access the list.

4.06        Quorum; Adjournment; Attendance by Remote Communication.  (a) Unless a greater or lesser quorum is required in any Shareholder Agreement, the Articles of Incorporation or by the laws of the state of Michigan, the Shareholders present at a meeting in person or by proxy who, as of the record date for the meeting, were holders of a majority of the outstanding Shares entitled to vote at the meeting, shall constitute a quorum at the meeting.

(b)           Whether or not a quorum is present, a meeting of Shareholders may be adjourned by holders of a majority vote of the Shares present in person or by proxy.

(c)           To the extent permitted by applicable law, Shareholders and proxy holders not physically present at a meeting of Shareholders may participate in the meeting by means of remote communication, are considered present in person for all relevant purposes when participating by such means of remote communication, and may vote at the meeting.

(d)           A Shareholder or proxy holder may be present and vote at the adjourned meeting by means of remote communication if he or she was permitted to be present and vote by that means of remote communication in the original meeting notice.

4.07        Proxies.  A Shareholder entitled to vote at a Shareholders’ meeting or to express consent or to dissent without a meeting may authorize other persons to act for the Shareholder by proxy.  A proxy shall be in writing and shall be signed by the Shareholder or the Shareholder’s authorized agent or representative or shall be transmitted electronically to the person who will hold the proxy or to an agent fully authorized by the person who will hold the proxy to receive that transmission and include or be accompanied by information from which it can be determined that the electronic transmission was authorized by the Shareholder.  A complete copy, pdf, or other reliable reproduction of the proxy may be substituted or used in lieu of the original proxy for any purpose for which the original could be used.  A proxy shall not be valid after the expiration of three years from its date unless otherwise provided in the proxy.  A proxy is revocable at the pleasure of the Shareholder executing it except as otherwise provided by the laws of the state of Michigan.

4.08        Voting.  Each outstanding Share is entitled to one vote on each matter submitted to a vote, unless the Articles of Incorporation provide otherwise.  Votes may be cast orally or in writing, but if more than 25 Shareholders of record are entitled to vote, then votes shall be cast in writing signed by the Shareholder or the Shareholder’s proxy.  When an action, other than the election of directors, is to be taken by a vote of the Shareholders, it shall be authorized by a majority of the votes cast by the holders of Shares entitled to vote on it, unless a greater vote is

4

required by the Articles of Incorporation or by the laws of the state of Michigan.  Except as otherwise provided by the Articles of Incorporation or any Shareholder Agreement, directors shall be elected by a plurality of the votes cast by holders of common stock of the Corporation at any election.

4.09        Conduct of Meeting.  The chairperson of each meeting of Shareholders shall be the Chairperson of the Board, or if the Chairperson of the Board is not present by the President & CEO, or if the President & CEO is not present, a chairperson to be chosen at the meeting.  The chairperson shall determine the order of business and shall have the authority to establish rules for the conduct of the meeting which are fair to Shareholders.  The chairperson of the meeting shall announce at the meeting when the polls close for each matter voted upon.  If no announcement is made, the polls shall be deemed to have closed upon the final adjournment of the meeting.  After the polls close, no ballots, proxies or votes, nor any revocations or changes thereto may be accepted.  The Secretary, or in the Secretary’s absence, an Assistant Secretary, shall act as secretary of the meeting, if present.

ARTICLE V

MANAGEMENT; BOARD, MEETINGS OF BOARD

5.01        Management of the Corporation.  The business and affairs of the Corporation shall be managed by or under the direction of the Board; provided, that the acts, expenditures, decisions and obligations made or incurred by the Corporation (or any subsidiary of the Corporation) in any agreement among all of the Shareholders and the Corporation in place from time to time, in the Articles of Incorporation, or by Michigan Law, in each case, shall be proposed by the Board and approved by the Shareholders.

5.02        Number and Qualifications.  Subject to the provisions of any Shareholder Agreement, the Board shall consist of not more than eleven directors as shall be fixed from time to time by the Shareholders.  Directors need not be residents of Michigan nor Shareholders of the Corporation.  No decrease in the number of directors shall have the effect of shortening the term of any incumbent director.

5.03        Election, Resignation, and Removal.  Directors shall be elected by the Shareholders at each annual Shareholders’ meeting in compliance with the provisions of any Shareholder Agreement.  Subject to the provisions of any Shareholder Agreement, each director shall hold office until the next annual Shareholders’ meeting and until the director’s successor is elected and qualified, or until the director’s resignation or removal.  Unless otherwise provided in the Articles of Incorporation, a director may resign by written notice to the Corporation.  The resignation is effective on its receipt by the Corporation or at a subsequent time as set forth in the notice of resignation.  A director may be removed, with or without cause, by the Shareholders, and thereupon the term of the director or directors who shall have been so removed shall forthwith terminate and there shall be a vacancy or vacancies in the Board, to be filled by the Shareholders.  Whenever the holders of any class or series or any particular Shares are entitled to elect one or more directors by the provisions of the Articles of Incorporation or any Shareholder Agreement, the provisions of this section shall apply, in respect to the removal without cause of a director or directors so elected, to the vote of the holders of the outstanding Shares of that class

5

or series or such particular Shareholders, as applicable, and not to the vote of the outstanding Shares as a whole.

5.04        Vacancies.  Vacancies in the Board occurring by reason of death, resignation, increase in the number of directors, or otherwise, other than removal of a director with or without cause by a vote of the Shareholders, shall be filled by the Shareholders as provided in any Shareholder Agreement.  A vacancy that will occur at a specific date, by reason of a resignation effective at a later date or otherwise, may be filled before the vacancy occurs, but the newly elected director may not take office until the vacancy occurs.

5.05        Meetings.  Meetings of the Board shall be held at such place as may from time to time be fixed by resolution of the Board, or as may be specified in the notice for the applicable meeting or in a waiver of notice thereof.  Regular meetings of the Board may be held at the times and places (or by remote communication) that the majority of the directors may from time to time determine at a prior meeting, but in no event shall such meetings be held within the country of Canada.  Special meetings of the Board may be called by the Chairperson of the Board (if the office is filled) or the President & CEO, and shall be called by the President & CEO or Secretary in accordance with the written request of any three directors.

5.06        Notice of Meetings.  Regular and special meetings of the Board shall be convened by not less than three days’ written notice, which may be made through electronic communication and the notice shall state the time, place, and purpose or purposes of the meeting.

5.07        Quorum.  Subject to the provisions of any Shareholder Agreement, a majority of the Board then in office, or of the members of a Board committee, constitutes a quorum of the Board or such committee, as applicable, for the transaction of business; provided, that to the extent that a vote on any action of the Board or such committee, as applicable, at such meeting requires the approval of a director designated by a particular Shareholder under any Shareholder Agreement, such quorum shall include at least one director designated by such Shareholder; provided, further, that if at any meeting of the Board or such committee there shall be less than a quorum present, a majority of the directors present may adjourn the meeting from time to time until a quorum shall have been obtained.  The vote of a majority of the directors or members of a committee thereof present at any meeting at which there is a quorum constitutes the action of the Board or of the board committee, as applicable, except when a larger vote may be required by the laws of the state of Michigan or the provisions of any Shareholder Agreement; provided, that to the extent that a vote on any action of the Board or such committee at such meeting requires the approval of a director designated by a particular Shareholder under any such Shareholder Agreement, such quorum shall include at least one director designated by such Shareholder.  A member of the Board or of a committee designated by the Board may participate in a meeting by conference telephone or other means of remote communication through which all persons participating in the meeting can communicate with each other.  Participation in a meeting in this manner constitutes presence in person at the meeting.

5.08        Dissents.  A director who is present at a meeting of the Board, or a board committee of which the director is a member, at which action on a corporate matter is taken, is presumed to have concurred in that action unless the director’s dissent is entered in the minutes of the meeting or unless the director files a written dissent to the action with the person acting as

6

secretary of the meeting before the adjournment of it or forwards the dissent by registered mail to the Secretary promptly after the adjournment of the meeting.  The right to dissent does not apply to a director who voted in favor of the action.  A director who is absent from a meeting of the Board or a board committee of which the director is a member, at which any such action is taken, is presumed to have concurred in the action unless he or she files a written dissent with the Secretary within a reasonable time after the director has knowledge of the action.

5.09        Compensation.  The Board, by affirmative vote of a majority of directors in office and irrespective of any personal interest of any of them, may establish reasonable compensation of directors for services to the Corporation as directors, committee members or officers.  The Board shall also have the power, in its discretion, to reimburse directors for reasonable expenses incurred for attendance at each regular or special meeting of the Board, or of any committee of the Board.  In addition, the Board shall also have the power, in its discretion, to provide for and pay to directors rendering services to the Corporation not ordinarily rendered by directors, as such, special compensation appropriate to the value of such services, as determined by the Board from time to time.  Nothing herein shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

5.10        Committees.  Subject to the provisions of any Shareholders Agreements, the Board may designate from among its members one or more committees which shall consist of one or more directors.  The Board may designate one or more directors as alternate members of any committee to replace an absent or disqualified member at any committee meeting.  Such committees shall have and may exercise such powers as shall be conferred or authorized by the resolution appointing them, except to the extent limited by applicable law.  A majority of any such committee may determine its action and fix the time and place of its meetings, unless the Board shall otherwise provide; provided, that to the extent that a vote on any action of the board committee at such meeting requires the approval of a director designated by a particular Shareholder under any such Shareholder Agreements, such quorum shall include at least one  director designated by such Shareholder.  The Board shall have power at any time to change the membership of any such committee, to fill vacancies on or to dissolve any such committee.

5.11        Action Without a Meeting.  Any action required or permitted at any meeting of directors or a committee of directors may be taken without a meeting, without prior notice and without a vote, if all of the directors or committee members entitled to vote on it consent to it in writing or, to the extent permitted by law, by electronic transmission.  Such consents shall be filed with the minutes of the proceedings of the Board or committee, as applicable.

5.12        Observers.  One or more non-voting observers to the Board and/or its committees may be selected by the Shareholders.  Any such observer shall hold such position until the observer’s successor is selected, or until the observer’s resignation or removal.  An observer may resign by written notice to the Corporation.  The resignation is effective on its receipt by the Corporation or at a subsequent time as set forth in the notice of resignation.  Subject to the provisions of any Shareholder Agreement, an observer may be removed, with or without cause, by the Shareholders, and thereupon the term of the observer who shall have been so removed shall forthwith terminate.  Each observer shall be entitled to attend all meetings (including telephonic meetings) of the Board and the Board’s committees to which it has been granted observer rights.  Each observer shall be entitled to receive (x) notices of all meetings of the

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Board and the Board’s committees to which it has been granted observer rights and (y) all information delivered to the members of the Board and the Board’s committees to which it has been granted observer rights in connection with such meetings, in each case to the extent and at the same time such notice and information is delivered to the members of the Board and its committees.  Notwithstanding the foregoing, the Chairperson of the Board (if the office is filled) or the President & CEO shall (a) excuse any observer from any portion of a Board meeting or a meeting of its committees to the extent such observer’s participation in such meeting is reasonably likely to adversely affect the attorney/client privilege of the Corporation and its legal advisors and (b) withhold information from any observer delivered to the Board and the Board’s committees to which it has been granted observer rights prior to a meeting of the Board or, as the case may be, such committee, in each case if the Chairperson of the Board (if the office is filled) or the President & CEO believes there is a reasonable likelihood that the receipt of such information by the observer may adversely affect the attorney/client privilege of the Corporation and its legal advisors.

ARTICLE VI

NOTICES AND WAIVERS OF NOTICE

6.01        Notices.  All notices of meetings required to be given to Shareholders, directors or observers may be given either personally or by mailing the notice to such Shareholder’s address as it appears on the books of the Corporation or at such other address as shall be furnished in writing by such Shareholder to the Corporation for such purpose, or by a form of electronic transmission to which the Shareholder has consented.  The notice shall be deemed to be given at the time it is mailed or otherwise dispatched or, if given by electronic transmission, when electronically transmitted to the person entitled to the notice.

6.02        Waiver of Notice.  Notice of the time, place, and purpose of any meeting of Shareholders, directors, or a committee of directors may be waived in writing, including by electronic transmission, either before or after the meeting, or in any other manner that may be permitted by the laws of the state of Michigan.  Attendance of a person at any Shareholders’ meeting, in person or by proxy, or at any meeting of directors or of a committee of directors, constitutes a waiver of notice of the meeting except as follows:

(a)           in the case of a Shareholder, unless the Shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting, or unless with respect to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, the Shareholder objects to considering the matter when it is presented; or

(b)           in the case of a director, unless he or she at the beginning of the meeting, or upon his or her arrival, objects to the meeting or the transacting of business at the meeting and does not thereafter vote for or assent to any action taken at the meeting.

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ARTICLE VII

OFFICERS

7.01                        Number.  The Board shall elect or appoint a President & CEO, a Secretary, and a Treasurer, and may select a Chairperson of the Board and one or more Vice Presidents, Assistant Secretaries, or Assistant Treasurers, and other officers as it shall deem appropriate, and may define their powers and duties.  The Chairperson of the Board shall be a member of the Board.  Any two or more of the preceding offices may be held by the same person.

7.02                        Term of Office, Resignation, and Removal.  An officer shall hold office for the term for which he or she is elected or appointed and until his or her successor is elected or appointed, or until his or her resignation or removal.  An officer may resign by written notice to the Corporation.  The resignation is effective on its receipt by the Corporation or at a subsequent time specified in the notice of resignation.  An officer may be removed by the Board with or without cause.  The removal of an officer shall be without prejudice to his or her contract rights, if any.  The election or appointment of an officer does not of itself create contract rights.

7.03                        Vacancies.  The Board may fill any vacancies in any office occurring for whatever reason.

7.04                        Authority.  All officers, employees, and agents of the Corporation shall have the authority and perform the duties to conduct and manage the business and affairs of the Corporation that may be designated by the Board and these Bylaws.

ARTICLE VIII

DUTIES OF OFFICERS

8.01                        Chairperson of the Board.  The Chairperson of the Board, if the office is filled, shall preside at all meetings of the Shareholders and of the Board at which the Chairperson of the Board is present, and the Chairperson of the Board shall have and perform such other duties as from time to time may be assigned to the Chairperson by the Board.

8.02                        President & CEO.  The president and chief executive officer of the Corporation (the “President & CEO”) shall see that all orders and resolutions of the Board are carried into effect, and the President & CEO shall have the general powers of supervision and management usually vested in the president and chief executive officer of a corporation, including the authority to vote all securities of other corporations and business organizations held by the Corporation, and, subject to the control of the Board, shall have general management and control of the affairs and business of the Corporation.  The President & CEO shall appoint and discharge employees and agents of the Corporation (other than officers elected by the Board) and fix their compensation.  In the absence or disability of the Chairperson of the Board, or if that office has not been filled, the President & CEO also shall perform the duties of the Chairperson of the Board as set forth in these Bylaws.  The President & CEO shall have the power to execute bonds, mortgages and other contracts, agreements and instruments of the Corporation, and shall do and

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perform such other duties as from time to time may be assigned to the President & CEO by the Board.

8.03                        Vice Presidents.  The vice presidents of the Corporation (the “Vice Presidents”), in order of their seniority, shall, in the absence or disability of the President & CEO, perform the duties and exercise the powers of the President & CEO.  The Vice Presidents shall have the power to execute bonds, notes mortgages and other contracts, agreements and instruments of the Corporation, and shall do and perform such other duties incident to the office of Vice President and as the Board or the President & CEO may from time to time prescribe.

8.04                        Secretary.  The secretary of the Corporation (the “Secretary”) shall attend all meetings of the Board and the Shareholders and shall record all votes and minutes of all proceedings in a book to be kept for that purpose, shall give or cause to be given notice of all meetings of the Shareholders and the Board, shall keep in safe custody the seal of the Corporation and affix it to any instrument requiring it, and when so affixed it shall be attested to by the signature of the Secretary or by the signature of the Treasurer or an Assistant Secretary, and shall perform such other duties as the Board may from time to time prescribe.  The Secretary shall have custody of the stock records and all other books, records and papers of the Corporation (other than financial) and shall see that all books, reports, statements, certificates and other documents and records required by law are properly kept and filed.  The Secretary may delegate any of the duties, powers, and authorities of the Secretary to one or more Assistant Secretaries, unless the delegation is disapproved by the Board.

8.05                        Treasurer.  The treasurer of the Corporation (the “Treasurer”) shall have the custody of the corporate funds and securities, shall keep full and accurate accounts of receipts and disbursements in the books of the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in the depositories that may be designated by the Board.  The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President & CEO and directors, whenever they may require it, an account of his or her transactions as Treasurer and of the financial condition of the Corporation.  The Treasurer may delegate any of his or her duties, powers, and authorities to one or more Assistant Treasurers unless the delegation is disapproved by the Board.

8.06                        Assistant Secretaries and Treasurers.  The assistant secretaries of the Corporation (the “Assistant Secretaries”), in order of their seniority, shall perform the duties and exercise the powers and authorities of the Secretary in case of the Secretary’s absence or disability.  The assistant treasurers of the Corporation (the “Assistant Treasurers”), in the order of their seniority, shall perform the duties and exercise the powers and authorities of the Treasurer in case of the Treasurer’s absence or disability.  The Assistant Secretaries and Assistant Treasurers shall also perform the duties that may be delegated to them by the Secretary and Treasurer, respectively, and also the duties that the Board may prescribe.

8.07                        Duties of Officers May be Delegated.  In case of the absence or disability of any officer of the Corporation, or for any other reason that the Board may deem sufficient, the Board may delegate, for the time being, the powers or duties, or any of them, of such officer to any other officer, or to any director.

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ARTICLE IX

SPECIAL CORPORATE ACTS

9.01                        Orders for Payment of Money.  All checks, drafts, notes, bonds, bills of exchange, and orders for payment of money of the Corporation shall be signed by the President & CEO, any Vice President, the Treasurer or such officer or officers or any other person or persons that the Board may from time to time designate.

9.02                        Contracts and Conveyances.  The Board may in any instance designate the officer(s) and/or agent(s) who shall have authority to execute any contract, conveyance, mortgage, or other instrument on behalf of the Corporation, or may ratify or confirm any execution.  When the execution of any instrument has been authorized without specification of the executing officers or agents, the Chairperson of the Board, the President & CEO, any Vice President, the Secretary, any Assistant Secretary, the Treasurer and any Assistant Treasurer, or any one of them, may execute the instrument in the name and on behalf of the Corporation and may affix the corporate seal, if any, to it.

9.03                        Voting Securities.  Unless otherwise directed by the Board, the President & CEO, any Vice President, the Secretary and any Assistant Secretary shall have full power and authority on behalf of the Corporation to act and to vote (grant a proxy to vote) on behalf of the Corporation, in accordance with any Shareholder Agreements, at any meetings of security holders of corporations, limited liability companies and other entities in which the Corporation holds securities, and to execute in the name or on behalf of the Corporation one or more consents in lieu of meetings of such security holders.  The Board by resolution from time to time may confer like power upon any other person or persons.

ARTICLE X

BOOKS AND RECORDS

10.01                 Maintenance of Books and Records.  The proper officers and agents of the Corporation shall keep and maintain the books, records, and accounts of the Corporation’s business and affairs, minutes of the proceedings of its Shareholders, Board, and committees, if any, and the stock ledgers and lists of Shareholders, as the Board shall deem advisable and as shall be required by the laws of the state of Michigan and other states or jurisdictions empowered to impose such requirements.  Books, records, and minutes may be kept within or without the state of Michigan in a place that the Board shall determine.

10.02                 Reliance on Books and Records.  In discharging his or her duties, a director or an officer of the Corporation, when acting in good faith, may rely on information, opinions, reports, or statements, including financial statements and other financial data, if prepared or presented by any of the following:

(a)                                 one or more directors, officers, or employees of the Corporation, or of a subsidiary or controlled affiliate of the Corporation, whom the director or officer reasonably believes to be reliable and competent in the matters presented;

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(b)                                 legal counsel, public accountants, engineers, or other persons as to matters the director or officer reasonably believes are within the person’s professional or expert competence; or

(c)                                  a committee of the Board, if the director or officer reasonably believes the committee merits confidence.

A director or officer is not entitled to rely on the information set forth above if he or she has knowledge concerning the matter in question that makes such reliance unwarranted.

10.03                 Inspection of Book and Records.  Subject to any Shareholder Agreements, any Shareholder of record, in person or by attorney or other agent, shall, upon written demand stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the Corporation’s Share ledger, a list of its securityholders, and its other books and records, and to make copies or extracts therefrom.  A proper purpose shall mean any purpose reasonably related to such person’s interest as a Shareholder.  Subject to any Shareholder Agreements, in every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the Shareholder.  The demand shall be directed to the Corporation at its registered office in the State of Michigan or at its principal place of business.

ARTICLE XI

INDEMNIFICATION

11.01                 Indemnification.  Subject to all of the other provisions of this Article XI, the Corporation shall indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal, including any appeal, by reason of the fact that the person is or was a director or officer of the Corporation, or, while serving as a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, member, partner, trustee, employee, fiduciary or agent of another foreign or domestic corporation, partnership, limited liability company, joint venture, trust, or other enterprise, including service with respect to employee benefit plans or public service or charitable organizations, against expenses (including actual and reasonable attorney fees and disbursements), judgments, penalties, fines and amounts paid in settlement and incurred by him or her in connection with such action, suit, or proceeding, in each case to the maximum extent permitted by the Michigan Business Corporation Act (the “MBCA”). The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or on a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that any person otherwise entitled to indemnification hereunder (a) did not act in good faith and in a manner that the person reasonably believed to be in or not opposed to the best interests of the Corporation or its Shareholders, (b) with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful, or (c) received a financial benefit to which he or she is not entitled, intentionally inflicted harm on the Corporation or its Shareholders, violated Section 551 of the MBCA or intentionally committed a criminal act.

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11.02                 Expenses of Successful Defense.  To the extent that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in Section 11.01, or in defense of any claim, issue, or matter in the action, suit, or proceeding, the director or officer shall be indemnified against actual and reasonable expenses (including attorney fees) incurred by the person in connection with the action, suit, or proceeding and any action, suit, or proceeding brought to enforce the mandatory indemnification provided by this Section 11.02.

11.03                 Definitions.  For purposes of this Article XI only:

(a)                                 “serving at the request of the Corporation” shall include any service as a director, officer, employee, or agent of the Corporation that imposes duties on, or involves services by, the director or officer with respect to an employee benefit plan, its participants, or its beneficiaries; and a person who acted in good faith and in a manner the person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be considered to have acted in a manner “not opposed to the best interests of the Corporation or its shareholders;” and

(b)                                 “independent director” shall have the meaning set forth in Section 107 of the MBCA.

11.04                 Contract Right; Limitation on Indemnity.  The right to indemnification conferred in this Article XI shall be a contract right and shall apply to services of a director or officer as an employee or agent of the Corporation as well as in the person’s capacity as a director or officer.  No amendment of these Bylaws or the Articles of Incorporation shall eliminate or impair a right to indemnification or to advancement of expenses established herein or therein with respect to any action or omission occurring prior to such amendment.  Except as otherwise expressly provided in this Article XI, the Corporation shall have no obligations under this Article XI to indemnify any person in connection with any proceeding, or part thereof, initiated by the person without authorization by the Board.

11.05                 Determination That Indemnification Is Proper.

(a)                                 Except as provided in Section 11.05(b), any indemnification under Section 11.01 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the person is proper in the circumstances because the person has met the applicable standard of conduct provided by applicable law, and upon an evaluation of the reasonableness of expenses and amounts paid in settlement.  The determination and evaluation shall be made in any of the following ways:

(1)                                 by a majority vote of a quorum of the Board consisting of directors who are not parties or threatened to be made parties to the action, suit, or proceeding;

(2)                                 if the quorum described in clause (1) above is not obtainable, then by majority vote of a committee of directors duly designated by the Board and consisting solely of two or more directors who are not at the time parties or threatened to be made parties to the action, suit, or proceeding;

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(3)                                 by independent legal counsel in a written opinion, which counsel shall be selected in one of the following ways:  (i) by the Board or its committee in the manner prescribed in clause (1) or (2); or (ii) if a quorum of the Board cannot be obtained under clause (1) and a committee cannot be designated under clause (2), by the Board;

(4)                                 by the Shareholders, but Shares held by directors, officers, employees, or agents who are parties or threatened to be made parties to the action, suit, or proceeding may not be voted on the determination or evaluation; or

(5)                                 by all independent directors who are not parties or threatened to be made parties to the action, suit, or proceeding.

(b)                                 If the Articles of Incorporation include a provision eliminating or limiting the liability of a director pursuant to Section 209(1)(c) of the MBCA, the Corporation shall indemnify a director for the expenses and liabilities described in this paragraph without a determination that the director has met the standard of conduct set forth in the MBCA, but no indemnification may be made except to the extent authorized in Section 564c of the MBCA, if the director received a financial benefit to which he or she was not entitled, intentionally inflicted harm on the Corporation or its Shareholders, violated Section 551 of the MBCA, or intentionally violated criminal law.  In connection with an action or suit by or in the right of the Corporation, indemnification under this Section 11.05(b) may be for expenses, including attorneys’ fees, actually and reasonably incurred.  In connection with an action, suit or proceeding other than one by or in the right of the Corporation, indemnification under this Section 11.05(b) may be for expenses, including attorneys’ fees, actually and reasonably incurred, and for judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred.

11.06                 Authorizations of Payment.  Authorizations of payment under Section 11.01 shall be made in any of the following ways:

(a)                                 by the Board:

(1)                                 if there are two or more directors who are not parties or threatened to be made parties to the action, suit or proceeding, by a majority vote of all such directors (a majority of whom shall for this purpose constitute a quorum) or by a majority of the members of a committee of two or more directors who are not parties or threatened to be made parties to the action, suit or proceeding;

(2)                                 if the Corporation has one or more independent directors who are not parties or threatened to be made parties to the action, suit or proceeding, by a majority vote of all such directors (a majority of whom shall for this purpose constitute a quorum); or

(3)                                 if there are no independent directors and fewer than two directors who are not parties or threatened to be made parties to the action, suit or proceeding, by the vote necessary for action by the Board in accordance with Section 5.07, in which authorization all directors may participate; or

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(b)                                 by the Shareholders, but Shares held by directors, officers, employees, or agents who are parties or threatened to be made parties to the action, suit, or proceeding may not be voted on the authorization.

11.07                 Proportionate Indemnity.  If a person is entitled to indemnification under Section 11.01 for a portion of expenses, including attorney fees, judgments, penalties, fines, and amounts paid in settlement, but not for the total amount, the Corporation shall indemnify the person for the portion of the expenses, judgments, penalties, fines, or amounts paid in settlement for which the person is entitled to be indemnified.

11.08                 Expense Advance.  The Corporation shall pay or reimburse the reasonable expenses incurred by a person referred to in Section 11.01 who is a party or threatened to be made a party to an action, suit, or proceeding in advance of final disposition (herein, an “advance”) of the proceeding if the person furnishes the Corporation a written undertaking executed personally, or on his or her belief, to repay the advance if it is ultimately determined by final judicial decision from which there is no further right to appeal that he or she did not meet the standard of conduct, if any, required by the MBCA for the indemnification of the person under the circumstances.  The Corporation shall make an evaluation of reasonableness under this Section 11.08 as specified in Section 11.05, and shall make an authorization in the manner specified in Section 11.06, unless the advance is mandatory.  The Corporation may make an authorization of advances with respect to a proceeding and a determination of reasonableness of advances or selection of a method for determining reasonableness in a single action or resolution covering an entire proceeding.  A provision in the Articles of Incorporation, these Bylaws, a resolution by the Board or the Shareholders, or an agreement making indemnification mandatory shall also make advancement of expenses mandatory unless the provision specifically provides otherwise.

11.09                 Non-Exclusivity of Rights.  The indemnification or advancement of expenses provided under this Article XI is not exclusive of other rights to which a person seeking indemnification or advancement of expenses may be entitled under a contractual arrangement with the Corporation.  However, the total amount of expenses advanced or indemnified from all sources combined shall not exceed the amount of actual expenses incurred by the person seeking indemnification or advancement of expenses.

11.10                 Indemnification of Employees and Agents of the Corporation and its Subsidiaries.  The Corporation may, to the extent authorized from time to time by the Board, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article XI with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.  Any person serving, or who has served, as a director, officer, trustee or employee of another corporation or of a partnership, joint venture, limited liability company, trust, association or other enterprise, at least 50% of whose equity interests or assets are owned, directly or indirectly, by the Corporation (a “subsidiary” for this Article XI) shall be conclusively presumed to be, or to have been, serving in such capacity at the request of the Corporation.

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11.11                 Former Directors and Officers.  The indemnification provided in this Article XI continues for a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors, and administrators of the person.

11.12                 Insurance.  The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against any liability asserted against the person and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the Corporation would have power to indemnify the person against the liability under these Bylaws or the laws of the state of Michigan.  If the Articles of Incorporation include a provision eliminating or limiting the liability of a director pursuant to Section 209(1)(c) of the MBCA, such insurance may be purchased from an insurer owned by the Corporation, but such insurance may insure against monetary liability to the Corporation or its Shareholders only to the extent to which the Corporation could indemnify the director under Section 11.05(b).

11.13                 Changes in Michigan Law.  If there is any change of the Michigan statutory provisions applicable to the Corporation relating to the subject matter of this Article XI, then the indemnification to which any person shall be entitled under this article shall be determined by the changed provisions, but only to the extent that the change permits the Corporation to provide broader indemnification rights than the provisions permitted the Corporation to provide before the change.  Subject to Section 11.14, the Board is authorized to amend these Bylaws to conform to any such changed statutory provisions.

11.14                 Amendment or Repeal of Article XI.  No amendment or repeal of this Article XI shall apply to or have any effect on any director or officer of the Corporation for or with respect to any acts or omissions of the director or officer occurring before the amendment or repeal. Persons who after the date of the adoption of this provision become or remain directors or officers of the Corporation or who, while a director or officer of the Corporation, become or remain a director, officer, employee or agent of a subsidiary, shall be conclusively presumed to have relied on the rights to indemnity, advance of expenses and other rights contained in this Article XI in entering into or continuing such service.  The rights to indemnification and to the advance of expenses conferred in this Article XI shall apply to claims made against an indemnitee arising out of acts or omissions which occurred or occur both prior and subsequent to the adoption hereof.

11.15                 Enforcement of Rights.  Any determination with respect to indemnification or payment in advance of final disposition under this Article XI shall be made promptly, and in any event within thirty days, after written request to the Corporation by the person seeking such indemnification or payment.  If it is determined that such indemnification or payment is proper and if such indemnification or payment is authorized (to the extent such authorization is required) in accordance with this Article XI, then such indemnification or payment in advance of final disposition under this Article XI shall be made promptly, and in any event within thirty days after such determination has been made, such authorization that may be required has been given and any conditions precedent to such indemnification or payment set forth in this Article XI, the Articles of Incorporation or applicable law have been satisfied.  The rights

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granted by this Article XI shall be enforceable by such person in any court of competent jurisdiction.

ARTICLE XII

AMENDMENTS

12.01                 Amendments.  Subject to the provisions of any Shareholder Agreements, these Bylaws may be amended, altered, or repealed, in whole or in part, only by the Shareholders; provided, that notice of any meeting at which an amendment, alteration or repeal would be acted upon shall include notice of the proposed amendment, alteration or repeal.

ARTICLE XIII

DISTRIBUTIONS

13.01                 Declaration. The Board may authorize, and the Corporation may make, distributions to its Shareholders in cash, property or Shares to the extent permitted by the Articles of Incorporation and the MBCA and subject to any dividend policy of the Corporation then in effect.

13.02                 Fixing Record Dates for Dividends and Distributions.  For the purpose of determining Shareholders entitled to receive a distribution by the Corporation (other than a distribution involving a purchase, redemption, or acquisition by the Corporation of any of its own Shares) or a share dividend, the Board may, at the time of declaring the dividend or distribution, set a record date no more than 60 days before the date of the dividend or distribution.  If the Board does not set a record date, the record date shall be the date on which the Board adopts the resolution declaring the distribution or share dividend.

ARTICLE XIV

MISCELLANEOUS

14.01                 Fiscal Year.  The fiscal year of the Corporation shall end on December 31st of each year.

14.02                 Conflict with Applicable Law or Articles of Incorporation. These Bylaws are adopted subject to any applicable law and the Articles of Incorporation.  Whenever these Bylaws may conflict with any applicable law or the Articles of Incorporation, such conflict shall be resolved in favor of such law or the Articles of Incorporation.

14.03                 Inconsistent Provisions. These Bylaws (other than Article XI hereof) are subject in all respects to the provisions of any Shareholder Agreements.  In the event that any provision of these Bylaws is or becomes inconsistent with any provision of any Shareholder Agreement, any such Shareholder Agreement shall control to the maximum extent permitted by the MBCA.

14.04                 Invalid Provisions. If any one or more of the provisions of these Bylaws, or the applicability of any provision to a specific situation, shall be held invalid or unenforceable, the

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provision shall be modified to the minimum extent necessary to make it or its application valid and enforceable, and the validity and enforceability of all other provisions of these Bylaws and all other applications of any provision shall not be affected thereby.

* * *

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ANNEX C

FORM OF INITIAL ITC BYLAWS

(Attached)

AMENDED & RESTATED BYLAWS
OF
ELEMENT ACQUISITION SUB INC.

Reference is made to the Agreement and Plan of Merger (the “Merger Agreement”) dated February 9, 2016 by and among FortisUS Inc. (“FortisUS”), a Delaware corporation, Fortis Inc., a corporation organized under the laws of Newfoundland and Labrador, Element Acquisition Sub Inc. (the “Merger Sub” and, until the Merger referenced below, the “Corporation”), a Michigan corporation, and ITC Holdings Corp. (“ITC”), a Michigan corporation, pursuant to which Merger Sub will merge with and into ITC (the “Merger”).  Upon the effectiveness of the Merger, the separate corporate existence of Merger Sub will cease and ITC will be the surviving corporation in the Merger.  In accordance with the Merger Agreement, these bylaws (these “Bylaws”) thereupon will become the Bylaws of ITC, as the surviving corporation, which will be, thereafter, the “Corporation” for all purposes hereunder.

ARTICLE I

OFFICES

1.01                        Registered Office.  The registered office of the Corporation shall be located within the State of Michigan as set forth in the Corporation’s Articles of Incorporation (the “Articles of Incorporation”). The board of directors of the Corporation (the “Board”) may at any time change the registered office by making the appropriate filing with the Michigan Department of Licensing and Regulatory Affairs.

1.02                        Principal Office.  The principal office of the Corporation shall be in Novi, Michigan, or at such other place as the Board shall from time to time determine.

1.03                        Other Offices.  The Corporation also may have offices at such other places as the Board from time to time determines or the business of the Corporation requires.

1.04                        Registered Agent.  The name and address of the Corporation’s registered agent shall be as set forth in the Corporation’s Articles of Incorporation. The Board may change the registered agent at any time by making the appropriate filing with the Michigan Department of Licensing and Regulatory Affairs.

ARTICLE II

SEAL

2.01                        Seal.  The Corporation may have a seal in the form that the Board may from time to time determine.  The seal may be used by causing it or a facsimile to be impressed, affixed or otherwise reproduced.  Documents otherwise properly executed on behalf of the Corporation shall be valid and binding upon the Corporation without a seal whether or not one is in fact designated by the Board.

ARTICLE III

CAPITAL STOCK

3.01                        Issuance of Shares.  The shares of capital stock of the Corporation (the “Shares”) shall be issued in the amounts, at the times, for the consideration, and on the terms and conditions that the Board shall deem advisable, subject to the Articles of Incorporation of the Corporation, any requirements of the laws of the state of Michigan and any written agreement among the Corporation and one or more Shareholders (as defined below) of the Corporation (any such agreement, a “Shareholder Agreement”).

3.02                        Certificates for Shares.  Certificated Shares shall be represented by certificates signed by one of the chairperson of the Board (the “Chairperson of the Board”), the President & CEO, or a Vice President, and also may be signed by the Treasurer, Assistant Treasurer, Secretary, or Assistant Secretary, and may be sealed with the seal of the Corporation or a facsimile of it, and countersigned and registered in such manner, if any, as the Board may by resolution prescribe.  The signatures of the officers may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the corporation itself or its employee.  In case an officer who has signed or whose facsimile signature has been placed upon a certificate ceases to be such officer before the certificate is issued, it may be issued by the Corporation with the same effect as if he or she had not ceased to be such officer at the date of issuance.  A certificate representing Shares shall state on its face that the Corporation is formed under the laws of the state of Michigan and shall also state the name of the person to whom it is issued, the number and class of Shares and the designation of the series, if any, that the certificate represents, and any other provisions, legends or notations that may be required by the laws of the state of Michigan or under any Shareholder Agreement.  Notwithstanding the foregoing, the Board may authorize the issuance of some or all of the Shares without certificates to the fullest extent permitted by law.  Within a reasonable time after the issuance or transfer of Shares without certificates, the Corporation shall send the shareholders of the Corporation (the “Shareholders”)  a written statement of the information required on certificates by applicable law.

3.03                        Transfer of Shares.  Subject to the provisions of any Shareholder Agreement, certificated Shares are transferable only on the books of the Corporation by the holder thereof in person or by his or her attorney, upon surrender for cancellation of the certificate for the Shares, properly endorsed for transfer, and the presentation of the evidences of ownership and validity of the assignment that the Corporation may require.  Transfers of uncertificated Shares shall be made by such evidence of ownership and validity as the Corporation or its agents may reasonably require and in compliance with the provisions of any Shareholder Agreement.

3.04                        Registered Shareholders.  The Corporation shall be entitled to treat the person in whose name any Share of stock is registered as the owner of it for the purpose of dividends, other distributions, recapitalizations, mergers, plans of share exchange, reorganizations and liquidations, for the purpose of votes, approvals and consents by Shareholders, for the purpose of notices to Shareholders, and for all other purposes whatever, and shall not be bound to recognize any equitable or other claim to or interest in the Shares by any other person, whether or not the

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Corporation shall have notice of it, except as expressly required by the laws of the state of Michigan.

3.05                        Lost or Destroyed Certificates.  On the presentation to the Corporation of a proper affidavit attesting to the loss, destruction, or mutilation of any certificate or certificates for Shares and such other evidence as the Corporation or its transfer agent may require, the Board, or any officer to whom authority is delegated, shall direct the issuance of a new certificate or certificates to replace the certificates so alleged to be lost, destroyed, or mutilated.  The Corporation may require as conditions precedent to the issuance of new certificates (a) a bond or agreement of indemnity, in the form and amount and with or without sureties, as the Board, or any officer to whom authority is delegated, may direct or approve and (b) an affidavit or affirmation setting forth such facts as to the loss, destruction or mutilation as it deems necessary.

3.06                        Transfer Agents and Registrars.  The Board may, in its discretion, appoint one or more banks or trust companies as the Board may deem advisable, from time to time, to act as transfer agents and registrars of the Shares, and upon such appointments being made, no certificate representing Shares shall be valid until countersigned by one of such transfer agents and registered by one of such registrars.

ARTICLE IV

SHAREHOLDERS; MEETINGS OF SHAREHOLDERS

4.01                        Place of Meetings.  All meetings of Shareholders shall be held at the principal office of the Corporation or at any other place that shall be determined by the Board and stated in the meeting notice or, at the direction of the Board to the extent permitted by applicable law, may be held by remote communication if stated in the meeting notice, but in no event shall such meetings be held within the country of Canada.

4.02                        Annual Meeting.  The annual meeting of the Shareholders shall be held at such time as the Board may select.  Directors shall be elected at each annual meeting and such other business transacted as may properly be brought before the meeting.  The Board acting by resolution may postpone and reschedule any previously scheduled annual meeting of the Shareholders.  Any annual meeting of the Shareholders may be adjourned by the person presiding at the meeting or pursuant to a resolution of the Board.

4.03                        Special Meetings.  Special meetings of the Shareholders may be called by the Board or the President & CEO, and shall be called by the President & CEO or the Secretary in accordance with the written request of the holders of record of at least 10% of the Shares issued and outstanding and entitled to vote.  Business transacted at a special meeting of the Shareholders shall be limited to the purposes stated in the notice of such meeting.

4.04                        Notice of Meetings.  Except as otherwise provided by statute, written notice of the time, place, if any, and purposes of a Shareholders’ meeting shall be given not less than ten nor more than sixty days before the date of the meeting to each Shareholder entitled to vote at the meeting, either personally or by mailing the notice to such Shareholder’s address as it appears on the books of the Corporation or at such other address as shall be furnished in writing by such

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Shareholder to the Corporation for such purpose, or by a form of electronic transmission to which the Shareholder has consented.  The notice shall include notice of proposals from Shareholders that are proper subjects for Shareholder action and are intended to be presented by Shareholders who have so notified the Corporation in accordance with applicable law.  The means of remote communication shall be included in the notice.  No notice need be given of an adjourned meeting of the Shareholders provided that the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting the only business to be transacted is business that might have been transacted at the original meeting.  However, if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Shareholder of record entitled to notice on the new record date as provided in this Section 4.04.

4.05                        List of Shareholders.  The Secretary or the agent of the Corporation having charge of the stock transfer records for Shares shall, in accordance with applicable law make and certify a complete list of the Shareholders entitled to vote at Shareholders’ meetings and provide an updated copy of such list to each Shareholder promptly upon any change thereto.  The list shall be produced at the time and place of the meeting and shall be subject to the inspection of any Shareholder during the entire meeting.  If a meeting will be held solely by remote communication, the Corporation shall make the list open to examination by the Shareholders for the duration of the meeting on a reasonably accessible electronic network, and the notice of the meeting shall include the information required to access the list.

4.06                        Quorum; Adjournment; Attendance by Remote Communication.  (a) Unless a greater or lesser quorum is required in any Shareholder Agreement, the Articles of Incorporation or by the laws of the state of Michigan, the Shareholders present at a meeting in person or by proxy who, as of the record date for the meeting, were holders of a majority of the outstanding Shares entitled to vote at the meeting, shall constitute a quorum at the meeting.

(b)                                 Whether or not a quorum is present, a meeting of Shareholders may be adjourned by holders of a majority vote of the Shares present in person or by proxy.

(c)                                  To the extent permitted by applicable law, Shareholders and proxy holders not physically present at a meeting of Shareholders may participate in the meeting by means of remote communication, are considered present in person for all relevant purposes when participating by such means of remote communication, and may vote at the meeting.

(d)                                 A Shareholder or proxy holder may be present and vote at the adjourned meeting by means of remote communication if he or she was permitted to be present and vote by that means of remote communication in the original meeting notice.

4.07                        Proxies.  A Shareholder entitled to vote at a Shareholders’ meeting or to express consent or to dissent without a meeting may authorize other persons to act for the Shareholder by proxy.  A proxy shall be in writing and shall be signed by the Shareholder or the Shareholder’s authorized agent or representative or shall be transmitted electronically to the person who will hold the proxy or to an agent fully authorized by the person who will hold the proxy to receive that transmission and include or be accompanied by information from which it can be determined that the electronic transmission was authorized by the Shareholder.  A complete copy, pdf, or

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other reliable reproduction of the proxy may be substituted or used in lieu of the original proxy for any purpose for which the original could be used.  A proxy shall not be valid after the expiration of three years from its date unless otherwise provided in the proxy.  A proxy is revocable at the pleasure of the Shareholder executing it except as otherwise provided by the laws of the state of Michigan.

4.08                        Voting.  Each outstanding Share is entitled to one vote on each matter submitted to a vote, unless the Articles of Incorporation provide otherwise.  Votes may be cast orally or in writing, but if more than 25 Shareholders of record are entitled to vote, then votes shall be cast in writing signed by the Shareholder or the Shareholder’s proxy.  When an action, other than the election of directors, is to be taken by a vote of the Shareholders, it shall be authorized by a majority of the votes cast by the holders of Shares entitled to vote on it, unless a greater vote is required by the Articles of Incorporation or by the laws of the state of Michigan.  Except as otherwise provided by the Articles of Incorporation or any Shareholder Agreement, directors shall be elected by a plurality of the votes cast by holders of common stock of the Corporation at any election.

4.09                        Conduct of Meeting.  The chairperson of each meeting of Shareholders shall be the Chairperson of the Board, or if the Chairperson of the Board is not present by the President & CEO, or if the President & CEO is not present, a chairperson to be chosen at the meeting.  The chairperson shall determine the order of business and shall have the authority to establish rules for the conduct of the meeting which are fair to Shareholders.  The chairperson of the meeting shall announce at the meeting when the polls close for each matter voted upon.  If no announcement is made, the polls shall be deemed to have closed upon the final adjournment of the meeting.  After the polls close, no ballots, proxies or votes, nor any revocations or changes thereto may be accepted.  The Secretary, or in the Secretary’s absence, an Assistant Secretary, shall act as secretary of the meeting, if present.

ARTICLE V

MANAGEMENT; BOARD, MEETINGS OF BOARD

5.01                        Management of the Corporation.  The business and affairs of the Corporation shall be managed by or under the direction of the Board; provided, that the acts, expenditures, decisions and obligations made or incurred by the Corporation (or any subsidiary of the Corporation) in any agreement among all of the Shareholders and the Corporation in place from time to time, in the Articles of Incorporation, or by Michigan Law, in each case, shall be proposed by the Board and approved by the Shareholders.

5.02                        Number and Qualifications.  Subject to the provisions of any Shareholder Agreement, the Board shall consist of not more than eleven directors as shall be fixed from time to time by the Shareholders.  Directors need not be residents of Michigan nor Shareholders of the Corporation.  No decrease in the number of directors shall have the effect of shortening the term of any incumbent director.

5.03                        Election, Resignation, and Removal.  Directors shall be elected by the Shareholders at each annual Shareholders’ meeting in compliance with the provisions of any

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Shareholder Agreement.  Subject to the provisions of any Shareholder Agreement, each director shall hold office until the next annual Shareholders’ meeting and until the director’s successor is elected and qualified, or until the director’s resignation or removal.  Unless otherwise provided in the Articles of Incorporation, a director may resign by written notice to the Corporation.  The resignation is effective on its receipt by the Corporation or at a subsequent time as set forth in the notice of resignation.  A director may be removed, with or without cause, by the Shareholders, and thereupon the term of the director or directors who shall have been so removed shall forthwith terminate and there shall be a vacancy or vacancies in the Board, to be filled by the Shareholders.  Whenever the holders of any class or series or any particular Shares are entitled to elect one or more directors by the provisions of the Articles of Incorporation or any Shareholder Agreement, the provisions of this section shall apply, in respect to the removal without cause of a director or directors so elected, to the vote of the holders of the outstanding Shares of that class or series or such particular Shareholders, as applicable, and not to the vote of the outstanding Shares as a whole.

5.04                        Vacancies.  Vacancies in the Board occurring by reason of death, resignation, increase in the number of directors, or otherwise, other than removal of a director with or without cause by a vote of the Shareholders, shall be filled by the Shareholders as provided in any Shareholder Agreement.  A vacancy that will occur at a specific date, by reason of a resignation effective at a later date or otherwise, may be filled before the vacancy occurs, but the newly elected director may not take office until the vacancy occurs.

5.05                        Meetings.  Meetings of the Board shall be held at such place as may from time to time be fixed by resolution of the Board, or as may be specified in the notice for the applicable meeting or in a waiver of notice thereof.  Regular meetings of the Board may be held at the times and places (or by remote communication) that the majority of the directors may from time to time determine at a prior meeting, but in no event shall such meetings be held within the country of Canada.  Special meetings of the Board may be called by the Chairperson of the Board (if the office is filled) or the President & CEO, and shall be called by the President & CEO or Secretary in accordance with the written request of any three directors.

5.06                        Notice of Meetings.  Regular and special meetings of the Board shall be convened by not less than three days’ written notice, which may be made through electronic communication and the notice shall state the time, place, and purpose or purposes of the meeting.

5.07                        Quorum.  Subject to the provisions of any Shareholder Agreement, a majority of the Board then in office, or of the members of a Board committee, constitutes a quorum of the Board or such committee, as applicable, for the transaction of business; provided, that to the extent that a vote on any action of the Board or such committee, as applicable, at such meeting requires the approval of a director designated by a particular Shareholder under any Shareholder Agreement, such quorum shall include at least one director designated by such Shareholder; provided, further, that if at any meeting of the Board or such committee there shall be less than a quorum present, a majority of the directors present may adjourn the meeting from time to time until a quorum shall have been obtained.  The vote of a majority of the directors or members of a committee thereof present at any meeting at which there is a quorum constitutes the action of the Board or of the board committee, as applicable, except when a larger vote may be required by the laws of the state of Michigan or the provisions of any Shareholder Agreement; provided, that

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to the extent that a vote on any action of the Board or such committee at such meeting requires the approval of a director designated by a particular Shareholder under any such Shareholder Agreement, such quorum shall include at least one director designated by such Shareholder.  A member of the Board or of a committee designated by the Board may participate in a meeting by conference telephone or other means of remote communication through which all persons participating in the meeting can communicate with each other.  Participation in a meeting in this manner constitutes presence in person at the meeting.

5.08                        Dissents.  A director who is present at a meeting of the Board, or a board committee of which the director is a member, at which action on a corporate matter is taken, is presumed to have concurred in that action unless the director’s dissent is entered in the minutes of the meeting or unless the director files a written dissent to the action with the person acting as secretary of the meeting before the adjournment of it or forwards the dissent by registered mail to the Secretary promptly after the adjournment of the meeting.  The right to dissent does not apply to a director who voted in favor of the action.  A director who is absent from a meeting of the Board or a board committee of which the director is a member, at which any such action is taken, is presumed to have concurred in the action unless he or she files a written dissent with the Secretary within a reasonable time after the director has knowledge of the action.

5.09                        Compensation.  The Board, by affirmative vote of a majority of directors in office and irrespective of any personal interest of any of them, may establish reasonable compensation of directors for services to the Corporation as directors, committee members or officers.  The Board shall also have the power, in its discretion, to reimburse directors for reasonable expenses incurred for attendance at each regular or special meeting of the Board, or of any committee of the Board.  In addition, the Board shall also have the power, in its discretion, to provide for and pay to directors rendering services to the Corporation not ordinarily rendered by directors, as such, special compensation appropriate to the value of such services, as determined by the Board from time to time.  Nothing herein shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

5.10                        Committees.  Subject to the provisions of any Shareholders Agreements, the Board may designate from among its members one or more committees which shall consist of one or more directors.  The Board may designate one or more directors as alternate members of any committee to replace an absent or disqualified member at any committee meeting.  Such committees shall have and may exercise such powers as shall be conferred or authorized by the resolution appointing them, except to the extent limited by applicable law.  A majority of any such committee may determine its action and fix the time and place of its meetings, unless the Board shall otherwise provide; provided, that to the extent that a vote on any action of the board committee at such meeting requires the approval of a director designated by a particular Shareholder under any such Shareholder Agreements, such quorum shall include at least one director designated by such Shareholder.  The Board shall have power at any time to change the membership of any such committee, to fill vacancies on or to dissolve any such committee.

5.11                        Action Without a Meeting.  Any action required or permitted at any meeting of directors or a committee of directors may be taken without a meeting, without prior notice and without a vote, if all of the directors or committee members entitled to vote on it consent to it in

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writing or, to the extent permitted by law, by electronic transmission.  Such consents shall be filed with the minutes of the proceedings of the Board or committee, as applicable.

5.12                        Observers.  One or more non-voting observers to the Board and/or its committees may be selected by the Shareholders.  Any such observer shall hold such position until the observer’s successor is selected, or until the observer’s resignation or removal.  An observer may resign by written notice to the Corporation.  The resignation is effective on its receipt by the Corporation or at a subsequent time as set forth in the notice of resignation.  Subject to the provisions of any Shareholder Agreement, an observer may be removed, with or without cause, by the Shareholders, and thereupon the term of the observer who shall have been so removed shall forthwith terminate.  Each observer shall be entitled to attend all meetings (including telephonic meetings) of the Board and the Board’s committees to which it has been granted observer rights.  Each observer shall be entitled to receive (x) notices of all meetings of the Board and the Board’s committees to which it has been granted observer rights and (y) all information delivered to the members of the Board and the Board’s committees to which it has been granted observer rights in connection with such meetings, in each case to the extent and at the same time such notice and information is delivered to the members of the Board and its committees.  Notwithstanding the foregoing, the Chairperson of the Board (if the office is filled) or the President & CEO shall (a) excuse any observer from any portion of a Board meeting or a meeting of its committees to the extent such observer’s participation in such meeting is reasonably likely to adversely affect the attorney/client privilege of the Corporation and its legal advisors and (b) withhold information from any observer delivered to the Board and the Board’s committees to which it has been granted observer rights prior to a meeting of the Board or, as the case may be, such committee, in each case if the Chairperson of the Board (if the office is filled) or the President & CEO believes there is a reasonable likelihood that the receipt of such information by the observer may adversely affect the attorney/client privilege of the Corporation and its legal advisors.

ARTICLE VI

NOTICES AND WAIVERS OF NOTICE

6.01                        Notices.  All notices of meetings required to be given to Shareholders, directors or observers may be given either personally or by mailing the notice to such Shareholder’s address as it appears on the books of the Corporation or at such other address as shall be furnished in writing by such Shareholder to the Corporation for such purpose, or by a form of electronic transmission to which the Shareholder has consented.  The notice shall be deemed to be given at the time it is mailed or otherwise dispatched or, if given by electronic transmission, when electronically transmitted to the person entitled to the notice.

6.02                        Waiver of Notice.  Notice of the time, place, and purpose of any meeting of Shareholders, directors, or a committee of directors may be waived in writing, including by electronic transmission, either before or after the meeting, or in any other manner that may be permitted by the laws of the state of Michigan.  Attendance of a person at any Shareholders’ meeting, in person or by proxy, or at any meeting of directors or of a committee of directors, constitutes a waiver of notice of the meeting except as follows:

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(a)                                 in the case of a Shareholder, unless the Shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting, or unless with respect to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, the Shareholder objects to considering the matter when it is presented; or

(b)                                 in the case of a director, unless he or she at the beginning of the meeting, or upon his or her arrival, objects to the meeting or the transacting of business at the meeting and does not thereafter vote for or assent to any action taken at the meeting.

ARTICLE VII

OFFICERS

7.01                        Number.  The Board shall elect or appoint a President & CEO, a Secretary, and a Treasurer, and may select a Chairperson of the Board and one or more Vice Presidents, Assistant Secretaries, or Assistant Treasurers, and other officers as it shall deem appropriate, and may define their powers and duties.  The Chairperson of the Board shall be a member of the Board.  Any two or more of the preceding offices may be held by the same person.

7.02                        Term of Office, Resignation, and Removal.  An officer shall hold office for the term for which he or she is elected or appointed and until his or her successor is elected or appointed, or until his or her resignation or removal.  An officer may resign by written notice to the Corporation.  The resignation is effective on its receipt by the Corporation or at a subsequent time specified in the notice of resignation.  An officer may be removed by the Board with or without cause.  The removal of an officer shall be without prejudice to his or her contract rights, if any.  The election or appointment of an officer does not of itself create contract rights.

7.03                        Vacancies.  The Board may fill any vacancies in any office occurring for whatever reason.

7.04                        Authority.  All officers, employees, and agents of the Corporation shall have the authority and perform the duties to conduct and manage the business and affairs of the Corporation that may be designated by the Board and these Bylaws.

ARTICLE VIII

DUTIES OF OFFICERS

8.01                        Chairperson of the Board.  The Chairperson of the Board, if the office is filled, shall preside at all meetings of the Shareholders and of the Board at which the Chairperson of the Board is present, and the Chairperson of the Board shall have and perform such other duties as from time to time may be assigned to the Chairperson by the Board.

8.02                        President & CEO.  The president and chief executive officer of the Corporation (the “President & CEO”) shall see that all orders and resolutions of the Board are carried into effect, and the President & CEO shall have the general powers of supervision and management usually vested in the president and chief executive officer of a corporation, including the

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authority to vote all securities of other corporations and business organizations held by the Corporation, and, subject to the control of the Board, shall have general management and control of the affairs and business of the Corporation.  The President & CEO shall appoint and discharge employees and agents of the Corporation (other than officers elected by the Board) and fix their compensation.  In the absence or disability of the Chairperson of the Board, or if that office has not been filled, the President & CEO also shall perform the duties of the Chairperson of the Board as set forth in these Bylaws.  The President & CEO shall have the power to execute bonds, mortgages and other contracts, agreements and instruments of the Corporation, and shall do and perform such other duties as from time to time may be assigned to the President & CEO by the Board.

8.03                        Vice Presidents.  The vice presidents of the Corporation (the “Vice Presidents”), in order of their seniority, shall, in the absence or disability of the President & CEO, perform the duties and exercise the powers of the President & CEO.  The Vice Presidents shall have the power to execute bonds, notes mortgages and other contracts, agreements and instruments of the Corporation, and shall do and perform such other duties incident to the office of Vice President and as the Board or the President & CEO may from time to time prescribe.

8.04                        Secretary.  The secretary of the Corporation (the “Secretary”) shall attend all meetings of the Board and the Shareholders and shall record all votes and minutes of all proceedings in a book to be kept for that purpose, shall give or cause to be given notice of all meetings of the Shareholders and the Board, shall keep in safe custody the seal of the Corporation and affix it to any instrument requiring it, and when so affixed it shall be attested to by the signature of the Secretary or by the signature of the Treasurer or an Assistant Secretary, and shall perform such other duties as the Board may from time to time prescribe.  The Secretary shall have custody of the stock records and all other books, records and papers of the Corporation (other than financial) and shall see that all books, reports, statements, certificates and other documents and records required by law are properly kept and filed.  The Secretary may delegate any of the duties, powers, and authorities of the Secretary to one or more Assistant Secretaries, unless the delegation is disapproved by the Board.

8.05                        Treasurer.  The treasurer of the Corporation (the “Treasurer”) shall have the custody of the corporate funds and securities, shall keep full and accurate accounts of receipts and disbursements in the books of the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in the depositories that may be designated by the Board.  The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President & CEO and directors, whenever they may require it, an account of his or her transactions as Treasurer and of the financial condition of the Corporation.  The Treasurer may delegate any of his or her duties, powers, and authorities to one or more Assistant Treasurers unless the delegation is disapproved by the Board.

8.06                        Assistant Secretaries and Treasurers.  The assistant secretaries of the Corporation (the “Assistant Secretaries”), in order of their seniority, shall perform the duties and exercise the powers and authorities of the Secretary in case of the Secretary’s absence or disability.  The assistant treasurers of the Corporation (the “Assistant Treasurers”), in the order of their seniority, shall perform the duties and exercise the powers and authorities of the Treasurer in case of the

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Treasurer’s absence or disability.  The Assistant Secretaries and Assistant Treasurers shall also perform the duties that may be delegated to them by the Secretary and Treasurer, respectively, and also the duties that the Board may prescribe.

8.07                        Duties of Officers May be Delegated.  In case of the absence or disability of any officer of the Corporation, or for any other reason that the Board may deem sufficient, the Board may delegate, for the time being, the powers or duties, or any of them, of such officer to any other officer, or to any director.

ARTICLE IX

SPECIAL CORPORATE ACTS

9.01                        Orders for Payment of Money.  All checks, drafts, notes, bonds, bills of exchange, and orders for payment of money of the Corporation shall be signed by the President & CEO, any Vice President, the Treasurer or such officer or officers or any other person or persons that the Board may from time to time designate.

9.02                        Contracts and Conveyances.  The Board may in any instance designate the officer(s) and/or agent(s) who shall have authority to execute any contract, conveyance, mortgage, or other instrument on behalf of the Corporation, or may ratify or confirm any execution.  When the execution of any instrument has been authorized without specification of the executing officers or agents, the Chairperson of the Board, the President & CEO, any Vice President, the Secretary, any Assistant Secretary, the Treasurer and any Assistant Treasurer, or any one of them, may execute the instrument in the name and on behalf of the Corporation and may affix the corporate seal, if any, to it.

9.03                        Voting Securities.  Unless otherwise directed by the Board, the President & CEO, any Vice President, the Secretary and any Assistant Secretary shall have full power and authority on behalf of the Corporation to act and to vote (grant a proxy to vote) on behalf of the Corporation, in accordance with any Shareholder Agreements, at any meetings of security holders of corporations, limited liability companies and other entities in which the Corporation holds securities, and to execute in the name or on behalf of the Corporation one or more consents in lieu of meetings of such security holders.  The Board by resolution from time to time may confer like power upon any other person or persons.

ARTICLE X

BOOKS AND RECORDS

10.01                 Maintenance of Books and Records.  The proper officers and agents of the Corporation shall keep and maintain the books, records, and accounts of the Corporation’s business and affairs, minutes of the proceedings of its Shareholders, Board, and committees, if any, and the stock ledgers and lists of Shareholders, as the Board shall deem advisable and as shall be required by the laws of the state of Michigan and other states or jurisdictions empowered to impose such requirements.  Books, records, and minutes may be kept within or without the state of Michigan in a place that the Board shall determine.

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10.02                 Reliance on Books and Records.  In discharging his or her duties, a director or an officer of the Corporation, when acting in good faith, may rely on information, opinions, reports, or statements, including financial statements and other financial data, if prepared or presented by any of the following:

(a)                                 one or more directors, officers, or employees of the Corporation, or of a subsidiary or controlled affiliate of the Corporation, whom the director or officer reasonably believes to be reliable and competent in the matters presented;

(b)                                 legal counsel, public accountants, engineers, or other persons as to matters the director or officer reasonably believes are within the person’s professional or expert competence; or

(c)                                  a committee of the Board, if the director or officer reasonably believes the committee merits confidence.

A director or officer is not entitled to rely on the information set forth above if he or she has knowledge concerning the matter in question that makes such reliance unwarranted.

10.03                 Inspection of Book and Records.  Subject to any Shareholder Agreements, any Shareholder of record, in person or by attorney or other agent, shall, upon written demand stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the Corporation’s Share ledger, a list of its securityholders, and its other books and records, and to make copies or extracts therefrom.  A proper purpose shall mean any purpose reasonably related to such person’s interest as a Shareholder.  Subject to any Shareholder Agreements, in every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the Shareholder.  The demand shall be directed to the Corporation at its registered office in the State of Michigan or at its principal place of business.

ARTICLE XI

INDEMNIFICATION

11.01                 Indemnification.  Subject to all of the other provisions of this Article XI, the Corporation shall indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal, including any appeal, by reason of the fact that the person is or was a director or officer of the Corporation, or, while serving as a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, member, partner, trustee, employee, fiduciary or agent of another foreign or domestic corporation, partnership, limited liability company, joint venture, trust, or other enterprise, including service with respect to employee benefit plans or public service or charitable organizations, against expenses (including actual and reasonable attorney fees and disbursements), judgments, penalties, fines and amounts paid in settlement and incurred by him or her in connection with such action, suit, or proceeding, in each case to the maximum

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extent permitted by the Michigan Business Corporation Act (the “MBCA”). The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or on a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that any person otherwise entitled to indemnification hereunder (a) did not act in good faith and in a manner that the person reasonably believed to be in or not opposed to the best interests of the Corporation or its Shareholders, (b) with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful, or (c) received a financial benefit to which he or she is not entitled, intentionally inflicted harm on the Corporation or its Shareholders, violated Section 551 of the MBCA or intentionally committed a criminal act.

11.02                 Expenses of Successful Defense.  To the extent that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in Section 11.01, or in defense of any claim, issue, or matter in the action, suit, or proceeding, the director or officer shall be indemnified against actual and reasonable expenses (including attorney fees) incurred by the person in connection with the action, suit, or proceeding and any action, suit, or proceeding brought to enforce the mandatory indemnification provided by this Section 11.02.

11.03                 Definitions.  For purposes of this Article XI only:

(a)                                 “serving at the request of the Corporation” shall include any service as a director, officer, employee, or agent of the Corporation that imposes duties on, or involves services by, the director or officer with respect to an employee benefit plan, its participants, or its beneficiaries; and a person who acted in good faith and in a manner the person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be considered to have acted in a manner “not opposed to the best interests of the Corporation or its shareholders;” and

(b)                                 “independent director” shall have the meaning set forth in Section 107 of the MBCA.

11.04                 Contract Right; Limitation on Indemnity.  The right to indemnification conferred in this Article XI shall be a contract right and shall apply to services of a director or officer as an employee or agent of the Corporation as well as in the person’s capacity as a director or officer.  No amendment of these Bylaws or the Articles of Incorporation shall eliminate or impair a right to indemnification or to advancement of expenses established herein or therein with respect to any action or omission occurring prior to such amendment.  Except as otherwise expressly provided in this Article XI, the Corporation shall have no obligations under this Article XI to indemnify any person in connection with any proceeding, or part thereof, initiated by the person without authorization by the Board.

11.05                 Determination That Indemnification Is Proper.

(a)                                 Except as provided in Section 11.05(b), any indemnification under Section 11.01 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the person is proper in the circumstances because the person has met the applicable standard of conduct provided by

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applicable law, and upon an evaluation of the reasonableness of expenses and amounts paid in settlement.  The determination and evaluation shall be made in any of the following ways:

(1)                                 by a majority vote of a quorum of the Board consisting of directors who are not parties or threatened to be made parties to the action, suit, or proceeding;

(2)                                 if the quorum described in clause (1) above is not obtainable, then by majority vote of a committee of directors duly designated by the Board and consisting solely of two or more directors who are not at the time parties or threatened to be made parties to the action, suit, or proceeding;

(3)                                 by independent legal counsel in a written opinion, which counsel shall be selected in one of the following ways:  (i) by the Board or its committee in the manner prescribed in clause (1) or (2); or (ii) if a quorum of the Board cannot be obtained under clause (1) and a committee cannot be designated under clause (2), by the Board;

(4)                                 by the Shareholders, but Shares held by directors, officers, employees, or agents who are parties or threatened to be made parties to the action, suit, or proceeding may not be voted on the determination or evaluation; or

(5)                                 by all independent directors who are not parties or threatened to be made parties to the action, suit, or proceeding.

(b)                                 If the Articles of Incorporation include a provision eliminating or limiting the liability of a director pursuant to Section 209(1)(c) of the MBCA, the Corporation shall indemnify a director for the expenses and liabilities described in this paragraph without a determination that the director has met the standard of conduct set forth in the MBCA, but no indemnification may be made except to the extent authorized in Section 564c of the MBCA, if the director received a financial benefit to which he or she was not entitled, intentionally inflicted harm on the Corporation or its Shareholders, violated Section 551 of the MBCA, or intentionally violated criminal law.  In connection with an action or suit by or in the right of the Corporation, indemnification under this Section 11.05(b) may be for expenses, including attorneys’ fees, actually and reasonably incurred.  In connection with an action, suit or proceeding other than one by or in the right of the Corporation, indemnification under this Section 11.05(b) may be for expenses, including attorneys’ fees, actually and reasonably incurred, and for judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred.

11.06                 Authorizations of Payment.  Authorizations of payment under Section 11.01 shall be made in any of the following ways:

(a)                                 by the Board:

(1)                                 if there are two or more directors who are not parties or threatened to be made parties to the action, suit or proceeding, by a majority vote of all such directors (a majority of whom shall for this purpose constitute a quorum) or by a majority of the members of a committee of two or more directors who are not parties or threatened to be made parties to the action, suit or proceeding;

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(2)                                 if the Corporation has one or more independent directors who are not parties or threatened to be made parties to the action, suit or proceeding, by a majority vote of all such directors (a majority of whom shall for this purpose constitute a quorum); or

(3)                                 if there are no independent directors and fewer than two directors who are not parties or threatened to be made parties to the action, suit or proceeding, by the vote necessary for action by the Board in accordance with Section 5.07, in which authorization all directors may participate; or

(b)                                 by the Shareholders, but Shares held by directors, officers, employees, or agents who are parties or threatened to be made parties to the action, suit, or proceeding may not be voted on the authorization.

11.07                 Proportionate Indemnity.  If a person is entitled to indemnification under Section 11.01 for a portion of expenses, including attorney fees, judgments, penalties, fines, and amounts paid in settlement, but not for the total amount, the Corporation shall indemnify the person for the portion of the expenses, judgments, penalties, fines, or amounts paid in settlement for which the person is entitled to be indemnified.

11.08                 Expense Advance.  The Corporation shall pay or reimburse the reasonable expenses incurred by a person referred to in Section 11.01 who is a party or threatened to be made a party to an action, suit, or proceeding in advance of final disposition (herein, an “advance”) of the proceeding if the person furnishes the Corporation a written undertaking executed personally, or on his or her belief, to repay the advance if it is ultimately determined by final judicial decision from which there is no further right to appeal that he or she did not meet the standard of conduct, if any, required by the MBCA for the indemnification of the person under the circumstances.  The Corporation shall make an evaluation of reasonableness under this Section 11.08 as specified in Section 11.05, and shall make an authorization in the manner specified in Section 11.06, unless the advance is mandatory.  The Corporation may make an authorization of advances with respect to a proceeding and a determination of reasonableness of advances or selection of a method for determining reasonableness in a single action or resolution covering an entire proceeding.  A provision in the Articles of Incorporation, these Bylaws, a resolution by the Board or the Shareholders, or an agreement making indemnification mandatory shall also make advancement of expenses mandatory unless the provision specifically provides otherwise.

11.09                 Non-Exclusivity of Rights.  The indemnification or advancement of expenses provided under this Article XI is not exclusive of other rights to which a person seeking indemnification or advancement of expenses may be entitled under a contractual arrangement with the Corporation.  However, the total amount of expenses advanced or indemnified from all sources combined shall not exceed the amount of actual expenses incurred by the person seeking indemnification or advancement of expenses.

11.10                 Indemnification of Employees and Agents of the Corporation and its Subsidiaries.  The Corporation may, to the extent authorized from time to time by the Board, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article XI with respect to the indemnification and

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advancement of expenses of directors and officers of the Corporation.  Any person serving, or who has served, as a director, officer, trustee or employee of another corporation or of a partnership, joint venture, limited liability company, trust, association or other enterprise, at least 50% of whose equity interests or assets are owned, directly or indirectly, by the Corporation (a “subsidiary” for this Article XI) shall be conclusively presumed to be, or to have been, serving in such capacity at the request of the Corporation.

11.11                 Former Directors and Officers.  The indemnification provided in this Article XI continues for a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors, and administrators of the person.

11.12                 Insurance.  The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against any liability asserted against the person and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the Corporation would have power to indemnify the person against the liability under these Bylaws or the laws of the state of Michigan.  If the Articles of Incorporation include a provision eliminating or limiting the liability of a director pursuant to Section 209(1)(c) of the MBCA, such insurance may be purchased from an insurer owned by the Corporation, but such insurance may insure against monetary liability to the Corporation or its Shareholders only to the extent to which the Corporation could indemnify the director under Section 11.05(b).

11.13                 Changes in Michigan Law.  If there is any change of the Michigan statutory provisions applicable to the Corporation relating to the subject matter of this Article XI, then the indemnification to which any person shall be entitled under this article shall be determined by the changed provisions, but only to the extent that the change permits the Corporation to provide broader indemnification rights than the provisions permitted the Corporation to provide before the change.  Subject to Section 11.14, the Board is authorized to amend these Bylaws to conform to any such changed statutory provisions.

11.14                 Amendment or Repeal of Article XI.  No amendment or repeal of this Article XI shall apply to or have any effect on any director or officer of the Corporation for or with respect to any acts or omissions of the director or officer occurring before the amendment or repeal. Persons who after the date of the adoption of this provision become or remain directors or officers of the Corporation or who, while a director or officer of the Corporation, become or remain a director, officer, employee or agent of a subsidiary, shall be conclusively presumed to have relied on the rights to indemnity, advance of expenses and other rights contained in this Article XI in entering into or continuing such service.  The rights to indemnification and to the advance of expenses conferred in this Article XI shall apply to claims made against an indemnitee arising out of acts or omissions which occurred or occur both prior and subsequent to the adoption hereof.

11.15                 Enforcement of Rights.  Any determination with respect to indemnification or payment in advance of final disposition under this Article XI shall be made promptly, and in any event within thirty days, after written request to the Corporation by the person seeking such

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indemnification or payment.  If it is determined that such indemnification or payment is proper and if such indemnification or payment is authorized (to the extent such authorization is required) in accordance with this Article XI, then such indemnification or payment in advance of final disposition under this Article XI shall be made promptly, and in any event within thirty days after such determination has been made, such authorization that may be required has been given and any conditions precedent to such indemnification or payment set forth in this Article XI, the Articles of Incorporation or applicable law have been satisfied.  The rights granted by this Article XI shall be enforceable by such person in any court of competent jurisdiction.

ARTICLE XII

AMENDMENTS

12.01                 Amendments.  Subject to the provisions of any Shareholder Agreements, these Bylaws may be amended, altered, or repealed, in whole or in part, only by the Shareholders; provided, that notice of any meeting at which an amendment, alteration or repeal would be acted upon shall include notice of the proposed amendment, alteration or repeal.

ARTICLE XIII

DISTRIBUTIONS

13.01                 Declaration. The Board may authorize, and the Corporation may make, distributions to its Shareholders in cash, property or Shares to the extent permitted by the Articles of Incorporation and the MBCA and subject to any dividend policy of the Corporation then in effect.

13.02                 Fixing Record Dates for Dividends and Distributions.  For the purpose of determining Shareholders entitled to receive a distribution by the Corporation (other than a distribution involving a purchase, redemption, or acquisition by the Corporation of any of its own Shares) or a share dividend, the Board may, at the time of declaring the dividend or distribution, set a record date no more than 60 days before the date of the dividend or distribution.  If the Board does not set a record date, the record date shall be the date on which the Board adopts the resolution declaring the distribution or share dividend.

ARTICLE XIV

MISCELLANEOUS

14.01                 Fiscal Year.  The fiscal year of the Corporation shall end on December 31st of each year.

14.02                 Conflict with Applicable Law or Articles of Incorporation. These Bylaws are adopted subject to any applicable law and the Articles of Incorporation.  Whenever these Bylaws may conflict with any applicable law or the Articles of Incorporation, such conflict shall be resolved in favor of such law or the Articles of Incorporation.

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14.03                 Inconsistent Provisions. These Bylaws (other than Article XI hereof) are subject in all respects to the provisions of any Shareholder Agreements.  In the event that any provision of these Bylaws is or becomes inconsistent with any provision of any Shareholder Agreement, any such Shareholder Agreement shall control to the maximum extent permitted by the MBCA.

14.04                 Invalid Provisions. If any one or more of the provisions of these Bylaws, or the applicability of any provision to a specific situation, shall be held invalid or unenforceable, the provision shall be modified to the minimum extent necessary to make it or its application valid and enforceable, and the validity and enforceability of all other provisions of these Bylaws and all other applications of any provision shall not be affected thereby.

* * *

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ANNEX D

FORM OF TAX SHARING AGREEMENT

(Attached)

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FORTISUS INC.

AGREEMENT FOR THE

ALLOCATION OF INCOME TAX LIABILITIES AND BENEFITS

This agreement (this “Agreement”) is entered into as of December 31, 2014 for the purpose of allocating United States Federal and state income tax liabilities and benefits by and among FortisUS Inc., a Delaware corporation (the “Parent”), and its wholly-owned subsidiaries, UNS Energy Corporation, an Arizona corporation (“UNS”), CH Energy Group, Inc., a New York corporation (“CH Energy”), and Other First Tier Subsidiaries (as defined below), as such Other First Tier Subsidiaries are added pursuant to Section 10.9 herein, acting on their own behalf and on behalf of their Subsidiaries (UNS, CH Energy and such Other First Tier Subsidiaries being herein referred to together as the “Companies” and individually as a “Company”).  The Parent and the Companies are herein referred to collectively as the “Parties” and individually as a “Party”.

RECITALS

WHEREAS on June 26, 2013, the New York State Public Service Commission approved the acquisition of CH Energy by Fortis Inc. (“Fortis”) through its subsidiary the Parent;

AND WHEREAS on August 12, 2014, the Arizona Corporation Commission approved the acquisition of UNS by Fortis through its subsidiary the Parent;

AND WHEREAS the Parties plan to file a consolidated Federal income tax return with the Parent as the common parent;

AND WHEREAS the Parties may file consolidated or combined returns in those states in which they conduct business and which permit the filing of such returns;

AND WHEREAS the Parties desire that the income tax liabilities and benefits of the Companies and their respective Subsidiaries as reflected in or resulting from the filing of consolidated or combined tax returns be allocated and apportioned using the Separate Return Method (as defined below);

AND WHEREAS the Parties desire that the Separate Return Method (as defined below) be used to further their intent that no cross-subsidizations arise between the utility and non-utility activities engaged in by a Member;

AND WHEREAS the Parties wish to provide for a method of determining the financial consequences to each Party resulting from the filing of a consolidated Federal income tax return and a consolidated or combined state income tax return;

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AGREEMENT

NOW THEREFORE in consideration of the premises and of the mutual covenants herein contained and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Parties agree that this Agreement is stated in its entirety to read as provided in the heading and recitals hereto, as provided in this paragraph, and as follows:

1.                                 Definitions.  The following terms as used herein shall have the meanings set forth below:

1.1                               “Agreement” has the meaning provided in the preamble.

1.2                               “AMT” means the tax imposed by section 55(a) of the Code and any similar provisions under applicable state law.

1.3                               “CH Energy” has the meaning provided in the preamble.

1.4                               “Code” means the Internal Revenue Code of 1986, as amended.

1.5                               “Company” and “Companies” have the meanings provided in the preamble.

1.6                               “Company Group” means a Company and all of the Subsidiaries that would be affiliated with the Company within the meaning of section 1504(a) of the Code if the Company were the common parent.

1.7                               “Consolidated Group” means the affiliated group of corporations within the meaning of section 1504(a) of the Code, of which the Parent is the common parent and which duly elects to file a Consolidated Return, or a similar group of corporations under applicable state law.

1.8                               “Consolidated Return” means a Federal income tax return filed with respect to the Consolidated Group pursuant to section 1501 of the Code and/or a combined or unitary state franchise or income tax return or report filed with respect to the Consolidated Group pursuant to applicable sections of any state tax code.

1.9                               “Consolidated Return AMT” means the amount of AMT due as shown on the Consolidated Return.

1.10                        “Consolidated Return MTC” means the MTC utilized on the Consolidated Return for a taxable year.

1.11                        “Former Company” means a Company that ceases to be included in the Consolidated Return.

1.12                        “Fortis” has the meaning provided in the recitals.

1.13                        “Member” means the Parent and any corporation that is included in the Consolidated Group whether for all or part of a taxable year.  A corporation other than the Parent shall only be a Member for the taxable years it is included in the Consolidated Group.

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1.14                        “MTC” means the credit provided for in section 53 of the Code and any similar provisions under applicable state law.

1.15                        “Net Losses” means, with respect to each Member, the amount of net operating losses, net capital losses or credits against tax in excess of the amounts of such losses or credits that may be utilized to reduce the Separate Tax Liability.  For purposes of computing “Net Losses”, carryovers from earlier taxable years are taken into account and the AMT and MTC are disregarded.

1.16                        “Other First Tier Subsidiaries” means Subsidiaries owned directly by the Parent other than UNS and CH Energy.

1.17                        “Parent” has the meaning provided in the preamble.

1.18                        “Party” and “Parties” have the meanings provided in the preamble.

1.19                        “Separate Return AMT” means with respect to any Company, the excess of the Consolidated Return AMT for the taxable year over the Consolidated Return AMT for the taxable year recomputed by excluding its Company Group’s items of income, deductions and credits.

1.20                        “Separate Return Method” means the method of determining Federal income tax liability by using a separate Federal income tax return that is computed with the modifications listed in Treasury Regulations section 1.1552-1(a)(2)(ii) or a state franchise or income tax return that is computed with similar modifications corresponding to applicable state law.

1.21                        “Separate Tax Benefit” of a Member means the increase in the tax liability of the Consolidated Group which would arise if the Net Losses of such Member were excluded from the Consolidated Return, and computed without regard to the AMT and MTC.

1.22                        “Separate Tax Liability” of a Member means the amount of Federal income tax and state franchise or income tax that a Member would have paid (if any) if that Member had filed using the Separate Return Method for such taxable year.  The Separate Tax Liability cannot be less than zero and is computed without regard to the AMT and MTC. and

1.23                        “Subsidiary” means a corporation, in which a Company’s direct or indirect ownership meets the 80 percent voting and value tests under section 1504(a)(2) of the Code.

1.24                        “UNS” has the meaning provided in the preamble.

2.                                 Separate Tax Liability.

2.1                               For each taxable year ending on or after December 31, 2014, with respect to which the Parent files, or reasonably anticipates that it will file, a Consolidated Return with the Companies, the Parent shall determine the Separate Tax Liability and Net Losses with respect to each Company and each Company shall determine the Separate Tax Liability and Net Losses with respect to each Subsidiary in that Company’s Company Group. Such determination shall be

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made reflecting the same practice, elections and positions used in preparing the Consolidated Return.

2.2                               Each of the Companies shall pay to the Parent the amount by which (a) the aggregate of the Separate Tax Liability of such Company, and the Separate Tax Liability of each Subsidiary in its Company Group, exceeds (b) the aggregate of the Separate Tax Benefit of such Company, and the Separate Tax Benefit of each Subsidiary in its Company Group.  Such payment shall be made in the manner provided in Section 5 below.

3.                                 Separate Tax Benefits.  With respect to each of the Companies which have Net Losses for any taxable year ending on or after December 31, 2014 and each Subsidiary in that Company’s Company Group which has Net Losses for any such taxable year, the Parent shall calculate the Separate Tax Benefit.  If, for any such taxable year, the aggregate of (a) the Separate Tax Benefit, if any, of a Company and each Subsidiary in its Company Group exceeds the aggregate of (b) the Separate Tax Liability, if any, of such Company and each Subsidiary in its Company Group, the Parent shall pay to such Company an amount equal to such excess.  Such payment shall be made in the manner provided in Section 5 below.  If more than one Company Group has a Net Loss and any portion of the aggregate Net Losses of all Company Groups is not used to reduce the income tax liability of the Consolidated Group for the taxable year, an allocation will be made.  The allocation for a Company Group shall be determined by reference to the ratio of that Company Group’s Net Losses to the Net Losses of all Company Groups. In any taxable year, utilization of such taxable year’s Net Losses (excluding, for this purpose, carryovers from earlier taxable years) of any Company or its Subsidiary shall be deemed to occur first. Additional Net Losses utilized shall be deemed to occur in chronological order beginning with the earliest taxable year in which the Net Losses were generated.

4.                                 Allocation of Consolidated Return AMT and Consolidated Return MTC.

4.1                               Each Company’s allocable share of the Consolidated Return AMT for a taxable year shall be determined by multiplying the Consolidated Return AMT by a fraction, the numerator of which is that Company’s Separate Return AMT for that taxable year and the denominator of which is the sum of Separate Return AMT for all Companies having Separate Return AMT for that taxable year.

4.2                               Any Consolidated Return AMT allocated to a Company pursuant to this Agreement shall carry with it an MTC carryover.  In any taxable year for which the Consolidated Return reflects an MTC, utilization shall be deemed to occur in chronological order beginning with the earliest taxable year in which a Consolidated Return AMT was generated.  A Consolidated Return MTC shall be allocated to each Company consistent with the allocation of the Consolidated Return AMT which generated the MTC.  If the Consolidated Return MTC absorbs some, but not all, of the Consolidated Return AMT for a given taxable year, the MTC shall be allocated among the Companies by multiplying the Consolidated Return MTC by a fraction, the numerator of which is the amount of the Consolidated Return AMT allocated to the Company for such taxable year and the denominator is the total amount of Consolidated Return AMT for such taxable year.

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4.3                               Similar principles as those provided in Sections 5, 6 and 7 shall apply with respect to the AMT and MTC; provided, that any applicable calculations shall be made in accordance with Section 4 rather than Sections 2 and 3.

5.                                 Payments.

5.1                               Payments to Federal and state taxing agencies with respect to the Consolidated Group’s tax liability shall be made by the Parent.

5.2                               Each Company shall provide the Parent monthly, or upon demand as necessary, with all relevant information necessary for the Parent to, and the Parent shall, calculate the periodic estimated tax installments on a Consolidated Return basis.  Each Company’s estimated tax installment with respect to the aggregate Separate Tax Liability of its Company Group, if any, or the amounts payable to it with respect to the aggregate Separate Tax Benefits, if any, of its Company Group, shall be calculated in accordance with Sections 2 and 3, above.  Such calculations shall be made by the Parent in its sole discretion but shall be consistent with elections made by the Parent under the Code and applicable state tax codes and this Agreement.

5.3                               Parent shall invoice each Company for its Company Group’s share of Federal and state quarterly estimated tax installments as soon as it is practically possible prior to the date of any installment payment.  Each Company shall pay the Parent its Company Group’s quarterly estimated tax installment, or receive payment from the Parent for any amount due its Company Group, prior to the date the Parent remits any installment payment to the appropriate taxing authority if an installment payment is due.  If the Consolidated Group does not owe a quarterly estimated tax installment to a taxing authority, for the purposes of this Agreement, the due date of the installment if it were owed will be deemed to be the date the Parent would be required to remit an installment if one were owed.

6.                                 Reconciliation of Tax Liability.  The Parent shall reconcile the Federal and state quarterly estimated tax installments against the Separate Tax Liabilities and the Separate Tax Benefits attributable to each Member resulting from the filing of the Consolidated Returns.  Parent shall invoice each Company and each Company shall pay to the Parent any additional tax liability of its Company Group, or receive payment from the Parent as may result pursuant to such reconciliation (including, but not limited to, resulting from overpayments made by its Company Group). Such reconciliation will occur within 90 days after the Consolidated Returns are filed.

7.                                 Adjustments to Tax Liability.  If any adjustments are made to the income, gains, losses, deductions, or credits pertaining to a Member as reported in a Consolidated Return, by reason of the filing of any amended return or claim for refund, including an amended return or claim for refund resulting from a carryback, or arising out of an audit of such Consolidated Return by the Internal Revenue Service or applicable state agency, then the Separate Tax Liabilities, Net Losses and Separate Tax Benefits, as the case may be, of each Member and the aggregate Separate Tax Liability or aggregate Separate Tax Benefit of each Company Group shall be re-determined to give effect to any such adjustment as if it had been made as part of the filed Consolidated Return.  If any interest or penalty is to be paid or interest received as a result of a tax deficiency or refund, such interest or penalty shall be allocated in accordance with the item(s) giving rise to such interest or penalty.  Either the Parent or the Company affected may contest or

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cause to be contested any adjustments to income, gains, losses, deductions, credits or interest or penalty assessments and the reasonable costs incurred in contesting such adjustments or assessments shall be allocated upon such basis as is mutually agreed to by the Parent and the Company affected in advance of such contest.  If, as a result of such redetermination, any amounts due to the Parent or any of the Companies under this Agreement, as the case may be, exceed the amounts previously paid to such Party, then payment of such excess shall be made by the appropriate Party, as the case may be, on the earliest date on which (i) the Parent shall pay, or be deemed to have paid, any additional taxes resulting from any such adjustment, (ii) the Parent shall receive, or be deemed to have received, a refund of taxes resulting from any such adjustment or (iii) such adjustment shall become final; provided, that any payment between the Parent and a Company pursuant to (i) or (ii) above shall not become final until the adjustment with respect to which the redetermination was made becomes final.  For purposes of this Section 7, an adjustment shall become final at the time of the expiration of the applicable statute of limitations with respect to the taxable year to which such adjustment relates, or, if such adjustment was made pursuant to a closing agreement with the Internal Revenue Service or applicable state agency, at the time such agreement is signed by all parties, or if such adjustment was made pursuant to a decision of a court, at the time such decision shall become final.

8.                                 Tax Allocation Method Elections.

8.1                               For purposes of determining both earnings and profits and tax bases in the Companies, the tax liability of the Companies shall be allocated in accordance with section 1552(a)(2) of the Code and Treasury Regulations section 1.1552-1(a)(2).  Furthermore, for those same purposes the Percentage Method under Treasury Regulations section 1.1502-33(d)(3) is elected with a percentage of 100 to be used.

8.2                               The respective obligations of the Parties hereunder in respect to any period for which the Parent files a Consolidated Return shall be determined in accordance with the provisions of this Agreement regardless of the actual method for allocation of Federal income tax liabilities specified in Treasury Regulations section 1.1552-1(a) and section 1.1502-33(d)(3) elected, or deemed to have been elected, by the Consolidated Group, and/or the allocation of state income/franchise tax liabilities imposed by state statutes, regulations or policies, respectively, for such period.  To the extent that the obligations of the Parties under this Agreement differ from the elections made in Section 8.1 above, adjustments to earnings and profits and tax bases shall be made in accordance with the Treasury Regulations.

9.                                 Operating Rules.

9.1                               If as the result of its participation in the Consolidated Return, a Company Group’s aggregated deduction under section 199 of the Code is reduced without another Company Group receiving a corresponding benefit under this Agreement, the Parent shall satisfy the amount of the shortfall of the Company Group whose deduction was reduced.  A similar rule shall apply in any other instance where, as the result of participating in a Consolidated Return, a Company Group is adversely affected without another Company Group receiving a corresponding benefit.

9.2                               If the Parent is required to satisfy a shortfall under Section 9.1 and the shortfall is permanent and will never reverse, the Parent is not entitled to repayment.

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9.3                               If as the result of a carryback or other adjustment, a Company Group is entitled to a deduction against its income using the Separate Return Method, and such income was earlier used to support a Separate Tax Benefit of a different Company Group, the Separate Tax Benefit and the Separate Tax Liability of the Company Groups is recomputed taking into account the carryback or other adjustment.  To the extent a Company Group has been overpaid by the Parent because its recomputed aggregated Separate Tax Benefit is less than previously computed, the Company shall repay the Parent and to the extent a Company Group’s Separate Tax Liability is reduced as a result of the recomputation it shall be repaid by the Parent.

10.                          Miscellaneous.

10.1                        Parent as Agent for the Group.  The Parent is the sole agent authorized to act in its own name regarding all matters relating to the Federal income tax liability for the Consolidated Return year for each Member and any successor or transferee of a Member (and any subsequent successors and transferees thereof).

10.2                        Consents, Waivers, etc.  Each Party agrees to execute and file such consents, waivers and other documents as may be necessary to effect the provisions of this Agreement.

10.3                        Verification of Computation.  Each Party shall provide promptly to the other Parties copies of the computations of all amounts payable under this Agreement and access to all records, work papers, and other documents necessary to verify such computations.

10.4                        Successors and Beneficiaries.  This Agreement may not be assigned, pledged or transferred by any Party without the express written consent of the other Parties; provided that a Party may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Party; provided further that no such pledge or assignment shall release such Party from any of its obligations hereunder or substitute any such pledge or assignee for such Party as a party hereto.

10.5                        Termination of Agreement.  This Agreement shall be applicable to all taxable years ended on or after December 31, 2014 and prior to termination of this Agreement by written agreement of all Parties (other than any Former Companies). Notwithstanding termination of this Agreement, its provisions will remain in effect with respect to any period of time during the taxable year in which the termination occurs for which the income or loss of a Member is included in the Consolidated Return of Parent. In addition, such termination shall not relieve any Party of any obligation arising hereunder with respect to taxable years covered by this Agreement.

10.6                        Disaffiliation.  A Former Company shall furnish the Parent with the information necessary to prepare the Consolidated Return for the last taxable year that the Former Company was a Member of the Consolidated Group, as well as for subsequent taxable years in which the information is necessary to prepare a Consolidated Return.  Moreover, the Former Company shall furnish the Parent with the information and assistance necessary for the Parent to apply for and obtain the benefit of any carryback or carryover of the Former Company, and in the case of an audit by the Internal Revenue Service or applicable state agency where the Parent determines that cooperation of the Former Company is required.

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10.7                        Effect on Prior Agreement.  This Agreement replaces and supersedes any prior tax sharing agreements between the Parent and a Company.

10.8                        Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

10.9                        Additional Companies.  Any Other First Tier Subsidiary may be added to this Agreement as an additional Company at any time by addendum executed by the Parent and that Other First Tier Subsidiary. The addendum must provide such Other First Tier Subsidiary will be bound by the terms of the Agreement. The Parent shall provide a copy of the addendum to the Companies.

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IN WITNESS WHEREOF the parties have executed this Agreement by their respective officers thereunto duly authorized as of the date first above written.

FORTISUS INC.

By

UNS ENERGY CORPORATION

By

CH ENERGY GROUP, INC.

By

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ANNEX E

SHAREHOLDER NOTE DOCUMENTS TERM SHEET

(Attached)

ITC INVESTMENT HOLDINGS INC.
SHAREHOLDER NOTE
SUMMARY OF PRINCIPAL TERMS AND CONDITIONS

This summary of principal terms and conditions (this “Term Sheet”) sets forth the indicative terms and conditions that would govern the promissory notes (the “Notes”) issued by ITC Investments to one or more affiliates of Investor and one or more affiliates of Fortis.  All capitalized terms used without definition in this Term Sheet have the respective definitions set forth in the Subscription Agreement to which this Term Sheet is attached as Annex E.

Payor/Issuer:	ITC Investment Holdings, Inc., a Michigan corporation (the “Payor”)

Payees/Noteholders:	[Investor] (the “GIC Payee”) [FortisUS] (the “Fortis Payee”, and together with the GIC Payee, the “Payees”)

Principal Amount:	The principal amount (the “Principal Amount”) of the note issued by Payor: (i) to the GIC Payee shall be $199,000,000; and (ii) to the Fortis Payee shall be $801,000,000.

Maturity:	The outstanding Principal Amount plus any accrued and unpaid interest shall be due and payable on the [20th anniversary] of the Closing Date (the “Maturity Date”).

Conditions to Issuance:	The issuance of the Notes on the Closing Date will be subject to consummation of the Merger and the Subscription.

Interest:

Interest shall accrue on the unpaid outstanding balance of the Principal Amount, from (and including) the Closing Date, to (but excluding) the Maturity Date at six percent (6%) per annum (the “Interest Rate”), compounded semi-annually. Any accrued and unpaid interest shall be added to the Principal Amount. Interest shall be computed on the basis of a year of 365 days and charged for the actual days elapsed during the period for which interest accrues. Payments of interest on the Notes shall be made on the Maturity Date, or any optional prepayment date, if earlier, whereupon all accrued and unpaid interest with respect to the prepaid portion of the Principal Amount shall be due. Any overdue Principal Amount or interest shall (to the fullest extent permitted by applicable law) bear interest, payable on demand at a rate per annum equal to 2% above the Interest Rate otherwise applicable during the period such payment is overdue.

No Prepayment:	Payor may not prepay all or any portion of the unpaid outstanding balance of the Principal Amount.

Acceleration on Default:

Upon the occurrence of an event of default, upon written notice by any Payee, the unpaid Principal Amount and all accrued and unpaid interest on all Notes shall be and become due and payable; provided, that any Payee may specify a later date that such amounts owed to it shall become due and payable, and such Payee shall have such rights and remedies in respect of such sums as provided under its

Note(s) or otherwise by applicable law or in equity.

Pro-rata Payments:

Notwithstanding any other provision in the Notes, any payment by the Payor to a Payee (or a successor or assign thereof) pursuant to or on account of a Note (including as principal, interest, repurchase or otherwise) shall be made pro rata to each of the Payees in proportion to the Principal Amount outstanding under the Notes and owing to each Payee (or a successor or assign thereof).

Tax Matters:

Provided that the GIC Payee remains eligible for the benefits of Section 892 of the Internal Revenue Code and provides the Payor with a Form W-8EXP (or any successor form) claiming the benefits of such section, unless required by applicable United States federal income tax law, the Payor will not withhold U.S. tax on payments pursuant to the Note and, for purposes of Sections 1471-1474 of FATCA, absent a change in law or regulation, the Payor shall treat the GIC Payee consistent with the certification provided in such IRS Form W-8EXP.

Security:

Subject to the limitations set forth below in this section, Payor’s obligations will be secured to each of the Payees by a perfected pledge by Payor of the relevant Proportional Share of the outstanding equity securities of ITC. For purposes hereof, the “Proportional Share” shall be 19.9% for the GIC Payee and 80.1% for the Fortis Payee.

Assignment:

After the Closing Date, the Payees will be permitted to assign the Notes with the consent of the Payor; provided, that no consent of the Payor shall be required (A) after the occurrence and during the continuance of an event of default or (B) with respect to any Note, if such assignment is an assignment to another Shareholder or an affiliate of Payor or of another Shareholder. Each assignment (other than to another Shareholder or an affiliate of a Shareholder) will be in an amount of an integral multiple of $1,000,000.

Register:

The Payor shall open and maintain accounts and a register wherein the Payor shall record the respective names and addresses of the Payees and their successors and assigns, and the principal amount outstanding under each of the Notes and each payment of principal and interest on account of each Note and all other amounts becoming due to and being paid to the Payees hereunder and under any of the other note documents. The Payees’ accounts and the entries into the register shall constitute, in the absence of manifest error, prima facie evidence of the indebtedness of the Payor to the Payees and under the other note documents and the Payees may treat each person whose name is recorded in the register pursuant to such terms as a noteholder for all purposes of the Notes, notwithstanding notice to the contrary. No transfer of an interest in the Notes shall be effective unless and until recorded in the register maintained pursuant to this section.

Documentation:

The definitive documentation for the Notes (a) shall be a promissory note instrument, (b) will contain only those conditions to issuance expressly set forth in this Term Sheet, together with other customary note document provisions (including representations, warranties, covenants and events of default) and other terms and provisions to be mutually and reasonably agreed upon, the definitive terms of which will be negotiated in good faith (giving due regard to the operational requirements, size, industries, businesses and business practices of the

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Payor and its subsidiaries), and (c) will be consistent with this Term Sheet.

Governing Law and Forum:	New York

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